                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant[ ]
Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ]   Confidential, For Use of the Commission Only (as permitted by Rule
      14a-6(e)(2)

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            U.S. TRUST CORPORATION
                (Name of Registrant as Specified in Its Charter)
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:

(2)   Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)   Proposed maximum aggregate value of transaction:

(5)   Total fee paid:

[ ]   Fee paid previously with preliminary materials:

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount previously paid: $757,367

(2)   Form, Schedule or Registration Statement no.: Registration Statement on
                                            Form S-4, Registration No. 333-30886

(3)   Filing Party: The Charles Schwab Corporation

(4)   Date Filed: February 22, 2000

                  U.S. TRUST CORPORATION
                  114 WEST 47TH STREET, NEW YORK, NEW YORK 10036
                  (212) 852-1000

       U.S.TRUST  May 1, 2000

                  Dear Shareholder:

                  You are cordially invited to attend our special meeting of shareholders on Wednesday, May 31, 2000, at 10:00 a.m., local time, at the U.S. Trust Auditorium, 114 West 47th Street, New York, New York 10036.

                  At the special meeting, we will ask you to vote on the merger of U.S. Trust Corporation and a wholly-owned subsidiary of The Charles Schwab Corporation. In the merger, you will receive 3.427 shares of Schwab common stock for each common share of U.S. Trust that you own. Schwab common stock is listed on the New York Stock Exchange under the trading symbol "SCH" and on April 27, 2000, Schwab common stock closed at $45.50 per share. You will receive cash for any fractional share of Schwab common stock that you would otherwise receive in the merger.

                  We cannot complete the merger unless the holders of two-thirds of the outstanding common shares of U.S. Trust vote to adopt the merger agreement. Only shareholders who hold common shares of U.S. Trust at the close of business on April 24, 2000 will be entitled to vote at the special meeting.

                  YOU SHOULD CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS RELATING TO THE MERGER" COMMENCING ON PAGE 11 OF THIS PROXY STATEMENT/PROSPECTUS BEFORE VOTING. PLEASE REVIEW CAREFULLY THIS ENTIRE PROXY
                  STATEMENT/PROSPECTUS.

                  AFTER CAREFUL CONSIDERATION, THE U.S. TRUST BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER, HAS UNANIMOUSLY DETERMINED THAT THE TERMS OF THE MERGER AGREEMENT AND THE MERGER ARE FAIR TO AND IN THE BEST INTERESTS OF U.S. TRUST AND YOU AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT.

                                         Thank you for your cooperation.

                                         /s/ H. Marshall Schwarz
                                         H. Marshall Schwarz

                                         Chairman of the Board
                                         Chief Executive Officer

                                  YOUR VOTE IS IMPORTANT.
                   PLEASE USE THE TOLL-FREE TELEPHONE NUMBER INCLUDED ON
                                THE ENCLOSED PROXY CARD OR
                      COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD.
                  -------------------------
                  -------------------------------------------------------

                    Neither the Securities and Exchange Commission nor
                    any state securities regulator has approved or
                    disapproved the merger described in this proxy statement/prospectus or the Schwab common stock to be issued in connection with the merger, or
                    determined if this proxy statement/prospectus is
                    accurate or adequate. Any representation to the
                    contrary is a criminal offense.
                  --------------------------------------------------------------

                   This proxy statement/prospectus is dated May 1, 2000, and is first being mailed to shareholders on or about
                                       May 2, 2000.

                      REFERENCES TO ADDITIONAL INFORMATION

     This proxy statement/prospectus incorporates documents by reference which are not presented in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your oral or written request. With respect to Schwab's documents, your requests should be directed to The Charles Schwab Corporation, Investor Relations, 101 Montgomery Street, San Francisco, California 94104 (telephone (415) 636-2787). With respect to U.S. Trust's documents, your requests should be directed to U.S. Trust Corporation, Public Relations Department, 114 West 47th Street, New York, New York 10036 (telephone (212) 852-1000). In order to ensure delivery of the documents in advance of the special meeting, any request should be made at least five business days prior to the date of the special meeting.

           PROXY STATEMENT FOR U.S. TRUST CORPORATION SPECIAL MEETING

                  PROSPECTUS OF THE CHARLES SCHWAB CORPORATION

              NOTICE OF SPECIAL MEETING OF U.S. TRUST SHAREHOLDERS
                           TO BE HELD ON MAY 31, 2000

To the Shareholders of U.S. Trust Corporation:

     We will hold a special meeting of the shareholders of U.S. Trust Corporation on Wednesday, May 31, 2000, at 10:00 a.m., local time, at the U.S. Trust Auditorium, 114 West 47th Street, New York, New York 10036, for the following purpose:

          To consider and vote upon a proposal to adopt the merger agreement among The Charles Schwab Corporation, Patriot Merger Corporation, a wholly-owned subsidiary of Schwab, and U.S. Trust. Under the merger agreement, Patriot Merger Corporation will merge with and into U.S. Trust, and each outstanding common share of U.S. Trust will be converted into the right to receive 3.427 shares of Schwab common stock.

     We will transact no other business at the special meeting except such business as may properly be brought before the special meeting or any adjournment of it by the U.S. Trust board of directors.

     Only holders of record of common shares of U.S. Trust at the close of business on April 24, 2000, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of it.

     We cannot complete the merger unless the holders of two-thirds of the outstanding common shares of U.S. Trust vote to adopt the merger agreement. U.S. Trust shareholders have no dissenters' rights under New York law in connection with the merger.

     FOR MORE INFORMATION ABOUT THE MERGER, PLEASE REVIEW THIS PROXY STATEMENT/PROSPECTUS AND THE MERGER AGREEMENT ATTACHED AS ANNEX A, THE STOCK OPTION AGREEMENT ATTACHED AS ANNEX B AND THE FAIRNESS OPINION OF CREDIT SUISSE FIRST BOSTON CORPORATION ATTACHED AS ANNEX C TO THIS PROXY STATEMENT/PROSPECTUS.

     Whether or not you plan to attend the special meeting, please submit your proxy either by using the toll-free telephone number included on the enclosed proxy card or by completing, signing and dating the enclosed proxy card and returning it promptly in the enclosed postage-paid envelope. Properly executed proxies that do not contain voting instructions will be voted for the adoption of the merger agreement. IF YOUR SHARES ARE HELD IN "STREET NAME," YOU MUST INSTRUCT YOUR BROKER, BANK OR OTHER NOMINEE IN ORDER TO VOTE. IF YOU DO NOT VOTE BY PROXY OR IN PERSON AT THE SPECIAL MEETING, IT WILL COUNT AS A VOTE AGAINST THE ADOPTION OF THE MERGER AGREEMENT.

     Please do not send any stock certificates at this time. After the merger is completed we will send you written instructions for exchanging your stock certificates.

                                          By Order of the Board of Directors,

                                          /s/ Carol A. Strickland

                                          Carol A. Strickland
                                          Secretary
New York, New York
May 1, 2000

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE MERGER......................    1
SUMMARY.....................................................    2
  The Companies.............................................    2
  General...................................................    2
  The Special Meeting.......................................    3
  The Merger Agreement and Related Agreements...............    4
  Regulatory Matters........................................    6
  Recent Developments.......................................    6
  Comparative Market Prices and Dividends...................    7
  The Charles Schwab Corporation Selected Historical
     Consolidated Financial Data............................    8
  U.S. Trust Corporation Selected Historical Consolidated
     Financial Data.........................................    9
  Comparative Per Share Information.........................   10
RISK FACTORS RELATING TO THE MERGER.........................   11
  Schwab May Not Be Able to Achieve the Benefits It Expects
     to Result from the Merger..............................   11
  The Shares Which You Will Receive in the Merger May
     Decrease in Value if Schwab's Stock Price Goes Down....   11
  Factors Which Do Not Affect the Price of the Common Shares
     of U.S. Trust May Decrease the Price of the Common
     Stock of Schwab and Factors Which Increase the Price of
     the Common Shares of U.S. Trust May Not Increase the
     Price of the Common Stock of Schwab....................   12
  The Additional Regulatory Oversight to Which Schwab Will
     Be Subject Following the Merger May Limit Schwab's
     Activities.............................................   12
  The Merger Could Adversely Affect Schwab's Combined
     Financial Results or the Market Price of Its Common
     Stock..................................................   12
  Uncertainties Associated With the Merger May Cause U.S.
     Trust to Lose Clients..................................   12
  The Merger May Impede the Performance of Schwab's
     "Services to Investment Managers" Business.............   13
FORWARD-LOOKING INFORMATION.................................   14
U.S. TRUST CORPORATION......................................   15
THE CHARLES SCHWAB CORPORATION..............................   17
THE SPECIAL MEETING.........................................   18
  Date, Time and Place......................................   18
  Purpose of Special Meeting................................   18
  Record Date; Shares Entitled to Vote; Quorum..............   18
  Votes Required............................................   18
  Voting by U.S. Trust Directors and Executive Officers.....   18
  Voting of Proxies.........................................   19
  Revocability of Proxies...................................   19
  Solicitation of Proxies...................................   20
  Schwab Stockholders.......................................   20
THE MERGER..................................................   21
  Background of the Merger..................................   21
  Schwab's Reasons for the Merger...........................   24
  U.S. Trust's Reasons for the Merger.......................   26
  Recommendation of the U.S. Trust Board of Directors.......   28
  Opinion of Credit Suisse First Boston Corporation.........   28
  Interests of Directors and Executive Officers of U.S.
     Trust in the Merger....................................   35

                                                              PAGE
                                                              ----
  Merger Consideration......................................   36
  Regulatory Matters........................................   37
  Material United States Federal Income Tax Consequences of
     the Merger.............................................   46
  Accounting Treatment......................................   47
  Dissenters' Rights........................................   47
  Listing of Schwab Common Stock to be Issued in the
     Merger.................................................   48
  Delisting and Deregistration of Common Shares of U.S.
     Trust..................................................   48
  Restrictions on Sale of Shares of Schwab Common Stock and
     Common Shares of U.S. Trust by Affiliates of Schwab and
     U.S. Trust.............................................   48
  Operations Following the Merger...........................   48
THE MERGER AGREEMENT AND RELATED AGREEMENTS.................   49
  The Merger Agreement......................................   49
  The Stock Option Agreement................................   59
  Employee Retention Program................................   61
  Executive Employment Agreements and Covenants Not to
     Compete................................................   62
DESCRIPTION OF CAPITAL STOCK OF SCHWAB......................   66
  Common Stock..............................................   66
  Preferred Stock...........................................   66
COMPARISON OF RIGHTS OF STOCKHOLDERS OF SCHWAB AND
  SHAREHOLDERS OF U.S. TRUST................................   67
  Capitalization............................................   70
  Classes of Common Stock; Voting Rights....................   71
  Authorization of Certain Actions..........................   71
  Business Combination Statutes.............................   72
  Supermajority Vote Requirement............................   72
  Number of Directors.......................................   74
  Classified Board of Directors.............................   74
  Cumulative Voting for Directors...........................   74
  Removal of Directors......................................   74
  Filling Vacancies on the Board of Directors...............   75
  Preemptive Rights.........................................   75
  Limits on Stockholder Action by Written Consent...........   75
  Dividends.................................................   76
  Amendment of Certificate of Incorporation.................   76
  Amendment of Bylaws.......................................   76
  Notice of Stockholder Action..............................   77
  Special Meetings of Stockholders..........................   77
  Stockholder Lists and Inspection Rights...................   78
  Indemnification...........................................   78
  Limitation of Liability...................................   79
  Shareholder Rights Agreement..............................   79
SHAREHOLDER PROPOSALS.......................................   81
LEGAL MATTERS...............................................   81
EXPERTS.....................................................   81
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............   82
WHERE YOU CAN FIND MORE INFORMATION.........................   83

ANNEXES:

Annex A: Merger Agreement dated as of January 12, 2000, by and among The Charles Schwab Corporation, Patriot Merger Corporation and U.S. Trust Corporation

Annex B: Stock Option Agreement dated as of January 12, 2000, with U.S. Trust Corporation as Issuer, and The Charles Schwab Corporation as Grantee

Annex C: Fairness Opinion of Credit Suisse First Boston Corporation, dated January 12, 2000

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

     Q: WHAT WILL I RECEIVE FOR MY U.S. TRUST CORPORATION SHARES?

     A: You will receive 3.427 shares of The Charles Schwab Corporation common stock for each common share of U.S. Trust that you own at the effective time of the merger. You will receive cash for any fractional share that you would otherwise receive in the merger. Based on the closing price per share of Schwab common stock on the New York Stock Exchange on April 27, 2000, the value of 3.427 shares of Schwab common stock was $155.929. The market value of the shares of Schwab common stock that you will receive in the merger will fluctuate both before and after the merger.

     Q: WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

     A: We hope to complete the merger as soon as possible after the special meeting, assuming the required shareholder approval is obtained. The merger is also subject to the approval of Federal and state banking regulatory authorities and the satisfaction of other closing conditions. We expect to complete the merger during the summer of 2000.

     Q: WHEN AND WHERE WILL THE SPECIAL MEETING TAKE PLACE?

     A: The special meeting will be held on Wednesday, May 31, 2000, at 10:00 a.m., local time, at the U.S. Trust Auditorium, 114 West 47th Street, New York, New York 10036.

     Q: WHAT DO I NEED TO DO NOW?

     A: After reviewing this proxy statement/prospectus, indicate on your proxy card how you want to vote, sign it and mail it in the enclosed return envelope as soon as possible. If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the adoption of the merger agreement at the special meeting. You may also grant your proxy by using the toll-free telephone number included on the proxy card. If you do not return your proxy card, grant your proxy by telephone or otherwise vote at the special meeting or if you abstain from voting, it will have the same effect as if you voted against the adoption of the merger agreement.

     Q: CAN I VOTE MY SHARES IN PERSON?

     A: Yes. You may attend the special meeting and vote your shares in person rather than granting a proxy.

     Q: CAN I REVOKE MY PROXY AND CHANGE MY MIND?

     A: Yes. You may take back your proxy up to and including the day of the special meeting by following the directions on page 19. Then you can either grant a new proxy or attend the special meeting and vote in person.

     Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE
        MY SHARES FOR ME?

     A: Your broker will vote your shares only if you instruct your broker on how to vote. Your broker will send you directions on how you can instruct your broker to vote. Your broker cannot vote your shares without instructions from you.

     Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

     A: No. After we complete the merger, we will send you written instructions for exchanging your stock certificates.

     Q: WHO CAN ANSWER MY QUESTIONS ABOUT THE MERGER?

     A: If you have more questions about the merger, please contact the Office of the Corporate Secretary of U.S. Trust by telephone at (212) 852-1000 or by e-mail at cstrickland@ustrust.com. You may also contact Morrow & Co., Inc., our proxy solicitation firm, by telephone at 1-800-566-9061 or by e-mail at jmucha@morrowco.com.

                                    SUMMARY

     This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement/prospectus, including the annexes and the other documents to which we have referred you. For more information about The Charles Schwab Corporation and U.S. Trust Corporation, see "Where You Can Find More Information" on page 83 of this proxy statement/prospectus. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

                          THE COMPANIES (P. 15, P. 17)

The Charles Schwab Corporation
101 Montgomery Street
San Francisco, California 94104
(415) 627-7000

     The Charles Schwab Corporation is a Delaware corporation. Through its principal subsidiary Charles Schwab & Co., Inc., Schwab is the nation's fourth largest financial services firm and the nation's largest electronic brokerage firm, in each case measured by customer assets. At December 31, 1999, Schwab served 6.6 million active accounts with $725 billion in customer assets through 340 branch offices, four regional customer telephone service centers and automated telephonic and online channels. Approximately 30% of Schwab's customer assets and approximately 13% of its customer accounts are managed by the 5,800 independent, fee-based investment advisors served by Schwab's institutional investor segment.

U.S. Trust Corporation
114 West 47th Street
New York, New York 10036
(212) 852-1000

     U.S. Trust Corporation is a bank holding company registered under Federal law and incorporated in New York. Through its subsidiaries, U.S. Trust engages in two principal businesses: (1) personal wealth management services and (2) institutional services. U.S. Trust's principal subsidiary is United States Trust Company of New York, a state-chartered bank and trust company. At December 31, 1999, U.S. Trust had assets under management of approximately $86.1 billion.
                                    GENERAL

U.S. TRUST SHAREHOLDERS WILL RECEIVE SCHWAB STOCK IN THE MERGER (P. 36)

     If the merger is completed, you will have the right to receive 3.427 shares of Schwab common stock for each common share of U.S. Trust that you own as of the effective time of the merger. You will receive cash for any fractional share that you would otherwise receive in the merger. Based on the closing price per share of Schwab common stock on the New York Stock Exchange on April 27, 2000, the value of 3.427 shares of Schwab common stock was $155.929. The market value of the shares of Schwab common stock that you will receive in the merger will fluctuate both before and after the merger.

OWNERSHIP OF SCHWAB FOLLOWING THE MERGER

     Based on the number of common shares of U.S. Trust outstanding on the record date, Schwab will issue approximately 73,000,000 shares of its common stock to U.S. Trust shareholders in the merger. This will constitute approximately 7.99% of the outstanding common stock of Schwab immediately after the merger.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (P. 46)

     The merger is intended to qualify as a reorganization within the meaning of
Section 368 of the Internal Revenue Code of 1986, as amended. Holders of common shares of U.S. Trust generally will not recognize gain or loss for United States Federal income tax purposes as a result of the exchange of their common shares of U.S. Trust for Schwab common stock in the merger, except for cash received instead of fractional shares of Schwab common stock. Shareholders of U.S. Trust are encouraged to consult with their own tax advisors as to the tax consequences of the merger to them.

DISSENTERS' RIGHTS (P. 47)

     You do not have the right under New York law to exercise dissenters' rights in connection with the merger.

RECOMMENDATION OF THE U.S. TRUST BOARD OF DIRECTORS (P. 28)

     The U.S. Trust board of directors has unanimously determined that the terms of the merger agreement and the merger are fair to and in the best interests of U.S. Trust and you, and unanimously recommends that you vote FOR the adoption of the merger agreement.

     To review the background and reasons for the merger in greater detail, as well as certain risks related to the merger, see pages 21, 26 and 11.

OPINION OF CREDIT SUISSE FIRST BOSTON CORPORATION (P. 28)

     U.S. Trust's financial advisor, Credit Suisse First Boston, has given an opinion, dated January 12, 2000, to the U.S. Trust board of directors that the exchange ratio is fair to you from a financial point of view. Credit Suisse First Boston has not rendered an opinion as to whether the exchange ratio is fair to the holders of common shares of U.S. Trust from a financial point of view as of the date of this proxy statement/prospectus and has rendered its January 12, 2000 opinion without reviewing either Schwab's or U.S. Trust's quarterly reports for the period ended March 31, 2000 or any other facts or circumstances that occurred after January 12, 2000. This opinion is attached as Annex C to this proxy statement/prospectus. We encourage you to read this opinion carefully.

                          THE SPECIAL MEETING (P. 18)

     A special meeting of the U.S. Trust shareholders will be held on Wednesday, May 31, 2000, at 10:00 a.m., local time, at the U.S. Trust Auditorium, 114 West 47th Street, New York, New York 10036. At the special meeting, you will be asked to adopt the merger agreement among Schwab, Patriot Merger Corporation and U.S. Trust dated as of January 12, 2000.

RECORD DATE; VOTES REQUIRED (P. 18)

     You are entitled to vote at the special meeting if you owned common shares of U.S. Trust as of the close of business on April 24, 2000, the record date. At the special meeting, the merger agreement must be adopted by the affirmative vote of at least two-thirds of the common shares of U.S. Trust outstanding on the record date. On the record date, there were 19,284,585 common shares of U.S. Trust entitled to vote, which were held by approximately 1,809 holders of record.

     Adoption of the merger agreement will also authorize the U.S. Trust board of directors to exercise its discretion on whether to proceed with the merger in the event that U.S. Trust has the right to terminate the merger agreement. This determination may be made without notice to, or the resolicitation of proxies from, the U.S. Trust shareholders.

VOTING BY U.S. TRUST DIRECTORS AND EXECUTIVE OFFICERS (P. 18)

     On the record date, directors and executive officers of U.S. Trust and their affiliates owned and were entitled to vote 639,332 common shares of U.S. Trust, or approximately 3.315% of the common shares of U.S. Trust outstanding on the record date. The directors and executive officers of U.S. Trust have indicated their present intention to vote the common shares of U.S. Trust owned by them for the adoption of the merger agreement.

                        THE MERGER AGREEMENT AND RELATED
                               AGREEMENTS (P. 49)

     Pursuant to the merger agreement, at the effective time of the merger, Patriot Merger Corporation, a subsidiary that Schwab established for purposes of the merger and referred to in this proxy statement/prospectus as Schwab Merger Sub, will merge with and into U.S. Trust. Schwab will issue shares of its common stock to the existing shareholders of U.S. Trust in exchange for their common shares of U.S. Trust. After the merger, U.S. Trust will be a wholly-owned subsidiary of Schwab.

CONDITIONS TO THE MERGER (P. 49)

     Schwab and U.S. Trust will complete the merger only if various conditions are satisfied or waived. The primary conditions are listed below:

     - adoption of the merger agreement by U.S. Trust shareholders;

     - receipt of various regulatory approvals under Federal and state banking and other laws and expiration of any waiting periods;

     - receipt of a letter from each of Schwab's and U.S. Trust's independent auditors stating their respective opinions that the merger will qualify for pooling-of-interests accounting treatment;

     - receipt by U.S. Trust of an opinion from Cravath, Swaine & Moore stating that the merger will qualify for United States Federal income tax purposes as a reorganization within the meaning of the Internal Revenue Code;

     - satisfaction of the representations, warranties and covenants contained in the merger agreement in all material respects; and

     - satisfaction by U.S. Trust and each of its subsidiaries of the criteria necessary for Schwab to qualify as a financial holding company under Federal banking laws.

     Some of the conditions to the merger may be waived by the party entitled to assert the condition.

RIGHT TO TERMINATE (P. 53)

     The boards of directors of Schwab and U.S. Trust may jointly agree in writing to terminate the merger agreement without completing the merger. In addition, some of the circumstances under which either company can individually terminate the merger agreement prior to the completion of the merger are listed below:

     - the other party materially breaches any of its representations, warranties or obligations under the merger agreement and has not cured the breach within 45 days after written notice or by its nature or timing the breach cannot be cured prior to the completion of the merger;

     - the merger is not completed by December 31, 2000;

     - the parties do not obtain the required regulatory approvals; or

     - U.S. Trust shareholders do not adopt the merger agreement at the special meeting.

     Before the special meeting, U.S. Trust can also terminate the merger agreement if the U.S. Trust board of directors receives an unsolicited proposal by a third party to acquire U.S. Trust on terms determined in good faith by the U.S. Trust board of directors after consultation with outside legal counsel and an investment banking firm having national recognition to be a superior proposal and Schwab has not matched the unsolicited third party proposal.

     In that event U.S. Trust would be required to pay Schwab a termination fee of $100 million and Schwab would be entitled to exercise the option granted to it under the stock option agreement described below. For a more complete discussion, see "The Merger Agreement and Related Agreements -- The Merger Agreement -- Termination" on page 53, "-- The Merger Agreement -- Termination Fee" on page 54 and "-- The Stock Option Agreement" on page 59.

THE STOCK OPTION AGREEMENT (P. 59)

     Concurrently with the execution of the merger agreement, Schwab and U.S. Trust entered into a stock option agreement pursuant to which U.S. Trust has granted Schwab an option to purchase up to approximately 19.9% of the common shares of U.S. Trust outstanding if circumstances occur that entitle Schwab to receive the termination fee under the merger agreement. The exercise price of the option is $125.00 per share, subject to adjustment under specified circumstances. The stock option agreement limits to $150 million the total value Schwab may realize from the option and termination fee.

INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS OF U.S. TRUST IN THE MERGER (P. 35, P. 61, P. 62)

     When considering the recommendation of the U.S. Trust board of directors that you vote FOR the adoption of the merger agreement, you should be aware that U.S. Trust directors and executive officers may have interests in the merger as directors or officers that are different from, or in addition to, your interests as a shareholder.

     If the merger is completed:

     - H. Marshall Schwarz, Chairman and Chief Executive Officer of U.S. Trust, and Jeffrey S. Maurer, President and Chief Operating Officer of U.S. Trust, will be appointed to the board of directors of Schwab, and Messrs. Schwarz and Maurer, Maribeth S. Rahe, Vice Chairman of U.S. Trust, and Frederick B. Taylor, Vice Chairman and Chief Investment Officer of U.S. Trust, will be appointed to Schwab's management committee;

     - indemnification arrangements for current directors and officers of U.S. Trust will be continued;

     - equity-based compensation under U.S. Trust employee benefit plans denominated in common shares of U.S. Trust or equivalents will, in some circumstances, pursuant to the terms of those plans, become fully exercisable or vested, as applicable, to the extent not already exercisable or vested and will be paid out in Schwab common stock;

     - under some U.S. Trust employee benefit plans having change in control provisions, any outstanding awards that are not equity based will become fully vested to the extent not then already vested; and

     - officers, together with all other U.S. Trust employees, will become eligible to receive Schwab stock option grants in addition to grants under a retention bonus program to be established by U.S. Trust and Schwab.

     In addition, concurrently with the execution of the merger agreement, U.S. Trust and Schwab entered into new employment agreements with Messrs. Schwarz, Maurer and Taylor and Ms. Rahe. The employment agreements become effective upon completion of the merger and provide for three-year terms of employment.

U.S. TRUST EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENT PAYMENTS (P. 35, P. 62)

     If the merger is completed, Schwab will assume the obligations of U.S. Trust under its existing change-in-control and employment agreements. However, under the employment agreements entered into by U.S. Trust and Schwab with Messrs. Schwarz, Maurer and Taylor and Ms. Rahe, these executives have agreed to relinquish and waive any rights under their existing change-in-control and employment agreements if the merger is completed.

STOCK OPTIONS AND OTHER EQUITY-BASED AWARDS (P. 35)

     At the effective time of the merger, various outstanding awards, options and other rights to acquire common shares of U.S. Trust will be accelerated and paid out in Schwab common stock.

ACCOUNTING TREATMENT (P. 47)

     Schwab and U.S. Trust expect the merger to qualify as a pooling-of-interests, which means that the merger will be accounted for as if Schwab and U.S. Trust had always been combined for accounting and financial reporting purposes. As a result, the historical cost-based amounts of the assets and liabilities of Schwab and U.S. Trust will be carried forward and recorded by the combined company.

                           REGULATORY MATTERS (P. 37)

     The merger is subject to Federal Reserve Board and state regulatory approvals. The Federal Reserve Board and state regulators must consider Schwab's financial and managerial resources and the convenience and needs of the communities to be served. The Federal Reserve Board may not approve a transaction that would violate Federal antitrust laws. Schwab will also seek to become a financial holding company, following the merger, under recent banking legislation.

                          RECENT DEVELOPMENTS (P. 17)

     In March 2000, Schwab acquired CyBerCorp, Inc., and in connection with the acquisition issued 13,764,508 shares of Schwab common stock in exchange for all of the outstanding capital stock and rights to acquire capital stock of CyBerCorp. CyBerCorp is an electronic trading technology company that develops and provides real-time electronic stock trading and execution systems for the professional trader. The acquisition has been accounted for as a purchase.

                    COMPARATIVE MARKET PRICES AND DIVIDENDS

     Schwab common stock is traded on the New York Stock Exchange under the symbol "SCH" as well as on the Boston, Cincinnati, Chicago, Pacific and Philadelphia stock exchanges and a facility of the National Association of Securities Dealers, Inc. Common shares of U.S. Trust are traded on the New York Stock Exchange under the symbol "UTC." On January 12, 2000, the business day immediately preceding the public announcement of the execution of the merger agreement and on April 27, 2000, the most recent practicable date prior to the date of this proxy statement/prospectus, the closing sale prices of Schwab common stock and common shares of U.S. Trust and the equivalent price per common share of U.S. Trust giving effect to the merger were as follows:

                                                            JANUARY 12, 2000    APRIL 27, 2000
                                                            ----------------    --------------
Schwab common stock.......................................      $ 37.625           $ 45.500
U.S. Trust common shares..................................      $ 78.875           $154.750
Equivalent price per common share of U.S. Trust...........      $128.941           $155.929

     The equivalent price per share data for common shares of U.S. Trust have been determined by multiplying the closing sale price of one share of Schwab common stock on each of these dates by the exchange ratio of 3.427.

     The following table sets forth, in per share amounts, for the calendar quarters indicated, the high and low sales prices and the cash dividends declared during each quarterly period for Schwab common stock and common shares of U.S. Trust:

                                    SCHWAB COMMON STOCK(1)         U.S. TRUST COMMON SHARES(2)
                                 -----------------------------    ------------------------------
                                                     DIVIDENDS                         DIVIDENDS
                                  HIGH      LOW      DECLARED      HIGH       LOW      DECLARED
                                 ------    ------    ---------    -------    ------    ---------
1997:
First Quarter..................  $ 9.33    $ 6.75     $0.0111     $ 47.88    $37.63     $0.1500
Second Quarter.................    9.53      6.75      0.0111       49.13     39.25      0.1500
Third Quarter..................   12.19      8.89      0.0111       57.25     44.75      0.1500
Fourth Quarter.................   14.75      9.75      0.0134       65.75     52.50      0.1500
1998:
First Quarter..................   13.98     11.38      0.0133       66.50     56.63      0.1800
Second Quarter.................   13.33      9.88      0.0133       77.50     64.00      0.1800
Third Quarter..................   15.33      9.25      0.0134       84.13     58.88      0.1800
Fourth Quarter.................   34.25     10.54      0.0140       76.75     46.75      0.1800
1999:
First Quarter..................   49.00     25.44      0.0140       84.00     70.75      0.2200
Second Quarter.................   77.50     40.00      0.0140       95.50     71.59      0.2200
Third Quarter..................   56.50     32.00      0.0140       94.88     76.75      0.2200
Fourth Quarter.................   46.75     26.94      0.0140       85.13     72.50      0.2200
2000:
First Quarter..................   67.13     33.69      0.0140      224.19     75.75      0.2200
Second Quarter (through April
  27, 2000)....................   60.88     38.50      0.0140      202.50    126.94          --

---------------
(1) Schwab price and dividend data reflect the following stock splits:

DATE SPLIT DISTRIBUTED                                        SPLIT RATIO
----------------------                                        -----------
September 15, 1997..........................................    3 for 2
December 11, 1998...........................................    3 for 2
July 1, 1999................................................    2 for 1

(2) U.S. Trust price and dividend data reflect the following stock split:

DATE SPLIT DISTRIBUTED                                        SPLIT RATIO
----------------------                                        -----------
February 21, 1997...........................................    2 for 1

                         THE CHARLES SCHWAB CORPORATION
                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
             In Millions, Except for Per Share Amounts and as Noted

     The selected historical consolidated financial data of Schwab presented below have been derived from Schwab's audited consolidated annual financial statements and related notes. Schwab's consolidated balance sheets as of December 31, 1999 and 1998 and Schwab's statements of income for each of the three years in the period ended December 31, 1999 are incorporated by reference in this proxy statement/prospectus. Schwab's consolidated balance sheets and statements of income for the other periods presented below are not incorporated by reference in this proxy statement/prospectus. All selected historical consolidated financial data of Schwab contained in this proxy statement/prospectus should be read in conjunction with Schwab's audited consolidated financial statements and related notes and Schwab's "Management's Discussion and Analysis of Results of Operations and Financial Condition" that are incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" on pages 83 and 82.

                                GROWTH RATES
                           ----------------------
                           COMPOUNDED    ANNUAL
                           ----------   ---------
                             5-YEAR      1-YEAR
                           1994-1999    1998-1999    1999      1998     1997(1)    1996      1995
                           ----------   ---------   -------   -------   -------   -------   -------
Revenues(2)..............      30%         44%      $ 3,945   $ 2,736   $ 2,299   $ 1,851   $ 1,420
Net income(3)............      34%         69%      $   589   $   348   $   270   $   234   $   173
Basic earnings per
  share(3, 4)............      32%         66%      $  0.73   $  0.44   $  0.34   $  0.30   $  0.22
Diluted earnings per
  share(3, 4)............      33%         67%      $  0.70   $  0.42   $  0.33   $  0.29   $  0.21
Dividends declared per
  common share(4)........      22%          4%      $0.0560   $0.0540   $0.0467   $0.0400   $0.0311
Weighted-average common
  shares outstanding --
  diluted(4).............                               843       823       818       807       803
                               --          --       -------   -------   -------   -------   -------
Pre-tax profit margin....                              24.6%     21.1%     19.5%     21.3%    19.5%
After-tax profit
  margin.................                              14.9%     12.7%     11.8%     12.6%    12.2%
Total assets (at year
  end)...................      30%         32%      $29,299   $22,264   $16,482   $13,779   $10,552
Borrowings (at year
  end)...................      22%         30%      $   455   $   351   $   361   $   284   $   246
Stockholders' equity (at
  year end)..............      37%         59%      $ 2,274   $ 1,429   $ 1,145   $   855   $   633
Borrowings to total
  financial capital
  (borrowings plus
  stockholders'
  equity)................                                17%       20%       24%       25%      28%
Return on stockholders'
  equity.................                                32%       27%       27%       31%      31%
                               --          --       -------   -------   -------   -------   -------

-------------------------
(1) 1997 includes charges for a litigation settlement of $24 million after-tax ($0.03 per share for both basic and diluted earnings per share).

(2) Revenues are presented net of interest expense.

(3) 1999 reflects an accounting change, which increased net income by $41 million ($0.05 per share for both basic and diluted earnings per share), for Schwab's internal-use software development costs to conform with Statement of Position 98-1 issued by the American Institute of Certified Public Accountants.

(4) All periods have been restated for the following common stock splits:

DATE SPLIT DISTRIBUTED                                        SPLIT RATIO
----------------------                                        -----------
March 1, 1995...............................................    3 for 2
September 1, 1995...........................................    2 for 1
September 15, 1997..........................................    3 for 2
December 11, 1998...........................................    3 for 2
July 1, 1999................................................    2 for 1

                             U.S. TRUST CORPORATION
                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
             In Millions, Except for Per Share Amounts and as Noted

     The selected historical consolidated financial data of U.S. Trust presented below have been derived from U.S. Trust's audited consolidated financial statements and related notes. U.S. Trust's consolidated balance sheets as of December 31, 1999 and 1998 and U.S. Trust's statements of income for each of the three years in the period ended December 31, 1999 are incorporated by reference in this proxy statement/prospectus. U.S. Trust's consolidated balance sheets and statements of income for the other periods presented below are not incorporated by reference in this proxy statement/prospectus. All selected historical consolidated financial data of U.S. Trust contained in this proxy statement/prospectus should be read in conjunction with U.S. Trust's audited consolidated financial statements and related notes and U.S. Trust's "Management's Discussion and Analysis of Results of Operations and Financial Condition" that are incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" on pages 83 and 82.

                                 GROWTH RATES
                           ------------------------
                            COMPOUNDED     ANNUAL
                           ------------   ---------
                              3-YEAR       1-YEAR
                           1996-1999(1)   1998-1999    1999      1998      1997      1996     1995(2)
                           ------------   ---------   -------   -------   -------   -------   -------
Revenues(3)..............       19%          23%      $   542   $   442   $   373   $   323   $   385
Net income (loss)........       24%          26%      $    78   $    62   $    51   $    41   $   (51)
Basic earnings (loss) per
  share(4)...............       26%          27%      $  4.18   $  3.29   $  2.64   $  2.09   $ (2.62)
Diluted earnings (loss)
  per share(4)...........       24%          26%      $  3.72   $  2.96   $  2.39   $  1.95   $ (2.62)
Dividends declared per
  common share(4)........       21%          22%      $0.8800   $0.7200   $0.6000   $0.5000   $0.6300
Weighted-average common
  shares outstanding --
  diluted(4).............                                  21        21        22        21        19
Pre-tax profit margin....                                23.6%     22.9%     22.4%     21.5%    (24.3%)
After-tax profit
  margin.................                                14.3%     14.0%     13.7%     12.7%    (13.1%)
Total assets.............       13%          21%      $ 5,023   $ 4,143   $ 3,815   $ 3,477   $ 2,573
Borrowings (at year
  end)...................       34%          (7)%     $    63   $    68   $    72   $    26   $    29
Stockholders' equity
  (at year end)..........       12%          23%      $   302   $   245   $   231   $   214   $   182
Borrowings to total
  financial capital
  (borrowings plus
  stockholders'
  equity)................                                  17%       22%       24%       11%       14%
Return on stockholders'
  equity.................                                  29%       26%       23%       21%      (23%)

-------------------------

(1) Compounded growth rates have been calculated for the three-year period subsequent to the sale of the processing businesses to The Chase Manhattan Bank Corporation on September 1, 1995.

(2) The year ended December 31, 1995 includes revenues generated by the processing businesses sold on September 1, 1995 to The Chase Manhattan Bank Corporation. This period also includes $86.9 million (after tax) of restructuring charges.

(3) Revenues are presented net of interest expense and the provision for credit losses.

(4) All periods reflect the two-for-one stock split effected in the form of a stock dividend distributed on February 21, 1997.

                       COMPARATIVE PER SHARE INFORMATION

     The following table shows historical per share data of Schwab and U.S. Trust and also shows similar information reflecting the combination of the two companies, which is referred to as "pro forma" information. In presenting the comparative pro forma information, it is assumed that the companies have been combined for accounting and financial reporting purposes for all periods presented, as required by pooling-of-interests accounting.

     The comparative per share data are derived from, and should be read in conjunction with, the audited historical financial statements of Schwab and U.S. Trust that are incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" on pages 83 and 82.

     The pro forma equivalent per U.S. Trust share data were calculated by multiplying the corresponding pro forma combined per Schwab share data by the exchange ratio of 3.427. The pro forma equivalent data show how each common share of U.S. Trust would have participated in the net income and book value of the combined company if Schwab and U.S. Trust had been combined for accounting and financial reporting purposes for all periods presented. These amounts, however, are not intended to reflect future per share levels of net income and book value of the combined company.

                                                              FISCAL YEAR ENDED DECEMBER 31,
                                                              -------------------------------
                                                                1999        1998       1997
                                                              ---------    -------    -------
SCHWAB HISTORICAL:
Net income per diluted share................................   $  0.70     $  0.42    $  0.33
Cash dividends per share....................................    0.0560      0.0540     0.0467
Unaudited book value per share(1)...........................      2.77        1.78       1.44
U.S. TRUST HISTORICAL:
Net income per diluted share................................   $  3.72     $  2.96    $  2.39
Cash dividends per share....................................      0.88        0.72       0.60
Unaudited book value per share(1)...........................     16.18       13.25      12.16
UNAUDITED PRO FORMA COMBINED NET INCOME PER DILUTED SHARE:
Per Schwab share............................................   $  0.73     $  0.46    $  0.36
Equivalent per U.S. Trust share.............................      2.50        1.57       1.24
UNAUDITED PRO FORMA COMBINED CASH DIVIDENDS PER SHARE(2):
Per Schwab share............................................   $0.0560     $0.0540    $0.0467
Equivalent per U.S. Trust share.............................    0.1919      0.1851     0.1600
UNAUDITED PRO FORMA COMBINED BOOK VALUE PER SHARE:
Per Schwab share(1)(3)......................................   $  2.83
Equivalent per U.S. Trust share(1)(3).......................   $  9.71

-------------------------
(1) Historical book value per share is computed by dividing stockholders' equity by the number of common stock or common shares outstanding at the end of each period. Pro forma combined book value per Schwab share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of Schwab common stock that would have been outstanding had the merger been completed as of December 31, 1999.

(2) Pro forma cash dividends per Schwab share represent Schwab's historical dividends per share.

(3) Schwab and U.S. Trust estimate that they will incur merger related expenses of approximately $65 million after taxes consisting of investment bankers', attorneys', accountants' and other consultants' fees; employer payroll taxes and compensation relating to the change of control provisions in the U.S. Trust equity based benefit plans; and financial printing and other related charges. The pro forma combined book value gives effect to these expenses as if they had been incurred as of December 31, 1999.

                      RISK FACTORS RELATING TO THE MERGER

     In addition to the other information included or incorporated by reference in this proxy statement/prospectus, U.S. Trust shareholders should consider carefully the matters described below in determining whether to adopt the merger agreement.

SCHWAB MAY NOT BE ABLE TO ACHIEVE THE BENEFITS IT EXPECTS TO RESULT FROM THE MERGER

     Schwab's ability to realize the anticipated benefits of the merger may be hampered by a number of factors, including:

     - the risk that Schwab and U.S. Trust will be unable to share their respective technology systems;

     - the risk that Schwab and U.S. Trust will be unable to integrate their respective risk management and compliance functions; and

     - the risk that Schwab and U.S. Trust will be unable to meld their respective corporate cultures.

     Additionally, achieving the benefits of the merger will depend in part on close collaboration between the management and key personnel of the two companies in a timely and efficient manner so as to minimize the risk that the merger will result in the loss of clients or employees or the continued diversion of the attention of management. This task is made more difficult since U.S. Trust's principal offices are located in New York, New York, while Schwab's principal offices are located in San Francisco, California.

     There can be no assurance that any of the anticipated benefits will be realized. In addition, the attention and effort devoted to consummating and achieving the benefits of the merger could significantly divert management's attention from other important issues, which could materially and adversely affect Schwab's operating results or stock price.

THE SHARES WHICH YOU WILL RECEIVE IN THE MERGER MAY DECREASE IN VALUE IF SCHWAB'S STOCK PRICE GOES DOWN

     The number of shares which you will receive in the merger is fixed. A decline in the price of Schwab common stock would result in the value of the shares to be issued in the merger being lower than the current value of those shares. The price of Schwab common stock at the closing of the merger may vary from its price on the date of this proxy statement/prospectus or on the date of the special meeting. Neither Schwab nor U.S. Trust may terminate the merger agreement or fail to consummate the merger based on the stock prices of either Schwab or U.S. Trust. Schwab and U.S. Trust urge U.S. Trust shareholders to obtain current market quotations for Schwab common stock.

     The price of Schwab common stock may vary because of any of the following factors:

     - changes in the business or operations of Schwab or U.S. Trust;

     - the market's assessment of the likelihood that the merger will be completed;

     - the timing of the completion of the merger;

     - the market's perception of the prospects of the post-merger operations of Schwab and U.S. Trust;

     - the ability of Schwab and U.S. Trust to obtain the required regulatory approvals; and

     - general market and economic conditions.

FACTORS WHICH DO NOT AFFECT THE PRICE OF THE COMMON SHARES OF U.S. TRUST MAY DECREASE THE PRICE OF THE COMMON STOCK OF SCHWAB AND FACTORS WHICH INCREASE THE PRICE OF THE COMMON SHARES OF U.S. TRUST MAY NOT INCREASE THE PRICE OF THE COMMON STOCK OF SCHWAB

     Schwab's business differs from that of U.S. Trust. Consequently, Schwab's results of operations and the price of Schwab common stock may be affected by factors different from those affecting U.S. Trust's results of operations and the price of common shares of U.S. Trust. For a discussion of Schwab's and U.S. Trust's businesses and factors to consider in connection with those businesses, see Schwab's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and U.S. Trust's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, each of which is incorporated by reference in this proxy statement/prospectus.

THE ADDITIONAL REGULATORY OVERSIGHT TO WHICH SCHWAB WILL BE SUBJECT FOLLOWING THE MERGER MAY LIMIT SCHWAB'S ACTIVITIES

     Upon consummation of the transaction with U.S. Trust, Schwab expects to become a financial holding company, subject to Federal Reserve supervision, under the Bank Holding Company Act of 1956, as amended. The transaction is subject to Federal Reserve Board and other regulatory approvals and to U.S. Trust's shareholder approval. If such regulatory and shareholder approvals are obtained, Schwab and its subsidiaries will be required to limit its business to financial services. It may be required to maintain capital at levels which could affect its ability to pay dividends. Under some circumstances, Schwab and its subsidiaries may be required to provide additional capital to its subsidiaries, and those subsidiaries may be prohibited from paying dividends. Additionally, Federal Reserve Board approval will be required for various changes in control of Schwab. See "The Merger -- Regulatory Matters" on p. 37.

THE MERGER COULD ADVERSELY AFFECT SCHWAB'S COMBINED FINANCIAL RESULTS OR THE MARKET PRICE OF ITS COMMON STOCK

     If the benefits of the merger do not exceed the costs associated with the merger, including any dilution to Schwab's stockholders resulting from the issuance of shares in connection with the merger, Schwab's financial results, including earnings per share, could be adversely affected. Schwab expects that the merger will result in merger related costs of approximately $65 million after taxes. In addition, if Schwab does not achieve the perceived benefits of the merger as rapidly as, or to the extent, anticipated by financial or industry analysts, the market price of Schwab common stock may decline.

UNCERTAINTIES ASSOCIATED WITH THE MERGER MAY CAUSE U.S. TRUST TO LOSE CLIENTS

     U.S. Trust's clients may, in response to the announcement of the merger, delay or defer decisions concerning their use of U.S. Trust products and services following the merger. Any delay or deferral could have an adverse effect on the combined businesses of Schwab and U.S. Trust. For example, U.S. Trust may experience a decrease in expected revenue as a consequence of the uncertainties associated with the merger.

THE MERGER MAY IMPEDE THE PERFORMANCE OF SCHWAB'S "SERVICES TO INVESTMENT MANAGERS" BUSINESS

     Schwab's "Services to Investment Managers" business consists of a network of independent financial planning advisors who use Schwab's services. In fiscal 1999, approximately 13% of Schwab's revenues were derived from this business. To the extent U.S. Trust's investment advisory activities are viewed as being in direct competition with the services of these advisors, a number of them could leave the network or reduce their level of business with Schwab. The loss of the advisors' business could have a negative effect on Schwab's operations that may not be offset by new business generated by U.S. Trust.

                          FORWARD-LOOKING INFORMATION

     This proxy statement/prospectus, including information incorporated by reference, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to various matters, including: the business strategies, projected synergies, future after-tax cash flows and related net income to be derived from the merger; pro forma information relating to the merger; tax treatment of the merger; regulatory matters; competitive positions; growth opportunities for existing products and services; plans and objectives of management; and stock price of Schwab and U.S. Trust. Statements in this proxy statement/prospectus that are not historical facts are identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. These forward-looking statements, including those relating to the future business prospects, revenues and income of Schwab, U.S. Trust and the combined company, wherever they occur in this proxy statement/prospectus, are necessarily estimates reflecting the best judgment of the senior management of the subject company. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various factors, including those set forth in this proxy statement/prospectus. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation, those factors set forth in "Risk Factors Relating to the Merger" on page 11 and those factors discussed in documents incorporated by reference in this proxy statement/prospectus.

     Words such as "estimate," "project," "plan," "intend," "expect," "believe" and similar expressions are intended to identify forward-looking statements. Forward-looking statements are found at various places throughout this proxy statement/prospectus and the documents incorporated by reference in this proxy statement/prospectus, including, without limitation, the Annual Report on Form 10-K for the year ended December 31, 1999 of Schwab, and the Annual Report on Form 10-K for the year ended December 31, 1999 of U.S. Trust. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement/prospectus or, in the case of documents incorporated by reference, as of the date of those documents.

     You should understand that it is not possible to predict or identify all factors that could impact Schwab's and U.S. Trust's ability to achieve the results described in any forward-looking statements, and that the factors referred to above should not be considered a complete statement of all potential risks and uncertainties. You should also realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Schwab's and U.S. Trust's projections.

                             U.S. TRUST CORPORATION

     U.S. Trust is a bank holding company registered under Federal law and incorporated in New York. Through its subsidiaries, U.S. Trust engages in two principal businesses:

     PERSONAL WEALTH MANAGEMENT SERVICES. U.S. Trust provides a complete array of financial services for affluent individuals and families. These services include:

     - investment management, including domestic and international equities, fixed income securities and alternative investments, such as private equity and real estate;

     - investment consulting;

     - trust and estate administration;

     - financial and estate planning; and

     - private banking.

U.S. Trust has been engaged in the personal wealth management business since 1853. U.S. Trust has offices in ten states and the District of Columbia. The cornerstone of U.S. Trust's services to individuals and families is investment management. At December 31, 1999, U.S. Trust had personal assets under management of approximately $59.6 billion.

     INSTITUTIONAL SERVICES. U.S. Trust provides institutional services to endowments, foundations, pension plans and other institutional clients. These services include:

     - investment management;                 - special fiduciary services; and

     - corporate trust;                       - brokerage services.

U.S. Trust's institutional investment management business offers a wide range of investment options for clients, including balanced portfolios, specialized domestic and international equity investment styles, structured investments, real estate, fixed-income vehicles and short-term cash management. At December 31, 1999, U.S. Trust managed approximately $26.5 billion for its institutional clients.

     U.S. Trust's principal subsidiary is United States Trust Company of New York, a state-chartered bank and trust company. U.S. Trust has other banking and non-banking subsidiaries with offices located in California, Connecticut, Delaware, Florida, New Jersey, North Carolina, Oregon, Pennsylvania, Texas and Washington D.C.

     United States Trust Company of New York was founded in 1853. U.S. Trust was incorporated in New York in 1977. Following the sale of its processing businesses to The Chase Manhattan Bank Corporation in 1995, U.S. Trust was re-incorporated in New York that same year.

     The principal executive offices of U.S. Trust are located at 114 West 47th Street, New York, New York 10036, and its telephone number is (212) 852-1000.

     ADDITIONAL INFORMATION. For more detailed information about U.S. Trust, reference is made to the U.S. Trust Annual Report on Form 10-K for the year ended December 31, 1999 and Current Reports on Form 8-K filed with the Securities and Exchange Commission on January 14, 2000 and February 22, 2000, which are incorporated by reference in this proxy statement/prospectus. More information about U.S. Trust is also contained in its 1999 Annual Report to Shareholders, a copy of which can be obtained by contacting the Public Relations Department of U.S. Trust by telephone at (212) 852-1000 or by e-mail at khall@ustrust.com. See "Where You Can Find More Information" on page 83 and "Incorporation of Certain Documents by Reference" on page 82.

                         THE CHARLES SCHWAB CORPORATION

     Schwab and its subsidiaries provide securities brokerage and related financial services for 6.6 million active customer accounts. Customer assets in these accounts totaled $725 billion at December 31, 1999. Schwab's principal subsidiary, Charles Schwab & Co., Inc., is a securities broker-dealer with 340 domestic branch offices in 48 states, as well as branches in the Commonwealth of Puerto Rico and the U.S. Virgin Islands. Another subsidiary, Charles Schwab Europe, is a retail securities brokerage firm located in the United Kingdom. Other subsidiaries include Charles Schwab Investment Management, Inc., the investment advisor for Schwab's proprietary mutual funds, and Schwab Capital Markets, L.P. (formerly Mayer & Schweitzer, Inc.), a market maker in Nasdaq and other securities providing trade execution services to broker-dealers and institutional clients.

     Schwab provides financial services to individuals, institutional customers and broker-dealers through three segments: Individual Investor, Institutional Investor and Capital Markets. The Individual Investor segment includes Schwab's domestic and international retail operations. The Institutional Investor segment provides custodial trading and support services to independent investment managers, and serves company 401(k) plan sponsors and third-party administrators. The Capital Markets segment provides trade execution services in Nasdaq, exchange-listed and other securities primarily to broker-dealers and institutional customers. Schwab's mutual fund services are considered a product and not a segment. Mutual fund service fees are included in both Individual Investor and Institutional Investor segments.

     Schwab was incorporated in Delaware in November 1986. Charles Schwab & Co., Inc. was incorporated in California in 1971 and merged in 1983 with a subsidiary of BankAmerica Corporation. Schwab acquired Charles Schwab & Co., Inc. in a management-led leveraged buyout in March 1987, and became a publicly held company in September 1987.

     RECENT DEVELOPMENTS. In March 2000, Schwab acquired CyBerCorp, Inc., and in connection with the acquisition issued 13,764,508 shares of Schwab common stock in exchange for all of the outstanding capital stock and rights to acquire capital stock of CyBerCorp. CyBerCorp is an electronic trading technology company that develops and provides real-time electronic stock trading and execution systems for the professional trader. The acquisition has been accounted for as a purchase.

     The principal executive offices of Schwab are located at 120 Kearny Street, San Francisco, California 94108, and its telephone number is (415) 627-7000.

     ADDITIONAL INFORMATION. For more detailed information about Schwab, reference is made to the Schwab Annual Report on Form 10-K for the year ended December 31, 1999, the Definitive Proxy Statement filed with the Securities and Exchange Commission on March 27, 2000, and Current Reports on Form 8-K filed with the Securities and Exchange Commission on January 14, 2000 and February 22, 2000, which are incorporated by reference in this proxy statement/prospectus. More information about Schwab is also contained in its 1999 Annual Report to Shareholders which is available through Schwab's website at http://www.Schwab.com/investor/annual. This reference to Schwab's website address does not constitute incorporation by reference of the information contained in Schwab's website. See "Where You Can Find More Information" on page 83 and "Incorporation of Certain Documents by Reference" on page 82.

                              THE SPECIAL MEETING

     U.S. Trust is furnishing this proxy statement/prospectus to shareholders of U.S. Trust as part of the solicitation of proxies by the U.S. Trust board of directors for use at the special meeting.

DATE, TIME AND PLACE

     We will hold the special meeting on Wednesday, May 31, 2000, at 10:00 a.m., local time, at the U.S. Trust Auditorium, 114 West 47th Street, New York, New York 10036.

PURPOSE OF SPECIAL MEETING

     At the special meeting, we are asking holders of common shares of U.S. Trust to adopt the merger agreement. The U.S. Trust board of directors has unanimously approved the merger agreement and the merger, has unanimously determined that the merger agreement and the merger are fair to and in the best interests of U.S. Trust and its shareholders and unanimously recommends that U.S. Trust shareholders vote FOR the adoption of the merger agreement.

RECORD DATE; SHARES ENTITLED TO VOTE; QUORUM

     Only holders of record of common shares of U.S. Trust at the close of business on April 24, 2000, the record date, are entitled to notice of and to vote at the special meeting. On the record date, 19,284,585 common shares of U.S. Trust were issued and outstanding and held by approximately 1,809 holders of record. A quorum is present at the special meeting if a majority of the common shares of U.S. Trust issued and outstanding and entitled to vote on the record date are represented in person or by proxy. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Holders of record of common shares of U.S. Trust on the record date are entitled to one vote per share at the special meeting on the proposal to adopt the merger agreement.

VOTES REQUIRED

     The adoption of the merger agreement requires the affirmative vote of two-thirds of the common shares of U.S. Trust outstanding on the record date. IF A U.S. TRUST SHAREHOLDER ABSTAINS FROM VOTING OR DOES NOT VOTE, EITHER IN PERSON OR BY PROXY, IT WILL COUNT AS A VOTE AGAINST THE ADOPTION OF THE MERGER AGREEMENT.

VOTING BY U.S. TRUST DIRECTORS AND EXECUTIVE OFFICERS

     At the close of business on the record date, directors and executive officers of U.S. Trust and their affiliates owned and were entitled to vote 639,332 common shares of U.S. Trust, which represented approximately 3.315% of the common shares of U.S. Trust outstanding on that date. Each U.S. Trust director and executive officer has indicated his or her present intention to vote, or cause to be voted, the common shares of U.S. Trust owned by him or her for the adoption of the merger agreement.

VOTING OF PROXIES

     Holders of record of common shares of U.S. Trust on the record date may submit their proxies either by telephoning the toll-free number included on the enclosed proxy card or by returning a properly signed proxy card in the enclosed postage-paid envelope. When you use the telephone system, the system verifies that you are a shareholder through the use of a unique control number that is assigned to you. The telephone system allows you to instruct the proxies how to vote your shares and to confirm that your instructions have been properly recorded. Beneficial owners of common shares of U.S. Trust that hold their shares through a broker, bank or other nominee will receive voting instructions from their nominee which must be followed in order to vote their shares.

     All shares represented by properly submitted telephone proxies, or by properly signed proxy cards, received in time for the special meeting will be voted at the special meeting in the manner specified by the holders. Properly signed proxies that do not contain voting instructions will be voted for the adoption of the merger agreement. Proxies that are not properly signed will not be voted at the special meeting and therefore will count as a vote against adoption of the merger agreement.

     Common shares of U.S. Trust represented at the special meeting but not voting, including common shares of U.S. Trust for which proxies have been received but for which holders of shares have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

     Only shares affirmatively voted for the adoption of the merger agreement, including properly signed proxies that do not contain voting instructions, will be counted as favorable votes for that proposal. IF A U.S. TRUST SHAREHOLDER ABSTAINS FROM VOTING OR DOES NOT VOTE, EITHER IN PERSON OR BY PROXY, IT WILL COUNT AS A VOTE AGAINST THE ADOPTION OF THE MERGER AGREEMENT. BROKERS, BANKS OR OTHER NOMINEES WHO HOLD COMMON SHARES OF U.S. TRUST IN STREET NAME FOR CUSTOMERS WHO ARE THE BENEFICIAL OWNERS OF THOSE SHARES MAY NOT GIVE A PROXY TO VOTE THOSE CUSTOMERS' SHARES IN THE ABSENCE OF SPECIFIC INSTRUCTIONS FROM THOSE CUSTOMERS. These non-voted shares are referred to as broker non-votes and count as votes against the adoption of the merger agreement.

     The persons named as proxies by a shareholder may propose and vote for one or more adjournments of the special meeting, including adjournments to permit further solicitations of proxies. No proxy voted against the proposal to adopt the merger agreement will be voted in favor of any such adjournment.

     U.S. Trust does not expect that any matter other than the proposal to adopt the merger agreement will be brought before the special meeting. If, however, other matters are properly presented for consideration at the special meeting by the U.S. Trust board of directors, the persons named as proxies will vote in accordance with their judgment.

REVOCABILITY OF PROXIES

     The grant of a proxy on the enclosed proxy card or by telephone does not preclude a shareholder from voting in person at the special meeting. A shareholder may revoke a proxy at any time prior to its exercise by:

     - filing with the Secretary of U.S. Trust a properly signed revocation of proxy;

     - submitting a properly signed proxy to the Secretary of U.S. Trust bearing a later date;

     - submitting a new proxy by telephone; or

     - appearing at the special meeting and voting in person.

     Attendance at the special meeting will not itself constitute revocation of a proxy. IN ADDITION, IF YOUR COMMON SHARES OF U.S. TRUST ARE HELD IN STREET NAME, YOU MUST OBTAIN A PROXY, SIGNED IN YOUR FAVOR, FROM THE INSTITUTION THAT HOLDS YOUR SHARES IN ORDER TO VOTE IN PERSON AT THE SPECIAL MEETING.

SOLICITATION OF PROXIES

     U.S. Trust will bear the cost of the solicitation of proxies from its shareholders. In addition to solicitation by mail, the directors, officers and employees of U.S. Trust and its subsidiaries may solicit proxies from shareholders by telephone or other electronic means or in person. U.S. Trust will cause brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of common shares of U.S. Trust held of record by such persons. U.S. Trust will reimburse these custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so.

     Morrow & Co., Inc. will assist in the solicitation of proxies by U.S. Trust from banks, brokerage firms, other nominees, institutional holders and individual shareholders. Morrow & Co.'s services will include:

     - delivering proxy materials to banks, brokerage firms and other nominees for redelivery to beneficial owners of common shares of U.S. Trust;

     - placing follow-up calls to individuals and institutions to ensure receipt of the proxy materials and to encourage them to vote; and

     - answering routine telephone inquiries from shareholders.

     U.S. Trust will pay Morrow & Co. a fee of approximately $15,000, plus reimbursement of reasonable out-of-pocket expenses, and will indemnify Morrow & Co. against any losses arising out of Morrow & Co.'s proxy soliciting services on behalf of U.S. Trust.

     SHAREHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXIES. A transmittal form with instructions for the surrender of certificates representing common shares of U.S. Trust will be mailed to U.S. Trust shareholders as soon as practicable after completion of the merger.

SCHWAB STOCKHOLDERS

     Under Schwab's certificate of incorporation and bylaws, the rules of the New York Stock Exchange and Delaware law, the adoption of the merger agreement does not require the approval of Schwab's stockholders. Consequently, the approval of Schwab's stockholders is not being sought.

                                   THE MERGER

     The discussion in this proxy statement/prospectus of the material terms of the merger, the merger agreement and the stock option agreement should be read in conjunction with the merger agreement and the stock option agreement, which are attached as Annex A and Annex B to this proxy statement/prospectus.

BACKGROUND OF THE MERGER

     On February 24, 1999, David S. Pottruck, President and Co-Chief Executive Officer of Schwab, met with H. Marshall Schwarz, Chairman and Chief Executive Officer of U.S. Trust, Jeffrey S. Maurer, President and Chief Operating Officer of U.S. Trust, Maribeth S. Rahe, Vice Chairman of U.S. Trust, and Frederick B. Taylor, Vice Chairman and Chief Investment Officer of U.S. Trust, to explore the services that U.S. Trust could potentially offer to Schwab's investment advisor and retail clients and to discuss a possible investment in U.S. Trust by Schwab.

     On March 17, 1999, Schwab and U.S. Trust entered into a confidentiality agreement.

     On March 18, 1999, Mr. Pottruck, Christopher V. Dodds, Executive Vice President and Chief Financial Officer of Schwab, Steven L. Scheid, Vice Chairman and Executive Vice President of Schwab, and Daniel O. Leemon, Executive Vice President and Chief Strategy Officer of Schwab, met with Mr. Maurer and Ms. Rahe. At this meeting, Mr. Maurer and Ms. Rahe provided a review of U.S. Trust's business and financial performance, and the parties discussed the possibility of a business combination.

     On June 8, 1999, Messrs. Pottruck, Dodds and Scheid met with Messrs. Schwarz, Maurer and Taylor and Ms. Rahe to discuss business and financial performance of both companies, Schwab's vision for providing financial services to affluent investors and Schwab's culture. The parties also discussed brand and employee matters and continued discussions regarding the possible business combination.

     On June 19, 1999, Mr. Pottruck met with Mr. Maurer and Ms. Rahe to discuss U.S. Trust's business and the two firms' strategic and cultural fit and to continue discussions regarding the possible business combination.

     On June 22, 1999, the U.S. Trust board of directors held a regular meeting at which Messrs. Schwarz and Maurer informed the board of directors that discussions were ongoing with Schwab regarding a possible business combination and reported on the discussions to date. The U.S. Trust board of directors authorized management to continue discussions with Schwab.

     On June 30, 1999, Charles R. Schwab, Chairman and Co-Chief Executive Officer of Schwab, met with Mr. Schwarz to discuss Schwab's and U.S. Trust's businesses and to continue discussions regarding the possible business combination.

     From June 1999 through September 15, 1999, and again in December 1999 and January 2000, representatives of Schwab and its legal and financial advisors performed a due diligence review of U.S. Trust.

     From July 1, 1999 through September 15, 1999, representatives of Schwab and U.S. Trust participated in telephone conferences to discuss, and exchanged materials relating to, the possible business combination.

     On July 22, 1999, the Schwab board of directors held a regular meeting, which was also attended by members of Schwab's senior management. Messrs. Pottruck and Dodds reported on the previous meetings with U.S. Trust. Schwab's management advised the board of directors that Goldman, Sachs & Co., Inc. had been retained to advise Schwab with respect to the possible business combination. Schwab's management also advised the board of directors that the law firms of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, Schwab's regular outside counsel, and Skadden, Arps, Slate, Meagher & Flom LLP, as bank regulatory counsel, had been retained to advise Schwab in connection with the possible business combination.

     On July 27, 1999, the U.S. Trust board of directors held a regular meeting, which was also attended by several members of U.S. Trust's senior management, at which further updates were given and discussions were held regarding the possible business combination.

     On July 30, 1999, Messrs. Pottruck, Dodds and Scheid met with Mr. Maurer and Ms. Rahe to continue discussions regarding the possible business combination, including how the combined company's services could be offered to different customer segments, employee compensation arrangements, technology, distribution channels, support functions of the two companies and the degree of autonomy and integration of the two companies.

     On August 11, 1999, the Executive Committee of the U.S. Trust board of directors held a meeting at which further updates were given and discussions were held regarding the possible business combination.

     On August 18, 1999, representatives of Schwab met with representatives of the Federal Reserve Board to discuss issues that might be raised if Schwab were to acquire a bank holding company. U.S. Trust was not identified at that meeting.

     On August 19, 1999, representatives of Schwab, as well as representatives of Credit Suisse First Boston Corporation, financial advisors to U.S. Trust, and Goldman, Sachs & Co. met to discuss the terms and conditions of the possible business combination, including, among others, the value to be attributed to each common share of U.S. Trust in the merger.

     On August 31, 1999, Messrs. Schwab and Pottruck met with Messrs. Schwarz and Maurer to discuss the status and terms of the possible business combination.

     In August and September 1999 and again in December 1999 and January 2000, representatives of U.S. Trust and its legal and financial advisors performed a due diligence review of Schwab.

     From September 8, 1999 through September 13, 1999, representatives of Schwab and Schwab's legal and financial advisors conducted intensive on- and off-site due diligence reviews and held numerous meetings and discussions regarding possible terms and structures for the possible business combination. As part of its due diligence review, Schwab reviewed public and non-public documents and information of U.S. Trust and heard presentations by representatives of U.S. Trust.

     Between September 8, 1999 and September 14, 1999, representatives of Schwab and U.S. Trust and their respective financial and legal advisors participated in ongoing negotiations regarding the terms of the possible business combination. During this period, counsel to Schwab and U.S. Trust held telephone conference calls to review and discuss drafts of the merger agreement, the stock option agreement, other ancillary documents and related issues.

     On September 15, 1999, Schwab communicated to U.S. Trust its decision not to proceed with the possible business combination at that time. Schwab's senior management discussed this decision with its board of directors at the regularly-scheduled meeting on September 23, 1999. On September 28, 1999, the U.S. Trust board of directors held a regular meeting at which the board of directors was informed that negotiations with Schwab had ceased.

     On October 28, 1999, Mr. Maurer and Ms. Rahe contacted Mr. Pottruck to explore possible ways not involving a business combination in which U.S. Trust and Schwab might work together. Mr. Pottruck subsequently informed them that Schwab was not interested in any of the alternatives that were discussed.

     On November 15, 1999, Mr. Maurer telephoned Mr. Pottruck to ask whether Schwab was interested in resuming discussions regarding a possible business combination.

     On November 23, 1999, the U.S. Trust board of directors held a regular meeting at which the board of directors authorized senior management of U.S. Trust to recommence discussions with Schwab regarding a possible business combination.

     On December 2, 1999, Messrs. Pottruck and Scheid and Carrie E. Dwyer, Executive Vice President of Corporate Oversight and General Counsel of Schwab, met with Messrs. Schwarz and Maurer to recommence discussions regarding a possible business combination.

     On December 14, 1999, the U.S. Trust board of directors held a regular meeting at which the board of directors was updated on the status of discussions with Schwab. At this meeting, representatives of Credit Suisse First Boston presented financial information relating to Schwab and the possible business combination. The U.S. Trust board of directors directed U.S. Trust's management to meet with Schwab and its representatives and negotiate the terms and conditions of the business combination.

     On December 15, 1999, Schwab senior management advised the Schwab board of directors of the status of its discussions with U.S. Trust.

     On December 16 and 17, 1999, Schwab senior management, including Messrs. Pottruck, Scheid and Dodds, and Schwab's legal and financial advisors met with Mr. Maurer and Ms. Rahe and U.S. Trust's legal and financial advisors to discuss the terms of the possible business combination.

     Between December 18, 1999 and January 12, 2000, representatives of Schwab and U.S. Trust and their respective financial, legal and accounting advisors participated in ongoing negotiations regarding the terms of the possible business combination. During this period, counsel to Schwab and U.S. Trust spoke by telephone conference on a number of occasions to review and discuss drafts of the merger agreement, the stock option agreement, other ancillary documents and related issues.

     On January 10, 2000, Mr. Scheid, Ms. Dwyer and Mr. Maurer met with representatives of the Federal Reserve Board to discuss the possible business combination. On that date, Mr. Scheid also met with representatives of the Securities and Exchange Commission to discuss the possible business combination.

     On January 12, 2000, the Schwab board of directors held a special meeting attended by several members of Schwab's senior management and representatives of Goldman, Sachs & Co., Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, Skadden, Arps, Slate, Meagher & Flom LLP and Deloitte & Touche LLP. Prior to the meeting, Schwab's legal counsel provided each member of the Schwab board of directors with a current draft of the merger agreement, the stock option agreement and related documents. The Schwab board of directors considered the proposed merger agreement, the proposed stock option agreement, other related documents and the transactions contemplated thereby. Mr. Dodds summarized the terms of the proposed agreements. The Company's legal counsel, outside auditors and financial advisors participated in discussions with the board of directors. Representatives of Goldman, Sachs described the financial analyses performed by Goldman, Sachs with respect to the possible business combination. Following discussions, the Schwab board of directors concluded that the merger agreement and the merger were fair to and in the best interests of Schwab and its stockholders and approved the merger agreement, the stock option agreement and related documents.

     On January 12, 2000, the U.S. Trust board of directors held a special meeting attended by several members of U.S. Trust's senior management and representatives of Credit Suisse First Boston and Cravath, Swaine & Moore, legal counsel to U.S. Trust. Prior to the meeting, U.S. Trust's legal counsel provided each member of the U.S. Trust board of directors with a current draft of the merger agreement, the stock option agreement and related documents. U.S. Trust's legal counsel described to the U.S. Trust board of directors the fiduciary duties applicable to directors in considering a strategic business combination. The U.S. Trust board of directors considered the proposed merger agreement, the proposed stock option agreement, other related documents and the transactions contemplated thereby. Mr. Schwarz summarized the status of negotiations. Representatives of Credit Suisse First Boston described the financial analyses performed by Credit Suisse First Boston with respect to the possible business combination, and then delivered the oral opinion of Credit Suisse First Boston, later confirmed in writing, to the effect that the exchange ratio was fair to U.S. Trust shareholders from a financial point of view. Following discussions, the U.S. Trust board of directors concluded that the merger agreement and the merger were fair to and in the best interests of U.S. Trust and its shareholders and unanimously approved the merger agreement, the stock option agreement and related documents.

     On January 13, 2000, following the execution and delivery of the definitive agreements on the night of January 12, 2000, Schwab and U.S. Trust issued a joint press release announcing the execution of the merger agreement.

SCHWAB'S REASONS FOR THE MERGER

     In reaching its decision to approve the merger and the merger agreement, the Schwab board of directors consulted with and received advice from senior management and its financial, accounting and legal advisors and considered a number of factors. In view of the variety of material factors considered in connection with its evaluation of the merger, the Schwab board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Schwab board of directors may have given different weight to different factors.

     POSITIVE FACTORS. The following factors are not intended to be exhaustive, but rather are the primary factors considered by the Schwab board of directors in making its determination that the merger will be beneficial to Schwab and its shareholders:

     - the belief that the combination of certain of Schwab's strengths, including technology, operations, advertising and distribution, with U.S. Trust's highly personalized service model, research capabilities, trust and estate services, investment track record and reputation in wealth management services, will create a comprehensive, integrated, value-priced, wealth management offering for affluent households, including both individual investors and customers of independent investment managers;

     - the belief that the merger will allow Schwab to provide its customers with some of the services that U.S. Trust has historically provided to its customers, including trust and estate capabilities, private banking services, tax and financial planning, equity research and specialized investment products. Schwab believes that these expanded services will enable it to better attract and retain both Schwab retail and investment management clients;

     - the belief that Schwab's and U.S. Trust's complementary operating philosophies and shared vision and culture, including a significant level of employee ownership, a dedication to clients and a commitment to long-term relationships, will help Schwab to achieve the expected benefits of the merger;

     - the belief that with the addition of U.S. Trust's fee-based revenues, Schwab's revenue composition will become more diversified and less dependent on trading revenue; and

     - the belief that Schwab will be able to foster the growth of U.S. Trust's business by providing advanced technological resources and multi-channel access to U.S. Trust customers, by enhancing brand development, by referring current and prospective Schwab high net worth customers to U.S. Trust and by continuing U.S. Trust's national expansion.

     ADDITIONAL FACTORS. In the course of deliberations, the Schwab board of directors also considered a number of additional factors relevant to the merger, including:

     - historical information concerning Schwab's and U.S. Trust's respective business, financial performance and condition, operations, technology, management and competitive position, including filings with the Securities and Exchange Commission concerning the results of operations;

     - the financial condition, results of operations, businesses and prospects of Schwab and U.S. Trust before and after giving effect to the merger and the performance of the common stock relative to selected comparable companies and the terms of comparable transactions;

     - current financial market conditions and historical market prices, volatility and trading information with respect to common shares of Schwab and U.S. Trust common stock;

     - the tax and accounting treatment of the merger;

     - the terms of the merger agreement and stock option agreement; and

     - the impact of the merger on Schwab clients, employees and other constituencies.

     NEGATIVE FACTORS. The Schwab board of directors also identified and considered a number of potentially negative factors in its deliberations, including:

     - the potential benefits sought in the merger might not be fully realized;

     - the additional regulatory oversight to which Schwab will be subject following the merger may limit Schwab's activities;

     - the merger could adversely affect Schwab's combined financial results or the market price of its common stock;

     - uncertainties associated with the merger may cause U.S. Trust to lose clients; and

     - the merger may impede the performance of Schwab's "Services to Investment Managers" business.

These negative considerations are further discussed under "Risk Factors Relating to the Merger" beginning on page 11.

     The Schwab board of directors believed that some of these risks were unlikely to occur, that Schwab could avoid or mitigate others, and that, overall, these risks were outweighed by the potential benefits of the merger.

U.S. TRUST'S REASONS FOR THE MERGER

     In reaching its decision to approve the merger and the merger agreement and to recommend that U.S. Trust shareholders vote to adopt the merger agreement, the U.S. Trust board of directors consulted with senior management and its financial, accounting and legal advisors and considered a number of factors. The U.S. Trust board of directors did not specifically adopt the conclusions of the opinion of Credit Suisse First Boston referred to below under "-- Positive Factors." The Credit Suisse First Boston opinion was only one of many factors considered by the U.S. Trust board of directors in its evaluation of the merger. In view of the variety of material factors considered in connection with its evaluation of the merger, the U.S. Trust board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the U.S. Trust board of directors may have given different weight to different factors.

     POSITIVE FACTORS. The following factors are not intended to be exhaustive, but rather are the primary factors considered by the U.S. Trust board of directors in making its determination that the merger will be beneficial to U.S. Trust and its shareholders:

     - the belief that the merger is a strategic opportunity to create a uniquely positioned financial services franchise with superior growth prospects, complementary business fits and significant synergies and capabilities across the two companies' business lines, which belief stems in part from the following factors:

        - the belief that the combined company will be positioned to be a complete service provider for investors seeking to manage their investments and wealth for the long-term, whether they are beginning investors or already managing significant accumulated wealth;

        - U.S. Trust and Schwab share complementary operating philosophies, vision and culture, including a significant level of employee ownership, a dedication to clients and a commitment to long-term relationships;

        - the merger provides added resources for U.S. Trust to continue the national expansion of its wealth management business through acquisitions and enhanced distribution channels; and

        - the merger allows U.S. Trust access to advanced technology to supplement its traditional "high touch" personal services to its clients and puts U.S. Trust in a more competitive position;

     - the exchange ratio yields values that are superior to standard valuation benchmarks, and represents a significant premium to the current and historical trading value of common shares of U.S. Trust;

     - Schwab's intention to operate U.S. Trust as a separate subsidiary, to retain the U.S. Trust brand name and to retain the U.S. Trust headquarters in New York, thereby enabling U.S. Trust, among other things, to maintain greater control over its client relationships;

     - the merger is expected to qualify as a tax-free reorganization; and

     - the detailed financial analyses and other information with respect to the companies presented by Credit Suisse First Boston to the U.S. Trust board of directors, including Credit Suisse First Boston's opinion dated January 12, 2000 that the exchange ratio was fair to the U.S. Trust shareholders from a financial point of view.

     ADDITIONAL FACTORS. In the course of deliberations, the U.S. Trust board of directors also considered a number of additional factors relevant to the merger, including:

     - historical information concerning U.S. Trust's and Schwab's respective businesses, financial performance and condition, operations, technology, management and competitive position, including filings with the Securities and Exchange Commission concerning the results of operations;

     - the financial condition, results of operations, businesses and prospects of U.S. Trust and Schwab before and after giving effect to the merger;

     - current financial market conditions and historical market prices, volatility and trading information with respect to common shares of U.S. Trust and Schwab common stock;

     - the terms of the merger agreement and the stock option agreement;

     - the prospects of U.S. Trust as an independent company; and

     - the impact of the merger on U.S. Trust clients, employees and other constituencies.

     NEGATIVE FACTORS. The U.S. Trust board of directors also identified and considered a number of potentially negative factors in its deliberations, including:

     - the risk that the potential benefits sought in the merger might not be fully realized, which could adversely affect or temporarily disrupt the level of service to U.S. Trust's clients, reduce the growth prospects and opportunities for synergies identified above under "-- Positive Factors" and result in the loss of employees seeking opportunities elsewhere;

     - the possibility that the merger might not be consummated and the risks to the business of U.S. Trust if that were to occur, including loss of clients and/or employees or the possibility of a different and inferior third-party offer;

     - the uncertainty as to the effect of the public announcement of the merger on various clients of U.S. Trust and the ability of U.S. Trust to attract and retain wealth management professionals and other personnel; and

     - risk associated with fluctuations in the price of Schwab's common stock prior to completion of the merger.

These negative considerations are further discussed under "Risk Factors Relating to the Merger" beginning on page 11.

     The U.S. Trust board of directors believed that some of these risks were unlikely to occur, that U.S. Trust could avoid or mitigate others, and that, overall, these risks were outweighed by the potential benefits of the merger.

RECOMMENDATION OF THE U.S. TRUST BOARD OF DIRECTORS

     AFTER CAREFUL CONSIDERATION, THE U.S. TRUST BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND HAS UNANIMOUSLY DETERMINED THAT THE TERMS OF THE MERGER AGREEMENT AND THE MERGER ARE FAIR TO AND IN THE BEST INTERESTS OF U.S. TRUST AND ITS SHAREHOLDERS. THE U.S. TRUST BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF U.S. TRUST VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT.

OPINION OF CREDIT SUISSE FIRST BOSTON CORPORATION

     Credit Suisse First Boston has acted as financial advisor to U.S. Trust in connection with the merger. Credit Suisse First Boston was selected by U.S. Trust based on Credit Suisse First Boston's experience, expertise and familiarity with U.S. Trust and its business. Credit Suisse First Boston is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     In connection with Credit Suisse First Boston's engagement, U.S. Trust requested that Credit Suisse First Boston evaluate the fairness of the exchange ratio from a financial point of view. On January 12, 2000, at a meeting of the U.S. Trust board of directors held to review and consider the terms of the merger, Credit Suisse First Boston rendered to the U.S. Trust board an oral opinion to the effect that, as of such date and based upon and subject to matters stated in its opinion, the exchange ratio was fair to the holders of common shares of U.S. Trust from a financial point of view. Credit Suisse First Boston has confirmed its oral opinion of January 12, 2000 by delivery of a written opinion dated the same date.

     Credit Suisse First Boston's opinion speaks only as of January 12, 2000. Credit Suisse First Boston has not rendered an opinion as to whether the exchange ratio is fair to the holders of common shares of U.S. Trust from a financial point of view as of the date of this proxy statement/prospectus and has rendered its January 12, 2000 opinion without reviewing either Schwab's or U.S. Trust's quarterly reports for the period ended March 31, 2000, or any other facts or circumstances that occurred after January 12, 2000.

     U.S. Trust is not aware of any significant events or factors that have occurred since January 12, 2000 that would render the fairness determination of Credit Suisse First Boston misleading, nor is it aware of any circumstances that would permit Credit Suisse First Boston to revoke the delivery of its fairness opinion. If Credit Suisse First Boston were to attempt to revoke the delivery of its fairness opinion, the U.S. Trust board of directors would evaluate that action along with all other facts and circumstances prevailing at that time, and make any disclosures required at that time under the federal securities laws.

     U.S. Trust does not intend to request an updated fairness opinion from Credit Suisse First Boston. If an updated fairness opinion is requested by U.S. Trust as a result of a material amendment to the financial terms of the merger agreement, Credit Suisse First Boston will have to evaluate whether it would be able to give an updated fairness opinion based on the then prevailing facts and circumstances and it would be under no obligation to give an updated fairness opinion. As a result, U.S. Trust may not obtain an updated fairness opinion even if one is requested.

     THE FULL TEXT OF CREDIT SUISSE FIRST BOSTON'S WRITTEN OPINION TO THE U.S. TRUST BOARD OF DIRECTORS DATED JANUARY 12, 2000, WHICH SETS FORTH THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX C TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS. CREDIT SUISSE FIRST BOSTON HAS CONSENTED TO THE INCLUSION OF ITS OPINION AS ANNEX C. SHAREHOLDERS OF U.S. TRUST ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY.

     CREDIT SUISSE FIRST BOSTON'S OPINION IS DIRECTED TO THE U.S. TRUST BOARD OF DIRECTORS AND RELATES ONLY TO THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR ANY RELATED MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW THE SHAREHOLDER SHOULD VOTE AT THE U.S. TRUST SPECIAL MEETING.

     In arriving at its opinion, Credit Suisse First Boston reviewed the merger agreement and publicly available business and financial information relating to U.S. Trust and Schwab. Credit Suisse First Boston also reviewed other information, including financial forecasts provided to Credit Suisse First Boston by U.S. Trust and Schwab, and met with the managements of U.S. Trust and Schwab to discuss the businesses and prospects of U.S. Trust and Schwab. Credit Suisse First Boston also considered financial and stock market data of U.S. Trust and Schwab and compared that data with similar data for other publicly held companies in businesses similar to those of U.S. Trust and Schwab, and considered the financial terms of other business combinations and other mergers that were recently effected. Credit Suisse First Boston also considered such other information, financial studies, analyses and investigations, and financial, economic and market criteria which Credit Suisse First Boston deemed relevant. No limitations were imposed on Credit Suisse First Boston with respect to the investigations made or procedures followed by Credit Suisse First Boston in rendering its opinion.

     In connection with its review, Credit Suisse First Boston did not assume any responsibility for independent verification of any of the information provided to or otherwise reviewed by Credit Suisse First Boston and relied on that information being complete and accurate in all material respects. With respect to the financial forecasts, Credit Suisse First Boston assumed that the forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of U.S. Trust and Schwab as to the future financial performance of U.S. Trust and Schwab. U.S. Trust also informed Credit Suisse First Boston and Credit Suisse First Boston assumed that the merger would be treated as a tax-free reorganization for Federal income tax purposes and accounted for as a pooling-of-interests in accordance with generally accepted accounting principles. In addition, Credit Suisse First Boston was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of U.S. Trust and Schwab, nor was Credit Suisse First Boston furnished with any such evaluations or appraisals. Credit Suisse First Boston's opinion was necessarily based upon financial, economic, market and other conditions as they existed and could be evaluated on the date of its opinion. Credit Suisse First Boston did not express any opinion as to the actual value of the Schwab common stock when issued pursuant to the merger or the prices at which the Schwab common stock would trade subsequent to the merger. Credit Suisse First Boston was not requested to, and did not, determine or recommend the specific consideration payable in the merger, which consideration was determined by arms'-length negotiations between Schwab and U.S. Trust.

     In preparing its opinion to the U.S. Trust board, Credit Suisse First Boston performed a variety of financial and comparative analyses, including those described below. The summary of Credit Suisse First Boston's analyses set forth below does not purport to be a complete description of the analyses underlying Credit Suisse First Boston's opinion, but, rather, sets forth a description of the material analyses performed by Credit Suisse First Boston for purposes of its opinion. In arriving at its opinion, Credit Suisse First Boston made qualitative judgments as to the significance and relevance of each analysis and factor considered by it. Credit Suisse First Boston did not quantify or otherwise assign relative weights to the specific analyses it performed; however, each analysis performed by Credit Suisse First Boston supported its fairness opinion. The analyses performed by Credit Suisse First Boston did not indicate any material factors which did not support its fairness opinion. Accordingly, Credit Suisse First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying its analyses and its opinion.

     In its analyses, Credit Suisse First Boston made numerous assumptions with respect to U.S. Trust, Schwab, industry performance, regulatory, general business, economic, market and financial conditions, and other matters, many of which are beyond the control of U.S. Trust and Schwab. No company, merger or business used in Credit Suisse First Boston's analyses as a comparison is identical to U.S. Trust, Schwab or the merger, nor is an evaluation of the results of Credit Suisse First Boston's analyses entirely mathematical; rather, Credit Suisse First Boston's analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the merger, public trading or other values of the companies, business segments or mergers being analyzed. The estimates contained in Credit Suisse First Boston's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Credit Suisse First Boston's analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Credit Suisse First Boston's analyses and estimates are inherently subject to substantial uncertainty. Credit Suisse First Boston's opinion and financial analyses were only two of the many factors considered by the U.S. Trust board in its evaluation of the merger and should not be viewed as determinative of the views of the U.S. Trust board or management with respect to the exchange ratio or the merger.

     The following is a summary of each of the material financial analyses performed, procedures followed, findings and recommendations made, and the basis for and methods of arriving at such findings and recommendations, by Credit Suisse First Boston in connection with its opinion dated January 12, 2000:

     CALCULATION OF VALUE OF EXCHANGE RATIO. Credit Suisse First Boston calculated the implied value of the exchange ratio based on the closing stock price of Schwab common stock on January 11, 2000, which indicated an implied equity value for U.S. Trust of approximately $134.10 per common share of U.S. Trust. The implied equity value of $134.10 per share equated to implied multiples for U.S. Trust of:

     - latest 12 months', which means the most recently completed four fiscal quarters, earnings per share;

     - estimated calendar 1999 EPS;

     - estimated calendar 2000 EPS; and

     - tangible book value

as set forth in the table below. Credit Suisse First Boston then compared these results with those derived from other analyses it performed, as set forth in the table below.

                                          IMPLIED PRICE TO(1)
                            -----------------------------------------------
                                                                        IMPLIED VALUE
                              LATEST                                    RANGE PER U.S.
                            12 MONTHS'   1999E   2000E   TANGIBLE        TRUST COMMON
                               EPS        EPS     EPS      BOOK             SHARE
                            ----------   -----   -----   --------   ----------------------
EXCHANGE RATIO............     38.3X     36.7X   32.3X     13.8X    $134.10
Comparable Companies(2)...     29.6x     29.1x   25.9x      8.7x    $ 84.48    -   $107.44
Comparable Transactions...     29.1      29.1    23.9       5.8       55.98    -    106.22
Discounted Cash Flow:
  Base Case...............                                            83.14    -    108.04
  Upside Case.............                                            92.76    -    120.67

-------------------------
(1) Based on mean of value range. 1999E EPS and 2000E EPS based on estimates supplied by I/B/E/S International Inc. I/B/E/S is an industry service provider of global earnings information based on an average of earnings estimates published by selected research analysts regarding companies of interest to institutional investors.

(2) Includes a 30% assumed premium as of January 11, 2000.

     COMPARABLE COMPANIES ANALYSIS. Credit Suisse First Boston compared financial, operating and stock market data of U.S. Trust to corresponding data of selected publicly traded companies in the banking industry, after applying an equity control premium of 30%. The 30% change in control premium is derived from the average change of control premium paid in bank mergers since 1996. The peer group, which is collectively referred to below as the selected companies, is comprised of four banks who have a significant reliance on non-credit oriented fee-based sources of earnings:

     - The Bank of New York Company, Inc.;

     - Northern Trust Corporation;

     - State Street Corporation; and

     - Mellon Financial Corporation.

     All multiples were based on closing stock prices on January 11, 2000. This analysis indicated an average of multiples for the selected companies of latest 12 months' EPS, estimated calendar 1999 EPS, estimated calendar 2000 EPS, most recent book value and tangible book value as set forth in the table below. This analysis indicated an implied equity reference range of approximately $84.48 to $107.44 per common share of U.S. Trust.

                                                    PRICE TO
                           -----------------------------------------------------------
                             LATEST
                           12 MONTHS'    1999E    2000E
                              EPS         EPS      EPS     BOOK VALUE    TANGIBLE BOOK
                           ----------    -----    -----    ----------    -------------
U.S. TRUST STAND ALONE...     22.4X      21.4X    18.9X       5.6X            8.1X
Comparable Companies(1)
  Bank of New York.......     21.4x      20.9x    18.6x       5.4x            8.0x
  Mellon.................     16.4       16.3     14.6        3.6             7.6
  Northern Trust.........     28.4       27.6     24.6        5.5             5.9
  State Street...........     25.0       24.6     21.8        4.9             5.4
Peer Average.............     22.8x      22.4x    19.9x       4.9x            6.7x
PEER AVERAGE W/30%
  PREMIUM................     29.6X      29.1X    25.9X       6.3X            8.7X
EXCHANGE RATIO...........     38.3X      36.7X    32.3X       9.6X           13.8X

-------------------------
(1) As of January 11, 2000.

     COMPARABLE TRANSACTIONS ANALYSIS. Credit Suisse First Boston analyzed the multiples implied by the exchange ratio and compared these to multiples in comparable transactions. Given the lack of directly comparable transactions, Credit Suisse First Boston focused on selected asset management transactions, which are collectively referred to below as the selected transactions, including:

      - Wachovia Corporation/OFFIT Holdings, Inc.;

      - American International Group, Inc./SunAmerica;

      - Merrill Lynch & Co., Inc./Mercury Asset Management;

      - Allianz AG/Pimco Advisors Holding L.P.; and

      - UBS AG/Global Asset Management.

     This analysis indicated a range of multiples for the selected transactions of latest 12 months' EPS, estimated calendar 1999 EPS, estimated calendar 2000 EPS and tangible book value as set forth in the table below. This analysis indicated an implied equity reference range of approximately $55.98 to $106.22 per common share of U.S. Trust.

                                                  MULTIPLE TO
                           ----------------------------------------------------------
                                          LATEST
                                            12
                            PREMIUM      MONTHS'      1999E    2000E
                           TO MARKET       EPS         EPS      EPS     TANGIBLE BOOK
                           ---------    ----------    -----    -----    -------------
Wachovia/OFFIT...........     NA           37.0x      32.7x    25.7x         7.4x
AIG/SunAmerica...........     26%          34.4       31.5     26.5          5.7
Merrill Lynch/Mercury
  Asset Management.......     NA           25.4         NA       NA           NA
Allianz/Pimco Advisors...     18           23.9       23.1     19.4          4.2
UBS/Global Asset
  Management.............     NA           24.6         NA       NA           NA
AVERAGE..................     22%          29.1X      29.1X    23.9X         5.8X
EXCHANGE RATIO...........     71%          38.3X      36.7X    32.3X        13.8X

     DISCOUNTED CASH FLOW ANALYSIS. Credit Suisse First Boston estimated the present value of the future streams of after-tax free cash flows that U.S. Trust could produce on a stand-alone basis through calendar year 2005 based upon U.S. Trust's base case forecast which reflected the strategic plan U.S. Trust's management had shared with its board of directors. Credit Suisse First Boston also estimated the present value of the future streams of after-tax free cash flows that U.S. Trust could produce on a stand-alone basis through calendar year 2005 based upon the upside case forecast U.S. Trust's management developed in conjunction with its strategic planning process. The range of estimated terminal values was calculated by applying multiples ranging from 19x to 23x to the projected calendar year 2005 net income of U.S. Trust. The free cash flow streams and estimated terminal values were then discounted to present values using discount rates ranging from 12% to 14%. This analysis indicated an implied equity reference range for U.S. Trust of approximately $83.14 to $108.04 per common share of U.S. Trust in the base case, and approximately $92.76 to $120.67 per common share of U.S. Trust in the upside. In addition, Credit Suisse First Boston estimated the future streams of after-tax free cash flows generated by the synergies that the merger of U.S. Trust and Schwab could generate. These were estimated to be between $80 million and $100 million by calendar year 2001, translating into incremental net income of between $19 million and $24 million. These estimated synergies have a present value of $25 to $33 per common share of U.S. Trust, assuming 19x to 23x exit multiples and discount rates of between 12% and 14%. The results of the base case and upside case analyses are shown in the tables below, excluding the estimated synergies:

                                  BASE CASE(1)

                                                TERMINAL MULTIPLE TO
DISCOUNT RATE                                      2005E EARNINGS
-------------                                ---------------------------
                                              19.0X     21.0X      23.0X
12%........................................  $91.87    $99.96    $108.04
13.........................................   87.37     95.04     102.70
14.........................................   83.14     90.41      97.68

-------------------------

(1) Based on management estimates. Assumes target tangible leverage ratio of 6%.

                                 UPSIDE CASE(1)

                                               TERMINAL MULTIPLE TO
DISCOUNT RATE                                     2005E EARNINGS
-------------                              -----------------------------
                                             19.0X      21.0X      23.0X
12%......................................  $102.54    $111.60    $120.67
13.......................................    97.50     106.09     114.68
14.......................................    92.76     100.91     109.06

-------------------------

(1) Based on management estimates, assuming increased operating leverage. Assumes target tangible leverage of 6%.

     MERGER CONSEQUENCES ANALYSIS. Credit Suisse First Boston analyzed the potential pro forma effect of the merger on Schwab's EPS during calendar years 2000 and 2001 relative to Schwab on a stand-alone basis. This analysis indicates that the merger will be accretive to Schwab's EPS by approximately 3.5% and 3.2% in 2000 and 2001, respectively, excluding merger related costs and before accounting for projected synergies, and when including projected synergies, accretion increases to 3.9% and 5.3%, respectively.

     ENGAGEMENT OF CREDIT SUISSE FIRST BOSTON. Pursuant to the terms of Credit Suisse First Boston's engagement, U.S. Trust has agreed to pay Credit Suisse First Boston a total fee of $19.5 million, $5 million of which became payable upon the announcement of the execution of the merger agreement, $2 million of which will become payable upon the mailing of this proxy statement/prospectus to shareholders of U.S. Trust and the $12.5 million balance of which will become payable upon the completion of the merger. U.S. Trust also has agreed to periodically reimburse Credit Suisse First Boston for all reasonable out-of-pocket expenses, including the fees and expenses of its legal counsel and any other advisor retained by Credit Suisse First Boston, and to indemnify Credit Suisse First Boston against liabilities and expenses, in each case resulting from or arising out of Credit Suisse First Boston's engagement.

     In the ordinary course of their businesses, Credit Suisse First Boston and its affiliates may actively trade the debt and equity securities of both U.S. Trust and Schwab for their own accounts and for the accounts of customers, and, accordingly, may at any time hold a long or short position in those securities. Except as described above, there are currently no material relationships between Credit Suisse First Boston and its affiliates and U.S. Trust and its affiliates.

INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS OF U.S. TRUST IN THE MERGER

     When considering the recommendation of the U.S. Trust board of directors that shareholders vote in favor of the adoption of the merger agreement, U.S. Trust shareholders should be aware that directors and executive officers of U.S. Trust have interests in the merger as directors or officers that are different from, or in addition to, those of a U.S. Trust shareholder, as described below. The U.S. Trust board was aware of, and considered the interests of, its directors and executive officers when it considered and approved the merger agreement and the merger.

     As of April 24, 2000, approximately 697,604 common shares of U.S. Trust were subject to outstanding stock options granted to executive officers under compensatory equity-based plans of U.S. Trust. Immediately prior to, or as of, the effective time of the merger, U.S. Trust's stock options and other equity-based compensation awards will become fully exercisable or vested. At the effective time of the merger, such stock options and awards, excluding any which are exercised prior to the effective time of the merger, will be paid out in the form of Schwab common stock having an equivalent value to the value of the participants' respective equity-based awards, instead of any cash payments that would otherwise have been provided under the equity-based plans' terms prior to their amendment. Restricted stock units granted under the U.S. Trust board of directors deferred compensation plan and restricted stock units that have not been granted under any other U.S. Trust compensation plan, in each case denominated in common shares of U.S. Trust, will be converted at the effective time of the merger into restricted stock units denominated in Schwab common stock based upon the exchange ratio of 3.427 and will otherwise continue to be administered in accordance with their original terms.

     Under several of U.S. Trust's executive compensation plans having change in control provisions, any outstanding awards that are not equity-based will become fully vested at the effective time of the merger to the extent not then already vested, but will otherwise continue in effect in accordance with their original terms.

     As promptly as practicable following the effective time of the merger, Schwab will grant stock options to acquire Schwab common stock to employees of U.S. Trust, in addition to stock options that will be granted under the retention program discussed below. Employees of U.S. Trust who are serving as vice presidents or in more senior executive positions, other than the members of the Office of the Chairman, will receive a grant of stock options in an aggregate amount to be determined at an exercise price per share equal to the fair market value of Schwab common stock on the date of grant.

     Under the terms of the merger agreement, Schwab and U.S. Trust will establish, as of the effective time of the merger, a retention program for all of U.S. Trust's approximately 1,900 employees, including all executive officers, that will provide for the awarding of retention bonuses. The aggregate amount of retention bonuses will equal approximately $150 million, consisting of a cash component of approximately $125 million and a stock option component of approximately $25 million. The retention program will cover all U.S. Trust employees in employment with U.S. Trust on January 12, 2000, provided that, subject to limited exceptions, these individuals remain in continuous employment with U.S. Trust for two years following the effective time of the merger. The amount of the retention bonus will vary by employment position, ranging from 25% of base salary for non-officers to $2.8 million for each of Mr. Schwarz, Mr. Maurer, Ms. Rahe and Mr. Taylor, who collectively comprise the Office of the Chairman. Cash retention payments vest on the second anniversary of the completion of the merger, and the stock option component of the retention payments vests 50% on the third anniversary of the completion of the merger and 50% on the fourth anniversary of the completion of the merger. For a more complete description of the terms of the retention program, see "The Merger Agreement and Related Agreements -- Employee Retention Program" on page 61.

     Simultaneously with the execution of the merger agreement, Schwab and U.S. Trust entered into new three-year employment agreements with Messrs. Schwarz, Maurer and Taylor and Ms. Rahe, which become effective as of the effective time of the merger. Each covered executive will continue to serve in the same position he or she is serving in immediately prior to the effective time of the merger. Each covered executive will receive an annual base salary equal to the annual base salary being paid to him or her as of the effective time of the merger. Effective March 27, 2000, such salaries are $675,000 for Mr. Schwarz and $530,000 for each of Mr. Maurer, Ms. Rahe and Mr. Taylor. Each covered executive will also receive an annual target bonus, expressed as a percentage of base salary, of 175% for Mr. Schwarz, 170% for Mr. Maurer and 160% for each of Ms. Rahe and Mr. Taylor. Further, each covered executive will receive a specified option grant, 25,000 options for Messrs. Schwarz and Maurer, and 20,000 options for Ms. Rahe and Mr. Taylor, as soon as practicable following the effective time of the merger, with an exercise price per share based upon the fair market value of Schwab common stock on the date of grant. Each covered executive, other than Mr. Schwarz, will also receive a restricted stock grant of 20,000 shares as soon as practicable following the effective time of the merger. For a more complete description of the terms of the employment agreements, see "The Merger Agreement and Related Agreements -- Executive Employment Agreements and Covenants Not To Compete" on page 62.

     Under the terms of the merger agreement, Schwab has also agreed, following the merger, to cause U.S. Trust to continue to indemnify the existing and past directors and officers of U.S. Trust and its subsidiaries in accordance with the indemnification provisions contained in the charter documents of U.S. Trust and its subsidiaries. In addition, Schwab will use its commercially reasonable efforts to retain and keep in effect U.S. Trust's current directors' and officers' liability insurance for a six-year period following the merger or will purchase and keep in effect for that same period directors' and officers' liability insurance having liability limits and providing coverage for acts or omissions of the type provided by U.S. Trust's existing directors' and officers' liability insurance.

MERGER CONSIDERATION

     In the merger, holders of common shares of U.S. Trust will receive 3.427 shares of Schwab common stock for each common share of U.S. Trust they own at the effective time of the merger. No fractional shares of Schwab common stock will be issued in the merger. In lieu of fractional shares, Schwab will issue a check for the value of any fractional share in an amount determined by multiplying (1) the closing sale price of Schwab common stock on the New York Stock Exchange as reported in The Wall Street Journal on the last trading day prior to the effective time of the merger by (2) the fraction of a share, rounded to the nearest thousandth of a share, of Schwab common stock that the holder would otherwise be entitled to receive.

     The number of shares of Schwab common stock to be issued for each common share of U.S. Trust is fixed and will not be adjusted based upon changes in the value of Schwab common stock or common shares of U.S. Trust. As a result, the value of the Schwab common stock that you receive in the merger will not be determined at the time you vote on the merger agreement and may go up or down if the market price of Schwab common stock goes up or down. Neither Schwab nor U.S. Trust may terminate the merger agreement based on changes in the value of Schwab common stock prior to the closing of the merger.

REGULATORY MATTERS

REGULATORY APPROVALS REQUIRED FOR THE MERGER

     Completion of the merger is subject to a number of regulatory approvals and consents.

     In order to complete the merger and thereby become a bank holding company, Schwab must first obtain the approval of the Federal Reserve Board under the Bank Holding Company Act and the Federal Reserve Board's regulations. In reviewing applications under the Bank Holding Company Act, the Federal Reserve Board must consider, among other factors, (1) the financial and managerial resources and future prospects of the existing and merged institutions and (2) the convenience and needs of the communities to be served. In addition, the Federal Reserve Board may not approve a merger:

     - that will result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States;

     - if its effect in any section of the country may be substantially to lessen competition or to tend to create a monopoly; or

     - if it would in any other manner be a restraint of trade.

However, the Federal Reserve Board may approve a merger if it finds that the anticompetitive effects of the merger are clearly outweighed by the public interests and the probable effect of the merger on meeting the convenience and needs of the communities to be served. Any merger approved by the Federal Reserve Board may not be completed until 30 days after the approval is obtained. During this 30-day period, the Department of Justice may challenge the merger on antitrust grounds and seek the divestiture of certain assets and liabilities. With the approval of the Federal Reserve Board and the Department of Justice, the waiting period may be reduced to no less than 15 days.

     In order to become a financial holding company under the Bank Holding Company Act, Schwab must file a declaration with the Federal Reserve Board that each of U.S. Trust's bank subsidiaries is well capitalized and well managed. A well capitalized institution must meet the minimum capital ratios set forth at page 43. A well managed institution must have received at least a satisfactory bank examination rating for management as well as a composite CAMEL rating of 1 or 2. Unless the Federal Reserve Board determines that one of U.S. Trust's bank subsidiaries has received an examination rating under the Community Reinvestment Act that is less than satisfactory, or is otherwise not well capitalized or well managed, Schwab will become a financial holding company following the merger.

     Under the Community Reinvestment Act, the Federal Reserve Board must also take into account the record of performance of each of U.S. Trust's bank subsidiaries in meeting the credit needs of the bank's entire community, including low and moderate income neighborhoods, through community development activities. As part of the review process, the banking agencies frequently receive comments and protests from community groups and others.

     Inner City Press/Community on the Move and its members and affiliates have submitted comments to the Federal Reserve Board and the New York Banking Department regarding Schwab's application to the Federal Reserve Board to acquire U.S. Trust. Schwab has responded to the comments.

     In addition, the merger is subject to the prior approval of the New York State Banking Department under provisions of the New York Banking Law. In determining whether to approve the merger application, the New York State Banking Department considers, among other factors:

     - whether the merger would be consistent with adequate or sound banking and/or would result in concentration of assets beyond limits consistent with effective competition;

     - whether the merger would result in a lessening of competition that would be injurious to the interest of the public or tend toward monopoly; and

     - whether the merger would serve the public interest and the public's needs and convenience.

     In addition, Schwab's indirect acquisition through the merger of other state chartered depository institutions of U.S. Trust is subject to the prior approval of the bank regulatory authorities of the states of Connecticut, Delaware, Florida, New Jersey and North Carolina. Such approvals are subject to similar standards as those outlined above for New York.

     Additional non-banking regulatory approvals, consents and notices must be obtained or provided in connection with the merger. These include notifying or obtaining the consent or approval of various self-regulatory organizations of which subsidiaries of Schwab and U.S. Trust are members, including the National Association of Securities Dealers, Inc., and obtaining the consents of the directors and shareholders of the registered investment companies advised by U.S. Trust and/or several of its subsidiaries to the deemed assignment of their investment advisory contracts resulting from the merger.

     Schwab filed the application for the approval of the Federal Reserve Board on March 2, 2000 and for approval of state regulators shortly thereafter. The Federal Reserve Board advised Schwab by letter dated March 9, 2000 that it plans to act on Schwab's application by May 1, 2000, but it may choose to extend this period. On March 20, 2000, the Federal Reserve Board requested that Schwab provide additional information. Schwab provided the requested information on April 3, 2000. Schwab does not know of any reason why it would not be able to obtain the approval of the Board of Governors of the Federal Reserve System or the relevant state regulators in a timely manner. Schwab and U.S. Trust are not aware of any other regulatory approvals that would be required for completion of the merger, except as described above.

     If any of the requisite regulatory approvals are not obtained, the merger cannot proceed. In addition, U.S. Trust's bank subsidiaries must meet the standards required for Schwab to become a financial holding company. There can be no assurance that Schwab will be able to obtain all regulatory approvals. Furthermore, if the Department of Justice were to challenge the merger, Schwab cannot predict the result.

REGULATORY MATTERS RELATING TO THE BUSINESS OF SCHWAB FOLLOWING THE MERGER

     FINANCIAL MODERNIZATION LEGISLATION. On November 12, 1999, the Gramm-Leach-Bliley Act was enacted. Effective March 11, 2000, the Gramm-Leach-Bliley Act permits qualifying bank holding companies to become financial holding companies and thereby affiliate with a far broader range of financial companies than has previously been permitted for a bank holding company. Permitted affiliates include securities brokers, underwriters and dealers, investment managers, insurance companies and companies engaged in other activities that are "financial in nature or incidental thereto" or "complementary." A bank holding company may elect to become a financial holding company if each of its subsidiary banks is well capitalized, is well managed and has at least a satisfactory examination rating under the Community Reinvestment Act.

     The Gramm-Leach-Bliley Act identifies several activities as financial in nature, including, securities brokerage, underwriting, dealing in or making a market in securities, investment management services and insurance activities. In addition, the Federal Reserve Board, in cooperation with the Treasury Department, may declare additional activities to be financial in nature, and the Federal Reserve Board may unilaterally declare activities to be complementary.

     Under the Gramm-Leach-Bliley Act and the Federal Reserve Board's regulations, if any one of U.S. Trust's bank subsidiaries subsequently fails to be well capitalized or well managed as described above, Schwab must enter into an agreement to correct the condition. The Federal Reserve Board has the authority to limit the activities of such a financial holding company. If the condition is not corrected within six months or within the additional time granted by the Federal Reserve Board, the financial holding company must either divest its bank subsidiaries or divest nonbank operations that are conducted in reliance upon its financial holding company status.

     The Community Reinvestment Act provides that each insured bank or thrift serve the convenience and needs of its community, including the low- and moderate-income segments of its community. The Community Reinvestment Act requires that Federal regulators take into account an institution's record of serving its community in connection with obtaining regulatory approvals. In addition, the Federal regulators periodically assess an institution's record by conducting examinations that result in a Community Reinvestment Act rating. The Community Reinvestment Act does not apply to firms that are not insured depository institutions, or to affiliates of an insured depository institution. If any one of the insured bank or thrift subsidiaries of a financial holding company does not receive at least a satisfactory Community Reinvestment Act examination rating, the financial holding company must immediately cease to engage in new activities or to make new investments, other than investments made by an insurance or merchant banking affiliate, in reliance upon its authority as a financial holding company. Each of U.S. Trust's insured bank and thrift subsidiaries has received a satisfactory Community Reinvestment Act rating.

     The Federal Reserve Board's regulations provide that the Federal Reserve Board reserves the right to prohibit a financial holding company from engaging in new activities or acquiring additional companies if the Federal Reserve Board concludes that the financial holding company's capital or managerial resources are not adequate. The regulations provide no standard for the adequacy of capital or management for a financial holding company.

     The Gramm-Leach-Bliley Act establishes the Federal Reserve Board as the umbrella supervisor for financial holding companies and adopts an administrative approach to regulation that requires the Federal Reserve Board to defer to the actions and requirements of the "functional" regulators of subsidiary broker-dealers, investment managers, investment companies, insurance companies, banks and other regulated institutions. Thus, the various state and Federal regulators of a financial holding company's subsidiaries would retain their jurisdiction and authority over such operating entities. As the umbrella supervisor, however, the Federal Reserve Board has the potential to affect the operations and activities of a financial holding company's subsidiaries through its authority over the financial holding company parent. In addition, the Gramm-Leach-Bliley Act provides the Federal Reserve Board with back-up regulatory authority over functionally regulated subsidiaries, such as broker-dealers and banks, to intervene directly in the affairs of the subsidiary for specific reasons.

     The Federal Reserve Board is expected to issue regulations addressing the activities in which a financial holding company may engage, consolidated capital requirements and other regulatory issues. These regulations may limit Schwab's business or impose additional costs or requirements.

     GENERAL. Schwab will become a bank holding company subject to supervision and regulation by the Federal Reserve Board under the Bank Holding Company Act. In addition, Schwab will take advantage of provisions added to the Bank Holding Company Act for a diversified financial services firm to become a financial holding company. As a financial holding company, Schwab's activities and those of its banking and nonbanking subsidiaries are limited to the business of banking and activities that are financial or incidental thereto or are complementary. Schwab may not directly or indirectly acquire the ownership or control of more than 5% of any class of voting shares or substantially all of the assets of any bank or savings and loan association, without the prior approval of the Federal Reserve Board.

     U.S. Trust's bank subsidiaries include state chartered banks, national banks and a state chartered savings bank. The state chartered institutions are subject to the supervision, regulation and examination of the relevant state banking departments and each institution's respective Federal regulator, including the Federal Deposit Insurance Corporation, Office of Thrift Supervision and the Federal Reserve Board. The national banks are subject to the supervision, regulation and examination of the Comptroller of the Currency. The Federal regulators have broad enforcement authority over Federally-insured depository institutions, including the power to:

     - terminate deposit insurance;

     - appoint a conservator or receiver if any of a number of conditions exist; and

     - impose substantial fines and other civil penalties.

     Almost every aspect of the operations and financial condition of U.S. Trust's bank subsidiaries are subject to extensive regulation and supervision and to various requirements and restrictions under Federal and state law, including requirements governing:

    - capital adequacy;                   - management practices;
    - liquidity;                          - branching;
    - earnings;                           - loans;
    - dividends;                          - investments; and
    - reserves against deposits;          - the provision of services.

     Various consumer protection laws and regulations also affect the operations of U.S. Trust's bank subsidiaries. The deposits of U.S. Trust's bank subsidiaries are insured up to applicable limits by the FDIC. Supervision and regulation of financial holding companies and their subsidiaries is intended primarily for the protection of depositors, the deposit insurance funds of the FDIC and the banking system as a whole, not for the protection of bank holding company stockholders or creditors.

     The following description summarizes some of the laws to which Schwab and U.S. Trust's bank subsidiaries are subject. To the extent statutory or regulatory provisions or proposals are described, the description is qualified in its entirety by reference to the particular statutory or regulatory provisions or proposals.

     PAYMENT OF DIVIDENDS. Schwab is a legal entity separate and distinct from U.S. Trust's bank subsidiaries. There are various legal and regulatory limitations under Federal and state law on the extent to which banking subsidiaries can finance or otherwise supply funds to their holding companies.

     Federal Reserve Board policy provides that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless its net income available to common stockholders has been sufficient to fully fund the dividends, and the prospective rate of earnings retention appears to be consistent with the capital needs, asset quality and overall financial condition of the holding company and its bank subsidiaries. Since Schwab will be a bank holding company, this policy may be applied to it even though it is also a financial holding company. In addition, among other things, dividends from a New York-chartered bank, such as U.S. Trust's New York state bank, and U.S. Trust's national banks, are limited to an amount equal to the bank's net profits for the current year plus its prior two years' retained net profits, less any required transfer to surplus or a fund for the retirement of any preferred stock.

     Under Federal law, a depository institution is prohibited from paying a dividend if the depository institution would thereafter be "undercapitalized" as determined by the Federal bank regulatory agencies. The relevant Federal regulatory agencies, and the state regulatory agencies, also have authority to prohibit a bank or a bank holding company from engaging in what, in the opinion of the regulatory body, constitutes an unsafe or unsound practice in conducting its business. The payment of dividends could, depending upon the financial condition of U.S. Trust's bank subsidiaries, be deemed to constitute such an unsafe or unsound practice.

     TRANSACTIONS WITH AFFILIATES. U.S. Trust's bank subsidiaries are subject to restrictions under Federal law that limit transactions with Schwab and its nonbank subsidiaries, including loans and other extensions of credit, investments or asset purchases. Such transactions by a bank subsidiary with any one affiliate are limited in amount to 10% of the bank's capital and surplus and, with all affiliates together, to an aggregate of 20% of the bank's capital and surplus. Furthermore, such loans and extensions of credit, as well as other transactions, are required to be secured in specified amounts. These and various other transactions, including any payment of money to Schwab, must be on terms and conditions that are, or in good faith would be, offered to nonaffiliated companies. See "The Merger Agreement and Related Agreements -- The Merger Agreement -- Conditions to the Completion of the Merger" on page 49 and "-- The Merger Agreement -- Termination" on page 53.

     HOLDING COMPANY LIABILITY. Under Federal Reserve Board policy, a bank holding company is expected to act as a source of financial strength to each of its bank subsidiaries and commit resources to their support. Such support may be required at times when, absent this Federal Reserve Board policy, a holding company may not be inclined to provide it. As a bank holding company, Schwab may be subject to this policy even though it is also a financial holding company. As discussed below under "Prompt Corrective Action" on page 42, a bank holding company could be required to guarantee the capital plan of an undercapitalized banking subsidiary or subject the bank to seizure by the FDIC.

     In addition, the Gramm-Leach-Bliley Act authorizes the Federal Reserve Board to order a registered broker-dealer, investment advisor or investment company affiliate of a financial holding company to transfer capital to an affiliated bank. The Securities and Exchange Commission can veto such an order. If the Securities and Exchange Commission vetoes such an order, the Federal Reserve Board can order the financial holding company to divest the bank affiliate.

     In the event of a bank holding company's bankruptcy under Chapter 11 of the U.S. Bankruptcy Code, the trustee will be deemed to have assumed and is required to cure immediately any deficit under any commitment by the debtor holding company to any of the Federal banking agencies to maintain the capital of an insured depository institution, and any claim for breach of such obligation will generally have priority over most other unsecured claims.

     PROMPT CORRECTIVE ACTION. Under the Federal Deposit Insurance Corporation Improvement Act of 1991, the Federal banking agencies must take prompt supervisory and regulatory actions against undercapitalized depository institutions. Depository institutions are assigned one of five capital categories:

     - well capitalized;

     - adequately capitalized;

     - undercapitalized;

     - significantly undercapitalized; and

     - critically undercapitalized.

     Each capital category is subject to differing regulation. A well capitalized, adequately capitalized or undercapitalized institution may sometimes be treated as if the institution were in the next lower capital category. A depository institution is generally prohibited from making capital distributions, including paying dividends, or paying management fees to a holding company if the institution would thereafter be undercapitalized. Adequately capitalized institutions cannot accept, renew or roll over brokered deposits except with a waiver from the FDIC and are subject to restrictions on the interest rates that can be paid on such deposits. Undercapitalized institutions may not accept, renew or roll over brokered deposits.

     The banking regulatory agencies are permitted or, sometimes, required to take actions with respect to institutions falling within one of the three undercapitalized categories. Depending on the level of an institution's capital, the agency's corrective powers include, among other things:

     - prohibiting the payment of principal and interest on subordinated debt;

     - prohibiting the holding company from making distributions without prior regulatory approval;

     - placing limits on asset growth and restrictions on activities;

     - placing additional restrictions on transactions with affiliates;

     - restricting the interest rate the institution may pay on deposits;

     - prohibiting the institution from accepting deposits from correspondent banks; and

     - in the most severe cases, appointing a conservator or receiver for the institution.

     A banking institution that is undercapitalized is required to submit a capital restoration plan, and this plan will not be accepted unless, among other things, the banking institution's holding company guarantees the plan up to a specified amount. The failure to submit such a guaranteed capital plan may result in the seizure of the bank by the FDIC. As of December 31, 1999, U.S. Trust's bank subsidiaries exceeded the required capital ratios for classification as well capitalized.

     CAPITAL ADEQUACY. The Federal Reserve Board has adopted various capital guidelines for bank holding companies. The Federal Reserve has not indicated whether the guidelines will be modified with respect to a bank holding company such as Schwab that also qualifies as a financial holding company.

     The Federal Reserve Board has adopted risk-based capital guidelines for bank holding companies. The minimum ratio of total capital to risk-weighted assets is 8%. Risk-weighted assets are the credit risk equivalents of balance sheet assets and various off balance sheet items such as standby letters of credit. At least half of the total capital must be composed of common stockholders' equity, including retained earnings, qualifying non-cumulative perpetual preferred stock, minority interests in the equity accounts of consolidated subsidiaries, and, for bank holding companies only, a limited amount of qualifying cumulative perpetual preferred stock, less goodwill, other disallowed intangibles and disallowed deferred tax assets, among other items. The remainder may consist of a limited amount of subordinated debt, other perpetual preferred stock, hybrid capital instruments, mandatory convertible debt securities that meet Federal Reserve Board requirements, as well as a limited amount of reserves for loan losses. The Federal Reserve Board has also adopted a minimum leverage ratio for bank holding companies, requiring Tier 1 capital of at least 3% of average total consolidated assets.

     The Federal Reserve Board's risk-based and leverage ratios are minimum supervisory ratios generally applicable to banking organizations that meet specified criteria, assuming that they have the highest regulatory rating. Bank holding companies not meeting these criteria are expected to operate with capital positions well above the minimum ratios. The Federal Reserve Board may set capital requirements for a particular bank holding company that are higher than the minimum ratios when circumstances warrant. Federal Reserve Board guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets. In addition, the regulations of the Federal Reserve Board provide that concentration of credit risk, interest rate risk and risks arising from nontraditional activities, as well as an institution's ability to manage these risks, are important factors to be taken into account by regulatory agencies in assessing an organization's overall capital adequacy. The agencies have also adopted an adjustment to the risk-based capital calculations to cover market risk in trading accounts of certain institutions.

     The Federal Reserve Board recently adopted amendments to their risk-based capital regulations to provide for the consideration of interest rate risk in the agencies' determination of a banking organization's capital adequacy. The amendments require such institutions to effectively measure and monitor their interest rate risk and to maintain capital adequate for that risk.

     The Federal banking regulators have also established risk-based and leverage capital guidelines that insured banks and thrifts are required to meet. These regulations are generally similar to those established by the Federal Reserve Board for bank holding companies. The capital ratios for Schwab, on a pro forma basis, U.S. Trust and U.S. Trust's bank subsidiaries are provided in the chart below.

                     RISK-BASED CAPITAL AND LEVERAGE RATIOS

                                                        AS OF DECEMBER 31, 1999
                                                     ------------------------------
                                                     RISK-BASED RATIOS
                                                     ------------------
                                                     TIER I      TOTAL     LEVERAGE
                                                     CAPITAL    CAPITAL     RATIO
                                                     -------    -------    --------
Schwab (pro forma)(1)..............................   10.25%     10.25%      7.61%
U.S. Trust Corporation.............................   11.79%     12.66%      6.16%
United States Trust Company of New York............    9.74%     10.67%      5.42%
U.S. Trust Company (Connecticut)...................   37.14%     37.90%      8.79%
U.S. Trust Company of New Jersey...................   67.07%     68.14%     18.58%
U.S. Trust Company of Texas, N.A...................   33.34%     33.89%      8.93%
U.S. Trust Company, N.A. (California)..............   18.25%     19.04%      6.13%
U.S. Trust Company of Florida Savings Bank.........   37.07%     37.57%     14.42%
Minimum required ratio.............................    4.00%      8.00%      4.00%
"Well capitalized" minimum ratio...................    6.00%     10.00%      5.00%

---------------
(1) The calculation of Schwab's pro forma risk-based capital and leverage ratios gives effect to Schwab as a bank holding company as of December 31, 1999, without giving effect to the merger.

     The Gramm-Leach-Bliley Act authorizes the Federal Reserve Board to establish consolidated capital requirements for financial holding companies. The Gramm-Leach-Bliley Act prohibits the Federal Reserve Board from imposing capital requirements on functionally regulated nonbank subsidiaries of a financial holding company, such as broker-dealers and investment advisors. The Federal Reserve Board has not published consolidated capital requirements specific to financial holding companies, but may do so in the future. The Federal Reserve Board has proposed to require that a financial holding company deduct from capital an amount equivalent to 50% of the company's merchant banking investments.

     As discussed below under "Enforcement Powers of the Federal Banking Agencies," failure to meet the minimum regulatory capital requirements could subject a bank holding company and its bank or thrift subsidiaries to a variety of enforcement remedies available to Federal regulatory authorities, including, in the most severe cases, the termination of deposit insurance by the FDIC and the placement of the institution into conservatorship or receivership.

     ENFORCEMENT POWERS OF THE FEDERAL BANKING AGENCIES. The Federal banking agencies have broad enforcement powers, including the power to terminate deposit insurance, impose substantial fines and other civil and criminal penalties and appoint a conservator or receiver. Failure to comply with applicable laws, regulations and supervisory agreements could subject Schwab, U.S. Trust or U.S. Trust's bank subsidiaries, as well as officers, directors and other institution-affiliated parties of these organizations, to administrative sanctions and potentially substantial civil money penalties. In addition to the grounds discussed under "Prompt Corrective Action" on page 42, the appropriate Federal banking agency may appoint the FDIC as conservator or receiver for a banking institution, or the FDIC may appoint itself if any one or more of a number of circumstances exist, including, without limitation:

     - the fact that the banking institution is undercapitalized and has no reasonable prospect of becoming adequately capitalized;

     - the institution fails to become adequately capitalized when required to do so;

     - the institution fails to submit a timely and acceptable capital restoration plan; or

     - the institution materially fails to implement an accepted capital restoration plan.

     PRIVACY. Subject to limited exceptions, the privacy provisions of the Gramm-Leach-Bliley Act prohibit financial institutions from disclosing to unaffiliated third parties nonpublic personal information regarding consumers and require financial institutions to develop and disclose consumer privacy policies. In addition, under these provisions Federal regulators may regulate information-sharing practices of financial institutions and enforce these provisions. Federal regulations implementing the statute are being developed. Federal law does not preempt state financial privacy laws that are stricter than the Federal provisions. Schwab and U.S. Trust may be required to amend their privacy policies and consumer disclosures to comply with the Gramm-Leach-Bliley Act and its implementing regulations.

     CONTROL ACQUISITIONS. The Change in Bank Control Act prohibits a person or group of persons from acquiring "control" of a bank holding company such as Schwab, unless the Federal Reserve Board has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10% or more of a class of voting stock of a bank holding company, such as Schwab, with a class of securities registered under Section 12 of the Exchange Act, such as Schwab, would, under the circumstances set forth in the presumption, constitute acquisition of control of Schwab.

     In addition, any company is required to obtain the approval of the Federal Reserve Board under the Bank Holding Company Act before acquiring 25% or more of the outstanding common stock of Schwab, or otherwise obtaining control or a "controlling influence" over Schwab. In the case of an acquirer that is a bank holding company, such Federal Reserve Board approval is required before acquiring a 5% or greater interest in Schwab.

     The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 permits an adequately capitalized and adequately managed bank holding company, with Federal Reserve Board approval, to acquire banking institutions located in states other than the bank holding company's home state without regard to whether the transaction is prohibited under state law. In addition, effective June 1, 1997, national banks and state banks with different home states are permitted to merge across state lines, with the approval of the appropriate Federal banking agency, unless the home state of a participating banking institution has passed legislation prior to that date that expressly prohibits interstate mergers. De novo interstate branching is permitted if the laws of the host state so authorize.

     FUTURE LEGISLATION. Various legislation is from time to time introduced in Congress, including proposals to alter the bank regulatory system, expand the powers of banking institutions and bank holding companies and limit the investments that a depository institution may make with insured funds. Such legislation may change banking statutes and the operating environment of Schwab and its subsidiaries in substantial and unpredictable ways. Schwab cannot determine the ultimate effect that potential legislation, if enacted, or implementing regulations, would have upon the financial condition or results of operations of Schwab or its subsidiaries.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following general discussion summarizes the anticipated material United States Federal income tax consequences of the merger to holders of common shares of U.S. Trust who exchange those shares for Schwab common stock in the merger. This discussion addresses only those shareholders who hold their common shares of U.S. Trust as capital assets and does not address all of the United States Federal income tax consequences that may be relevant to particular shareholders in light of their individual circumstances or to shareholders who are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, foreign holders, persons who hold shares as a hedge against currency risk, or as part of a constructive sale or conversion transaction, or holders who acquired their shares upon the exercise of employee stock options or otherwise as compensation. This discussion does not address any state, local or foreign tax consequences of the merger. HOLDERS OF COMMON SHARES OF U.S. TRUST ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER.

     No ruling has been, or will be, sought from the Internal Revenue Service as to the United States Federal income tax consequences of the merger, and the following discussion is not binding on the Internal Revenue Service. It is based upon the Internal Revenue Code, laws, regulations, rulings and decisions in effect as of the date of this proxy statement/ prospectus, all of which are subject to change, possibly with retroactive effect.

     In the opinion of Cravath, Swaine & Moore, special tax counsel to U.S. Trust, so long as all conditions to the closing of the merger are satisfied or waived and the merger is completed as described in this proxy statement/prospectus:

     - the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

     - holders of common shares of U.S. Trust who exchange their shares for Schwab common stock in the merger will not recognize gain or loss for United States Federal income tax purposes, except with respect to cash, if any, they receive instead of a fractional share of Schwab common stock;

     - each holder's aggregate tax basis in the Schwab common stock received in the merger will be the same as his or her aggregate tax basis in the common shares of U.S. Trust surrendered in the merger, decreased by the amount of any tax basis allocable to any fractional share interest for which cash is received; and

     - the holding period of the Schwab common stock received in the merger by a holder of common shares of U.S. Trust will include the holding period of the common shares of U.S. Trust that he or she surrendered in the merger.

     An opinion of counsel represents counsel's best legal judgment and is not binding on the Internal Revenue Service or any court.

     A holder of common shares of U.S. Trust who receives cash instead of a fractional share of Schwab common stock will recognize gain or loss equal to the difference between the amount of cash received and his or her tax basis in the common shares of U.S. Trust that is allocable to the fractional share. That gain or loss generally will constitute capital gain or loss. In the case of an individual shareholder, any capital gain will be subject to a maximum United States Federal income tax rate of 20% if the individual has held his or her common shares of U.S. Trust for more than 12 months at the effective time of the merger. The deductibility of capital losses is subject to limitations for both individuals and corporations.

ACCOUNTING TREATMENT

     Completion of the merger is conditioned upon receipt by Schwab and U.S. Trust of letters from Deloitte & Touche LLP and PricewaterhouseCoopers LLP regarding those firms' concurrence with Schwab's management's and U.S. Trust's management's conclusions, respectively, that as of the date the merger is completed, no conditions exist that would preclude accounting for the merger as a pooling-of-interests business combination, if the merger is completed in accordance with the merger agreement. See "The Merger Agreement and Related Agreements -- The Merger Agreement -- Conditions to the Completion of the Merger" on page 49 and "-- The Merger Agreement -- Termination" on page 53.

     Under the pooling-of-interests method of accounting, upon completion of the merger, the historical cost-based amounts of the assets and liabilities of Schwab and U.S. Trust will be carried forward and recorded by the combined company. The stockholders' equities of Schwab and U.S. Trust are also combined. In addition, the income of the combined company will include the income of Schwab and U.S. Trust for the entire fiscal period in which the merger is completed, and the reported income for the prior periods will be combined and restated as the income of the combined company.

DISSENTERS' RIGHTS

     Shareholders of U.S. Trust who vote against the adoption of the merger agreement do not have the right under Section 623 of the Business Corporation Law of New York to receive payment in cash for the fair value of their shares in lieu of receiving the consideration provided for under the merger agreement.

LISTING OF SCHWAB COMMON STOCK TO BE ISSUED IN THE MERGER

     It is a condition to the merger that Schwab common stock issuable to the U.S. Trust shareholders in the merger be approved for listing on the New York Stock Exchange, subject to official notice of issuance.

DELISTING AND DEREGISTRATION OF COMMON SHARES OF U.S. TRUST

     If the merger is completed, the common shares of U.S. Trust will be delisted from the New York Stock Exchange and will be deregistered under the Exchange Act.

RESTRICTIONS ON SALE OF SHARES OF SCHWAB COMMON STOCK AND COMMON SHARES OF U.S. TRUST BY AFFILIATES OF SCHWAB AND U.S. TRUST

     The shares of Schwab common stock to be issued in connection with the merger will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares of Schwab common stock issued to any person who is deemed to be an affiliate of either Schwab or U.S. Trust at the time of the special meeting. Persons who may be deemed affiliates include individuals or entities that control, are controlled by or are under common control of either Schwab or U.S. Trust and may include several officers and directors as well as principal shareholders. Affiliates may not sell their shares of Schwab common stock received in the merger except pursuant to:

     - an effective registration statement under the Securities Act covering the resale of those shares;

     - an exemption under paragraph (d) of Rule 145 under the Securities Act; or

     - another applicable exemption under the Securities Act, including the resale provisions of Rule 144.

     In addition, it is expected that each affiliate will agree not to make any disposition of Schwab common stock or common shares of U.S. Trust within 30 days prior to the completion of the merger and until after such time as financial results covering at least 30 days of combined operations of Schwab and U.S. Trust have been published. The merger agreement requires Schwab and U.S. Trust to use commercially reasonable efforts to cause each of their respective affiliates to enter into such affiliate agreements. Schwab's registration statement on Form S-4, of which this proxy statement/prospectus forms a part, does not cover the resale of shares of Schwab common stock to be received by affiliates in the merger.

OPERATIONS FOLLOWING THE MERGER

     Following the merger, U.S. Trust will be a wholly-owned subsidiary of Schwab. Upon consummation of the merger, the membership of U.S. Trust's board of directors will be changed to include Messrs. Schwab and Pottruck, and the membership of Schwab's board of directors will be changed to include Messrs. Schwarz and Maurer. In addition, Messrs. Schwarz, Maurer and Taylor and Ms. Rahe will be appointed to the Schwab management committee. The shareholders of U.S. Trust will become stockholders of Schwab, and their rights as stockholders will be governed by Schwab's certificate of incorporation, Schwab's bylaws and the laws of the state of Delaware. Please see "Comparison of Rights of Stockholders of Schwab and Shareholders of U.S. Trust" on page 67.

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

                  THE MERGER AGREEMENT AND RELATED AGREEMENTS

     The following description summarizes the material provisions of the merger agreement, the stock option agreement, the employee retention program and the employment agreements. You should read carefully the merger agreement and the stock option agreement, which are attached as Annex A and Annex B to this proxy statement/prospectus.

THE MERGER AGREEMENT

     CONDITIONS TO THE COMPLETION OF THE MERGER

     CONDITIONS TO SCHWAB'S AND U.S. TRUST'S OBLIGATIONS TO COMPLETE THE MERGER. Each party's obligation to effect the merger is subject to the satisfaction or waiver of the following conditions:

     - holders of two-thirds of the voting power of all outstanding common shares of U.S. Trust have adopted the merger agreement;

     - the shares of Schwab common stock issuable to U.S. Trust shareholders in the merger have been approved for listing on the New York Stock Exchange, subject to official notice of issuance;

     - the merger has been approved by the Federal Reserve Board and all other relevant Federal and state bank and thrift regulators;

     - all other regulatory approvals and all other statutory waiting periods have been obtained or expired, other than those which would not be reasonably likely to have a material adverse effect on Schwab or U.S. Trust;

     - the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, has become effective under the Securities Act and is not the subject of any stop order or proceedings seeking a stop order;

     - no order, injunction, decree or judgment has been issued by any court or governmental body or agency, or other legal restraint or prohibition preventing the consummation of the merger is in effect;

     - no statute, rule, regulation, order, injunction or decree that prohibits or makes illegal the consummation of the merger has been enacted, entered, promulgated or enforced; and

     - Schwab and U.S. Trust each has received a letter, dated as of the closing date of the merger, from both Deloitte & Touche LLP and PricewaterhouseCoopers LLP to the effect that the merger will qualify for pooling-of-interests accounting treatment.

     CONDITIONS TO SCHWAB'S OBLIGATION TO COMPLETE THE MERGER. Schwab's obligation to effect the merger is also subject to the satisfaction or waiver by Schwab of the following conditions:

     - the representations and warranties of U.S. Trust set forth in the merger agreement relating to the capitalization of U.S. Trust are true and correct in all material respects as of the date of the merger agreement and as of the closing date of the merger, or, if such representations and warranties expressly relate to an earlier date, then as of such date; provided, however, that the foregoing condition will not be satisfied if the

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

       number of common shares of U.S. Trust outstanding on a fully diluted basis on January 6, 2000 exceeded 22,193,743;

     - the representations and warranties of U.S. Trust set forth in the merger agreement relating to the status of U.S. Trust's insured depository institutions are true and correct as of the date of the merger agreement and as of the closing date of the merger;

     - the other representations and warranties of U.S. Trust set forth in the merger agreement are true and correct as of the date of the merger agreement and as of the closing date of the merger, or, if such representations and warranties expressly relate to an earlier date, then as of such date; provided that, if any such representations and warranties are not true and correct, without giving effect to any qualification or limitation as to materiality or material adverse effect, then this condition will be deemed satisfied if and only if the cumulative effect of all inaccuracies of such representations and warranties, without giving effect to any qualification or limitation as to materiality or material adverse effect, is not or does not have a material adverse effect on U.S. Trust;

     - U.S. Trust has performed in all material respects all obligations required to be performed by it under the merger agreement on or prior to the closing date of the merger, and Schwab has received a certificate signed on behalf of U.S. Trust by its Chief Executive Officer and Chief Financial Officer to that effect;

     - no conditions, restrictions or requirements have been imposed on Schwab, U.S. Trust or the surviving corporation in the merger by a governmental entity that have or would reasonably be likely to have a material adverse effect on Schwab, including any requirement for Schwab or any of its subsidiaries to divest or hold separate, or curtail, or accept any restriction on or cease to operate any portion of the business or assets of Schwab, U.S. Trust or the surviving corporation in the merger that would be reasonably likely to have a material adverse effect on Schwab; and

     - U.S. Trust and each of its subsidiaries meet the criteria necessary for Schwab to qualify as a financial holding company under the Gramm-Leach-Bliley Act.

     CONDITIONS TO U.S. TRUST'S OBLIGATION TO COMPLETE THE MERGER. U.S. Trust's obligation to effect the merger is also subject to the satisfaction or waiver by U.S. Trust of the following conditions:

     - the representations and warranties of Schwab set forth in the merger agreement relating to the capitalization of Schwab are true and correct in all material respects as of the date of the merger agreement and as of the closing date of the merger, or, if such representations and warranties expressly relate to an earlier date, then as of such date;

     - the other representations and warranties of Schwab set forth in the merger agreement are true and correct as of the date of the merger agreement and as of the closing date of the merger, or, if such representations and warranties expressly relate to an earlier date, then as of such date; provided that, if any such representations and warranties are not true and correct, without giving effect to any qualification or limitation as to materiality or material adverse effect, then this condition will be deemed satisfied if and only if the cumulative effect of all inaccuracies of such representations and warranties, without giving effect to any qualification or limitation as to materiality or material adverse effect, is not or does not have a material adverse effect on Schwab;

     - Schwab has performed in all material respects all obligations required to be performed by it under the merger agreement on or prior to the closing date of the merger, and U.S. Trust has received a certificate signed on behalf of Schwab and Schwab Merger Sub by Schwab's President or a Vice-Chairman and by Schwab's Chief Financial Officer to that effect; and

     - U.S. Trust has received from Cravath, Swaine & Moore, on the closing date of the merger, an opinion stating that the merger will qualify for United States Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. The issuance of this opinion is conditioned upon the receipt by Cravath, Swaine & Moore of customary representation letters from each of U.S. Trust, Schwab Merger Sub and Schwab in form and substance reasonably satisfactory to Cravath, Swaine & Moore.

     The merger agreement provides that a "material adverse effect" means, when used in connection with U.S. Trust or Schwab, any effect that is, or would be reasonably likely to be, material and adverse to the business, operations, financial condition or results of operations of such party and its subsidiaries taken as a whole or does, or would be reasonably likely to, prevent the parties from consummating the merger, other than:

     - any effect resulting from events, facts or circumstances relating to the economy in general, including market fluctuations and changes in interest rates, or to the parties' industry in general and specifically relating to either party or any subsidiary of such party; or

     - the loss of customer business, in whole or in part, resulting from the announcement or consummation of the merger agreement or the merger.

     U.S. Trust can provide no assurance that all of the conditions precedent to the merger will be satisfied or waived by the party permitted to do so. U.S. Trust cannot at this point determine whether it would resolicit proxies in the event that it decides to waive any of the items listed above. This decision would depend upon the facts and circumstances leading to U.S. Trust's decision to complete the merger and whether U.S. Trust believes there has been a material change in the terms of the merger and its effect on U.S. Trust's shareholders. In making its determination, U.S. Trust would consider, among other factors:

     - the reasons for the waiver;

     - the effect of the waiver on the terms of the merger;

     - whether the requirement being waived was necessary in order to make the deal fair to the shareholders from a financial point of view;

     - the availability of alternative transactions; and

     - the prospects of U.S. Trust as an independent entity.

     If U.S. Trust determines that a waiver of a condition would materially and adversely change the terms of the merger, including the expected qualification of the merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, it will resolicit proxies.

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

     NO SOLICITATION. The merger agreement provides that U.S. Trust will not, nor will it permit any of its subsidiaries to, nor will it authorize or permit any of its directors, officers, employees, agents or affiliates or any investment banker, attorney or other advisor to, directly or indirectly:

     - solicit or encourage inquiries or proposals with respect to any takeover proposals, as discussed below;

     - engage in any negotiations regarding, or have any discussions with any person relating to, any takeover proposal;

     - provide any confidential information in response or relating to any takeover proposal; or

     - waive any provision of, or amend the terms of, U.S. Trust's rights agreement in respect of a takeover proposal.

     However, at any time prior to the date of the special meeting, the U.S. Trust board of directors may, in response to a takeover proposal that did not result from a breach of the obligations outlined above, and that, in its good faith judgment, after consultation with outside counsel, is or is reasonably likely to be, a superior proposal, as described below:

     - furnish information with respect to U.S. Trust to the person making the superior proposal under a confidentiality agreement that is not less restrictive than the confidentiality agreement that U.S. Trust has entered into with Schwab; and

     - participate in discussions or negotiations regarding such superior proposal.

     The merger agreement provides that:

     - The term "takeover proposal" means any bona fide inquiry, proposal, offer or indication of interest from any person relating to any direct or indirect (1) acquisition, purchase or lease of 20% or more of the consolidated net revenues, net income or assets of U.S. Trust and its subsidiaries, taken as a whole or (2) acquisition or purchase of 20% or more of any class of common stock or voting securities of U.S. Trust or any of its subsidiaries or (3) tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of common stock or voting securities of U.S. Trust or any of its subsidiaries.

     - The term "superior proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution, sale of assets or otherwise, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the common shares of U.S. Trust or all or substantially all the assets of U.S. Trust, (1) on terms that the U.S. Trust board of directors determines in its good faith judgment, based on the advice of an investment banking firm having national recognition, to be more favorable to U.S. Trust shareholders from a financial point of view and (2) that the U.S. Trust board of directors determines in its good faith judgment to be reasonably capably of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal.

     Except as expressly permitted by the merger agreement, neither the U.S. Trust board of directors nor any committee of the board is permitted to withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Schwab, the approval or recommendation of the merger or the merger agreement by the U.S. Trust board of directors or any committee of the board, nor will they approve or recommend, or propose publicly to approve or recommend, any takeover proposal. The U.S. Trust board of directors is required at all times to recommend to U.S. Trust shareholders that they vote in favor of the adoption of the merger agreement and is required at all times to recommend that U.S. Trust shareholders reject any takeover proposal, except as described below.

     Notwithstanding the foregoing, in response to a superior proposal, U.S. Trust may terminate the merger agreement prior to its adoption by U.S. Trust shareholders if:

     - the U.S. Trust board of directors has received a superior proposal;

     - U.S. Trust has notified Schwab in writing of the determination of the U.S. Trust board of directors to accept the superior proposal, and has included a summary of all material terms and conditions of the superior proposal;

     - at least ten business days following receipt by Schwab of the notice referred to in the second bullet above, such superior proposal remains a superior proposal after taking into account any revised proposals made by Schwab after its receipt of the notice from U.S. Trust;

     - U.S. Trust is in compliance with its obligations described above under "-- No Solicitation" on page 52;

     - the U.S. Trust board of directors concurrently approves, and U.S. Trust concurrently enters into, a definitive agreement providing for the implementation of such superior proposal; and

     - U.S. Trust pays the termination fee to Schwab.

See "-- Termination" directly below and "-- Termination Fee" on page 54.

     TERMINATION. The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after adoption of the merger agreement by the shareholders of U.S. Trust:

     - by mutual written consent of Schwab and U.S. Trust;

     - by Schwab or U.S. Trust, if the merger has not been completed by December 31, 2000, unless the failure to close the merger is due to the failure of the party seeking to terminate the merger agreement to perform or observe the covenants and agreements of such party set forth in the merger agreement;

     - by Schwab or U.S. Trust, if the U.S. Trust shareholders do not adopt the merger agreement at a U.S. Trust shareholders' meeting;

     - by Schwab or U.S. Trust, if any requisite regulatory approval has been denied and such denial is final and nonappealable, or any legal restraint or prohibition is in effect and has become final and nonappealable, preventing the completion of the merger;

     - by Schwab or U.S. Trust, if the other party has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform would give rise to the failure of a condition to the merger and is not cured within 45 calendar days after written notice or, by its nature or timing, cannot be cured prior to the closing;

     - by U.S. Trust, at any time prior to the date of the special meeting, in response to a superior proposal that was not solicited by U.S. Trust and that did not otherwise result from a breach of the provisions of the merger agreement described above under "-- No Solicitation" on page 52, if U.S. Trust has complied with notice requirements described above and paid the termination fee; or

     - by Schwab, if the U.S. Trust board of directors has taken any of the actions that would be prohibited by the third paragraph described above under "-- No Solicitation" on page 52.

     TERMINATION FEE. U.S. Trust must pay Schwab a termination fee of $100 million if:

     - the merger agreement is terminated by Schwab:

        (a) due to a willful and material breach of any of the covenants or agreements or any of the representations or warranties set forth in the merger agreement by U.S. Trust, which breach would give rise to the failure of a condition to Schwab's obligation to close the merger and which is not cured within 45 days following written notice to U.S. Trust or, by its nature or timing, cannot be cured prior to the closing of the merger;

        (b) because the merger has not been consummated on or before December 31, 2000, and no U.S. Trust shareholder meeting has occurred at which adoption of the merger agreement is sought from U.S. Trust shareholders, unless the failure of the closing of the merger to occur by such date is due to Schwab's failure to perform or observe its covenants and agreements set forth in the merger agreement;

        (c) if the shareholders of U.S. Trust do not adopt the merger agreement at the special meeting or at any adjournment or postponement of the special meeting; or

        (d) if the U.S. Trust board of directors withdraws or modifies or publicly proposes to withdraw or modify its recommendation of the merger as a result of taking and disclosing to the shareholders any position required by the securities laws in response to an unsolicited takeover action;

      provided that no termination fee will be payable in any of the above cases unless a takeover proposal has been made or publicly announced prior to the date of termination and within 12 months of the termination U.S. Trust enters into a definitive agreement to consummate, or consummates, a takeover proposal involving at least 35% of the stock or assets of U.S. Trust or a takeover proposal involving at least 35% of the stock of U.S. Trust is consummated directly with the shareholders of U.S. Trust; or

     - the merger agreement is terminated by U.S. Trust in response to a superior proposal prior to the adoption of the merger agreement by U.S. Trust shareholders as described above under "-- No Solicitation" on page 52; or

     - the merger agreement is terminated by Schwab due to the U.S. Trust board of directors having withdrawn or modified or having proposed publicly to withdraw or modify, in a manner adverse to Schwab, its approval or recommendation of the merger agreement or the merger, other than as described above, or approved or recommended, or proposed publicly to approve or recommend, a takeover proposal.

     The merger agreement further provides that if U.S. Trust fails to pay any termination fee due, U.S. Trust must pay Schwab's costs and expenses in connection with any action taken to collect payment, together with interest on the amount of the termination fee.

     CONDUCT OF U.S. TRUST BUSINESS PENDING THE MERGER. Under the merger agreement, U.S. Trust has agreed that, prior to the effective time of the merger, it will carry on its businesses in the usual, regular and ordinary course consistent with past practice, will use commercially reasonable efforts to maintain and preserve intact its current business organization, employees and advantageous business relationships and retain the services of its key officers and other key employees and to not take any action that would adversely affect or delay in any material respect the ability of either U.S. Trust or Schwab to obtain the necessary regulatory or other governmental approvals required for the merger. In addition, U.S. Trust has agreed that, among other things and subject to limited exceptions, neither it nor any of its subsidiaries, without the prior written consent of Schwab or unless otherwise provided in the merger agreement, may:

     - other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, other than short-term indebtedness incurred to refinance existing indebtedness, indebtedness of U.S. Trust to any of its subsidiaries or of any of its subsidiaries to U.S. Trust and indebtedness under existing lines of credit, or assume, guarantee, endorse or otherwise become responsible for the obligations of any other person or entity, or make any loan or advance, except to the extent committed to prior to the date of the merger agreement, in an aggregate amount in excess of $10 million;

     - incur any capital expenditures, other than capital expenditures incurred pursuant to contracts or commitments in force as of the date of the merger agreement, which, in the aggregate, are in excess of $50 million;

     - adjust, split, combine or reclassify any of its capital stock;

     - make, declare, or pay any dividend or other distribution on any of its capital stock, other than (a) dividends and distributions paid in the ordinary course of business by any subsidiary of U.S. Trust and (b) regular quarterly cash dividends or distributions at a rate not in excess of $0.22 per common share of U.S. Trust, or make any other distribution on any shares of its capital stock or redeem, purchase or otherwise acquire any securities or obligations convertible into or exchangeable for any shares of its capital stock;

     - grant any stock appreciation rights or grant to any individual, corporation or other entity any right to acquire any shares of its capital stock, or issue any additional shares of capital stock, other than with respect to the exercise of stock options granted prior to January 1, 2000;

     - enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock;

     - sell, mortgage, transfer, encumber or otherwise dispose of any of its properties or assets, including its capital stock, or cancel, release or assign any indebtedness to any person, or held by any such person except in the ordinary course of business

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

       consistent with past practice or under contracts or agreements in force on the date of the merger agreement or otherwise with respect to properties, assets and indebtedness with an aggregate fair market value not in excess of $10 million;

     - acquire any business entity by stock purchase, merger, consolidation or otherwise;

     - make any investment in another entity, other than a wholly-owned subsidiary of U.S. Trust and except for investments in the ordinary course of business consistent with past practice or for consideration with an aggregate fair market value not in excess of $10 million;

     - except as required by law or the terms of any existing agreement to which U.S. Trust is a party or as contemplated in the merger agreement and the employment agreements and except for increases in the ordinary course of business consistent with past practice, increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement or become a party to, amend or commit itself to any stock option plan or other stock-based compensation plan, pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee or accelerate the vesting of any stock options or other stock-based compensation;

     - settle any material claim, action or proceeding involving money damages or waive or release any material rights or claims, except in the ordinary course of business consistent with past practice;

     - change its methods of accounting in effect at December 31, 1999 in a manner materially affecting its assets, liabilities or businesses, except as required by changes in generally accepted accounting principles and concurred in by PricewaterhouseCoopers LLP;

     - change in any material manner any of its methods of reporting income and deductions for Federal income tax returns for the taxable years ending December 31, 1997 and 1998 or make, change, amend or revoke any material election for tax purposes, other than in the ordinary course of business consistent with past practice and except as required by changes in law or regulation;

     - adopt or implement any amendment to its certificate of incorporation or bylaws;

     - other than after prior consultation with Schwab, but not subject to Schwab's prior approval, materially restructure or materially change its investment securities portfolio or the manner in which the portfolio is classified or reported or materially alter the credit or risk concentrations associated with its underwriting and other investment banking businesses;

     - take any action that is intended or is reasonably likely to result in any of the conditions to the merger not being satisfied, except as may be required by applicable law; or

     - agree to, or make any commitment to, take any of the foregoing actions.

     CONDUCT OF SCHWAB BUSINESS PENDING THE MERGER. Under the merger agreement, Schwab has agreed that, prior to the effective time of the merger, Schwab will not, and will

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

not permit any of its subsidiaries to, without the prior written consent of U.S. Trust or unless otherwise provided in the merger agreement:

     - make, declare or pay any dividend or other distribution on any shares of its capital stock except for (a) regular quarterly cash dividends at a rate that does not represent an increase over the current quarterly dividend that is inconsistent with prior increases in Schwab's dividend rate, (b) dividends paid in the ordinary course of business by any subsidiary of Schwab and (c) stock dividends;

     - redeem, purchase or otherwise acquire any shares of its capital stock or securities or obligations convertible into or exchangeable for any shares of its capital stock;

     - change its method of accounting in effect on December 31, 1999 in a manner materially affecting its assets, liabilities or businesses, except as required by changes in generally accepted accounting principles as concurred on by Deloitte & Touche LLP;

     - take any action that is intended or is reasonably likely to result in any of the conditions to the merger not being satisfied, except as may be required by applicable law;

     - acquire any business entity, whether by stock purchase, merger, consolidation or otherwise, if Schwab in good faith believes such acquisition would unreasonably delay the consummation of the merger; or

     - agree to, or make any commitment to, take any of the foregoing actions.

     AMENDMENT; EXTENSION AND WAIVER.  Subject to applicable law:

     - the merger agreement may be amended by the parties in writing at any time, except that after the merger agreement has been adopted by the shareholders of U.S. Trust, no amendment may be entered into which requires further adoption by U.S. Trust's shareholders unless such further adoption is obtained; and

     - at any time prior to the effective time of the merger, a party may, by written instrument signed on behalf of such party, extend the time for performance of the obligations of any other party to the merger agreement, waive inaccuracies in representations and warranties of any other party contained in the merger agreement or in any related document and, except as provided in the merger agreement, waive compliance by any other party with any agreements or conditions in the merger agreement.

     EXPENSES. Whether or not the merger is completed, all fees and expenses incurred in connection with the merger and the merger agreement will be paid by the party incurring such fees or expenses, except as otherwise provided in the merger agreement and except that Schwab and U.S. Trust will share equally the expenses incurred in connection with filing, printing and mailing this proxy statement/prospectus and the registration statement of which this proxy statement/prospectus forms a part.

     REPRESENTATIONS AND WARRANTIES. The merger agreement contains customary representations and warranties relating to, among other things:

     - corporate organization and similar corporate matters of each of Schwab and U.S. Trust;

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

     - subsidiaries of each of Schwab and U.S. Trust;

     - the capital structure of each of Schwab and U.S. Trust;

     - authorization, execution, delivery, performance and enforceability of the merger agreement and related matters by or against each of Schwab and U.S. Trust;

     - the merger agreement and the transactions contemplated by it do not violate or conflict with (a) the charter documents of Schwab or U.S. Trust, (b) any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Schwab or U.S. Trust or any of their respective subsidiaries, or (c) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract or other instrument or obligation of Schwab or U.S. Trust;

     - consents and approvals needed by each of Schwab and U.S. Trust for the merger;

     - documents filed by each of Schwab and U.S. Trust with the Securities and Exchange Commission, and by U.S. Trust with the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, self-regulatory agencies and other regulatory bodies, the accuracy of information contained in such documents and the absence of undisclosed liabilities of each of Schwab and U.S. Trust in those filings;

     - the financial statements of Schwab and U.S. Trust;

     - engagement and payment of fees of brokers, investment bankers, finders and financial advisors by each of Schwab and U.S. Trust;

     - absence of material changes or events concerning each of Schwab and U.S. Trust;

     - pending or threatened material litigation of each of Schwab and U.S.
       Trust;

     - filing of tax returns and payment of taxes by each of Schwab and U.S. Trust;

     - matters relating to benefit plans of U.S. Trust;

     - matters relating to the Employee Retirement Income Security Act for U.S. Trust;

     - compliance with applicable laws by each of Schwab and U.S. Trust;

     - matters relating to contracts of U.S. Trust;

     - absence of agreements with regulatory agencies by each of Schwab and U.S. Trust;

     - matters relating to investment securities held by U.S. Trust;

     - matters relating to derivative instruments of U.S. Trust;

     - absence of loan losses of U.S. Trust;

     - absence of undisclosed liabilities of each of Schwab and U.S. Trust;

     - absence of environmental liabilities of U.S. Trust;

     - satisfaction or inapplicability of state takeover statutes and inapplicability of the U.S. Trust rights plan;

     - insurance coverage of U.S. Trust;

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

     - absence of actions by each of Schwab and U.S. Trust that would prevent using the pooling-of-interests method to account for the merger;

     - title to properties of U.S. Trust;

     - intellectual property of U.S. Trust;

     - year 2000 matters of each of Schwab and U.S. Trust;

     - absence of excess parachute payments under section 280G of the Internal Revenue Code by U.S. Trust;

     - receipt of fairness opinions by each of Schwab and U.S. Trust from their respective financial advisors; and

     - accuracy of information supplied by each of Schwab and U.S. Trust in connection with the preparation this proxy statement/prospectus and the registration statement of which this proxy statement/prospectus forms a part.

     AMENDMENTS TO THE U.S. TRUST CERTIFICATE OF INCORPORATION. As of the effective time of the merger, the U.S. Trust certificate of incorporation will be amended to provide that the total number of shares of all classes of stock which U.S. Trust will shall have authority to issue is 1,000 shares of common stock, par value $1.00 per share, and, as so amended, such certificate of incorporation will be the certificate of incorporation of the surviving corporation following the merger until changed or amended. Following the merger, the charter documents of U.S. Trust and its subsidiaries will permit all directors of U.S. Trust and its subsidiaries to be removed without cause at the discretion of the applicable shareholder.

     AMENDMENTS TO THE U.S. TRUST BYLAWS. The merger agreement provides that the bylaws of Schwab Merger Sub, as in effect immediately prior to the effective time of the merger, will be the bylaws of the surviving corporation following the merger until changed or amended.

THE STOCK OPTION AGREEMENT

     GENERAL. Simultaneously with the execution and delivery of the merger agreement, Schwab and U.S. Trust entered into a stock option agreement under which U.S. Trust granted Schwab an option to purchase up to 3,713,558 common shares of U.S. Trust, or such number of common shares of U.S. Trust as represents 19.9% of the then-outstanding common shares of U.S. Trust, at an exercise price per share of $125.00.

     EXERCISE OF THE OPTION. Except as described below, the option is exercisable at any time after the occurrence of any event entitling Schwab to receive the termination fee under the merger agreement. The right to purchase shares under the stock option agreement will expire upon the earliest to occur of:

     - the effective time of the merger;

     - 12 months after the first occurrence of any event entitling Schwab to receive the termination fee under the merger agreement; or

     - termination of the merger agreement in accordance with its provisions prior to the occurrence of any event entitling Schwab to receive the termination fee under the merger agreement, unless Schwab has the right to receive a termination fee following such termination upon the occurrence of a limited number of events, in which case

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

       the option will not terminate until the later of (1) 12 months following the time such termination fee first becomes payable and (2) the expiration of the time period during which Schwab has such right or could obtain the right to receive a termination fee.

     Any purchase of shares upon the exercise of the option is subject to the approval of the Federal Reserve Board or any other regulatory agency required in connection with the purchase.

     CASH PAYMENT FOR THE OPTION. The stock option agreement defines a "repurchase event" as the occurrence, after any event entitling Schwab to receive the termination fee under the merger agreement but prior to the expiration of the option, of any of the following:

     - the consummation of any merger, consolidation or similar transaction involving U.S. Trust;

     - the purchase, lease or other acquisition of all or a substantial portion of the assets of U.S. Trust; or

     - the acquisition by any person of beneficial ownership of 50% or more of the then outstanding common shares of U.S. Trust.

     At any time after the occurrence of a repurchase event, instead of purchasing common shares of U.S. Trust under the option, Schwab may require U.S. Trust to pay to Schwab an amount per common share of U.S. Trust equal to the number of common shares of U.S. Trust subject to the option multiplied by the difference between:

     - the average closing price on the New York Stock Exchange per common share of U.S. Trust for the five trading days ending on and including the trading day immediately preceding the date Schwab gives notice of the required repurchase and

     - the exercise price of the option.

     If, however, Schwab has already purchased common shares of U.S. Trust pursuant to the option, then at anytime after the occurrence of a repurchase event, Schwab may instead require U.S. Trust to repurchase those shares at a price equal to the product of:

     - the average closing price on the New York Stock Exchange per common share of U.S. Trust for the five trading days ending on and including the trading day immediately preceding the date Schwab gives notice of the required repurchase and

     - the number of shares designated by Schwab to be repurchased by U.S.
       Trust.

     LIMITATION ON PROFIT. The stock option agreement provides that in no event will Schwab's total profit from the option plus any termination fee paid to Schwab exceed $150 million in the aggregate and, if Schwab's total profit from the option would otherwise exceed such amount, Schwab is required to:

     - reduce the number of common shares of U.S. Trust subject to the option;

     - deliver to U.S. Trust for cancellation common shares of U.S. Trust previously purchased by Schwab pursuant to the option;

     - pay cash to U.S. Trust;

     - reduce the amount payable under the repurchase arrangement described above; or

     - engage in any combination of the foregoing

so that Schwab's total profit from the option plus the termination fee paid to Schwab pursuant to the merger agreement does not exceed $150 million after taking into account the foregoing actions.

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

     REGISTRATION RIGHTS AND LISTING. Schwab may be able to require U.S. Trust to register any shares purchased under the option under the securities laws for a period of two years after the exercise of the option and to require the listing of such shares on the New York Stock Exchange.

     ASSIGNMENT. The stock option agreement may not be assigned or delegated by Schwab or U.S. Trust without the prior written consent of the other.

     EFFECT OF STOCK OPTION AGREEMENT. The stock option agreement is intended to increase the likelihood that the merger will be completed on the terms set forth in the merger agreement. Consequently, the stock option agreement may discourage persons who might now or prior to the effective time of the merger be interested in acquiring all of or a significant interest in U.S. Trust from considering or proposing such an acquisition, even if such persons were prepared to offer higher consideration per common share of U.S. Trust than that implicit in the 3.427 exchange ratio or a higher price per common share of U.S. Trust than the market price.

EMPLOYEE RETENTION PROGRAM

     PURPOSE. Immediately following consummation of the merger, Schwab will establish a retention program of approximately $150 million for the employees of U.S. Trust, which is designed to retain and motivate employees.

     ELIGIBILITY. All U.S. Trust employees employed on January 12, 2000 and who remain continuously employed with U.S. Trust through the second anniversary of the closing date of the merger are eligible to receive bonuses under the retention program. The amount of bonuses for each category of employee is as follows:

                LEVEL                          APPROXIMATE TARGET BONUS
                -----                          ------------------------
Non-officer employee                    25% of base salary as of January 13,
                                        2000
Officer, below vice president level     50% of base salary as of January 13,
                                        2000
Vice president and senior vice          100% of base salary as of January 13,
  president                             2000
Managing Directors and Operating        50-150% of base salary and target
  Committee                             bonus as of January 13, 2000
The Office of the Chairman              $2.8 million for each of the four
                                        persons in the Office of the Chairman

     FORM OF PAYMENT. The retention bonuses consist of two components: five-sixths in cash and one-sixth in a grant of options to purchase Schwab common stock. The stock options granted will have a ten year term and the number of options granted will be calculated using a valuation methodology that assumes a 15% annual growth rate in Schwab common stock over two years. The exercise price of the options will be the closing price of Schwab common stock on the grant date. For example, if the price of Schwab common stock is $40.00 on the grant date, then assuming a 15% annual growth rate, the stock price would be $52.90 two years from that date. Accordingly, Schwab would divide $25 million, which is one-sixth of the total retention bonus pool of $150 million, by the $12.90 difference in stock price to arrive at 1,937,985 options to be granted to U.S. Trust employees.

     ACCOUNTING TREATMENT. The cash component of the retention bonus will be expensed ratably over the period from the closing date through the second anniversary of the closing date.

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

     TIMING OF AWARDS. Except as otherwise specifically provided below, Schwab will pay the cash portion of the award as soon as practicable following the second anniversary of the closing date of the merger to each eligible employee who has remained continuously employed with U.S. Trust from the closing date of the merger through the second anniversary of the closing date of the merger.

     Schwab will grant the stock option portion of the award as promptly as practicable following the effective time of the merger. The options will vest 50% on the third anniversary of the closing date of the merger, with the remaining 50% of the options vesting on the fourth anniversary of the closing date of the merger.

     EFFECT OF TERMINATION OF EMPLOYMENT.

     - An eligible employee who voluntarily terminates his employment with U.S. Trust will forfeit any retention bonus that has not been paid or which has not vested as of the date of termination.

     - An eligible employee who is terminated by U.S. Trust for cause will forfeit any retention bonus that has not been paid or which has not vested as of the date of termination.

     - An eligible employee who is terminated by U.S. Trust without cause, including termination for good reason, and who otherwise has severance benefits of 200% of base salary or more will receive a prorated retention bonus, calculated from the date of termination.

     - An eligible employee who is terminated by U.S. Trust without cause, including a termination for good reason, and who otherwise has severance benefits of less than 200% of base salary will receive his full retention bonus.

     - An eligible employee who dies or becomes disabled will be eligible to receive a pro rated retention bonus, calculated from the date of termination.

     The effect of termination of employment on the option component of an eligible employee's retention bonus will be determined in accordance with the applicable stock option documents.

EXECUTIVE EMPLOYMENT AGREEMENTS AND COVENANTS NOT TO COMPETE

     PURPOSE. Schwab and U.S. Trust have entered into employment agreements with four executives of U.S. Trust, Messrs. Schwarz, Maurer and Taylor and Ms. Rahe. The employment agreements will become effective only upon completion of the merger. The executives have agreed to remain with U.S. Trust for a period of three years from the closing of the merger unless their employment is terminated earlier by U.S. Trust, or they resign or the agreements are terminated upon the mutual consent of U.S. Trust and the affected executive prior to the expiration of their respective employment agreements.

     COMPENSATION. Each executive is to be paid a salary equal to the executive's then current annual base salary. Effective as of March 27, 2000, such salaries are $675,000 for Mr. Schwarz and $530,000 for each of Messrs. Maurer and Taylor and Ms. Rahe. In addition, each executive is eligible to receive an annual target bonus, expressed as a percentage of base salary, of 175% for Mr. Schwarz, 170% for Mr. Maurer and 160% for each of Ms. Rahe and Mr. Taylor. For calendar year 2000, each executive's bonus will not be less than the short term incentive bonus received by the executive from U.S. Trust for calendar year 1999, and

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

for calendar year 2001, each executive's bonus other than that of Mr. Schwarz will not be less than 60% of the short term incentive bonus received by the executive from U.S. Trust for calendar year 1999. Mr. Schwarz's bonus for calendar year 2001 will be not less than 80% of his 1999 short term incentive bonus. In addition, each executive will receive an initial grant of options, 25,000 options for Messrs. Schwarz and Maurer and 20,000 options for Ms. Rahe and Mr. Taylor, as soon as practicable following the effective time of the merger, with an exercise price per share based upon the fair market value of Schwab common stock on the date of grant, in each case subject to annual vesting in equal 25% parts at the conclusion of each of the following four calendar years. Each of Mr. Maurer, Ms. Rahe and Mr. Taylor will also receive 20,000 shares of Schwab restricted stock, in each case subject to annual vesting in equal 25% parts over four years. Each executive is also eligible to participate in the retention program described above as a member of the Office of the Chairman. At Schwab's option, beginning December 31, 2001, or sooner if mutually agreed, each executive is also eligible to participate in various executive compensation and employee benefit plans of Schwab.

     COVENANT NOT TO COMPETE OR SOLICIT. The employment agreements also provide that, until two years following any termination of an executive's employment prior to or on the second anniversary of the effective date of the executive's employment agreement, or until one year following any termination of an executive's employment after the second anniversary of the effective date of the executive's employment agreement, the executive will not, directly or indirectly:

     - enter the employ of or render any services to any person, joint venture, partnership, firm, corporation or other entity engaged in providing private banking, fiduciary services, tax, estate or financial planning services, each a "competitive business;"

     - engage in providing private banking, fiduciary services, tax, estate or financial planning services, including consultation or start-up activities in connection with such services for the executive's own business, any third party or any competitive business;

     - become interested in any competitive business, directly or indirectly, in any capacity or in any relationship with any other person or entity, whether as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee or consultant;

     - discourage any employee of, or consultant under contract with, U.S. Trust from becoming an employee of, or working with, U.S. Trust, Schwab or any of Schwab's other affiliates or subsidiaries;

     - hire any employee who has left the employment of U.S. Trust, Schwab or any of Schwab's other affiliates or subsidiaries within one year of such employee's termination, or solicit or encourage any employee to leave the employment of U.S. Trust, Schwab or any of Schwab's other affiliates or subsidiaries; or

     - hire, solicit or encourage to cease work with U.S. Trust, Schwab or any of Schwab's other affiliates or subsidiaries, any consultant then under contract with U.S. Trust, Schwab or any of Schwab's other affiliates or subsidiaries.

     In addition, each executive agrees to keep secret and retain in the strictest confidence all confidential matters relating to U.S. Trust, Schwab and Schwab's other affiliates and subsidiaries.

     TERMINATION AND SEVERANCE. Under the terms of the employment agreements, if the employment of an executive is terminated without cause or the executive resigns for good reason prior to the expiration of the three year employment term, then the executive will be entitled to:

     - the executive's annual base salary for each year remaining in the agreement, but not less than three times the executive's annual base salary if the employment of the executive is terminated without cause or the executive leaves for good reason prior to or on the second anniversary of the effective date of the employment agreement or not less than two times the executive's annual base salary if the employment of the executive is terminated without cause or the executive leaves for good reason after the second anniversary of the effective date of the employment agreement, payable at Schwab's option in a discounted lump sum or over time consistent with Schwab's payroll practices;

     - any bonus due in respect to Schwab's fiscal year ended prior to the executive's termination of employment and a bonus based on the executive's then current target bonus for each year remaining on the agreement, but not less than three years of bonuses if the employment of the executive is terminated without cause or the executive leaves for good reason prior to or on the second anniversary of the effective date of the employment agreement or not less than two years of bonuses if the executive is terminated without cause or leaves for good cause after the second anniversary of the effective date of the employment agreement;

     - full and immediate vesting of any outstanding stock options and other equity-based awards;

     - all unreimbursed out-of-pocket business expenses incurred by the executive prior to termination of employment;

     - all unused vacation days accrued to the date of the termination of employment;

     - continuation of the medical, dental and life insurance coverage provided to the executive immediately prior to the date of the termination of employment for the period during which the executive may receive base salary payments over time as described above;

     - three additional years of deemed age and service credit from the effective date of the termination of employment if the employment is terminated without cause or the executive resigns for good reason prior to or on the second anniversary of the effective date of the executive's employment agreement or two additional years of deemed age and service credit from the effective date of the executive's employment agreement, under U.S. Trust's or, if applicable, Schwab's tax-qualified and nonqualified pension plans in which the executive is then a participant;

     - outplacement assistance services for up to one year; and

     - all other vested accrued benefits to which the executive is entitled under applicable U.S. Trust or Schwab employee benefit plans.

     If the executive resigns without good reason or the executive's employment is terminated with cause during the term of the executive's employment agreement, then the executive will be paid only the executive's salary through the date of termination, any bonus payment due in respect of Schwab's fiscal year ended prior to termination, all unreimbursed out-of-pocket business expenses incurred by the executive prior to the executive's termination, all unused vacation days accrued to the date of the termination of employment and all other vested

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

accrued benefits to which the executive is entitled under applicable U.S. Trust or Schwab employee benefit plans.

     In addition, U.S. Trust has agreed that if any of the severance payments described above are subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, U.S. Trust will pay the executive an additional amount such that the net amount retained by the executive, after deduction of the excise tax and any Federal, state and local income and employment tax upon the additional "gross-up" payment, will be equal to the severance payments described above.

     For purposes of the employment agreements, "cause" means:

     - the executive's failure or refusal to substantially perform the executive's duties or the executive's continued neglect to perform such duties to the full extent of the executive's abilities for reasons other than death or physical or mental incapacity;

     - the executive's gross negligence or willful misconduct in the performance of the executive's duties under the employment agreement, or conduct that is materially adverse, monetarily or otherwise, to U.S. Trust or its shareholders;

     - a finding by a court or other governmental body that an act or acts of the executive constituted a felony or other crime involving theft or fraud under the laws of the United States or any state;

     - the executive's violation of Federal or state laws and regulations and a good faith determination by U.S. Trust's board of directors that the continued employment of the executive by U.S. Trust would be seriously detrimental to U.S. Trust and its business; or

     - a material breach by the executive of the employment agreement.

     For purposes of the employment agreements, "good reason" means:

     - a material breach of the executive's employment agreement by Schwab;

     - a substantial diminution in the duties, titles, positions or responsibilities of the executive;

     - the required relocation of the executive's place of employment outside of New York City, New York;

     - a reduction in the executive's annual base salary or the total targeted compensation of the executive; or

     - the failure by Schwab or U.S. Trust to obtain the express written assumption of the executive's employment agreement by any successor to Schwab or U.S. Trust.

     Moreover, under the employment agreements, Messrs. Schwarz, Maurer and Taylor and Ms. Rahe have agreed to relinquish and waive any rights under their existing change-in-control and employment agreements if the merger is completed.

                     DESCRIPTION OF CAPITAL STOCK OF SCHWAB

     Schwab's authorized capital stock consists of 2,000,000,000 shares of common stock, par value $0.01 per share, and 9,940,000 shares of preferred stock, par value $0.01 per share. As of April 24, 2000, there were 840,881,273 shares of Schwab common stock outstanding, held of record by 10,193 stockholders. As of April 24, 2000, there were no shares of Schwab preferred stock issued or outstanding.

COMMON STOCK

     Each holder of Schwab common stock is entitled to one vote per share for the election of directors and for all other matters to be voted upon by Schwab's stockholders. Schwab's certificate of incorporation does not provide for cumulative voting. The Schwab board of directors is divided into three classes.

     Holders of shares of Schwab common stock are entitled to receive dividends out of funds legally available for distribution if and when declared by the board of directors, and, subject to the rights of any preferred stock that may be outstanding in the future, to share ratably in the assets of Schwab legally available for distribution to its stockholders in the event of the liquidation, dissolution or winding-up of Schwab. Holders of Schwab common stock have no preemptive, subscription, redemption or conversion rights. The Schwab shares to be issued pursuant to the merger will, upon issuance, be fully paid and nonassessable.

PREFERRED STOCK

     The Schwab board of directors has the power, without further action by the stockholders, to issue preferred stock as a class without series, or in one or more series, and to fix the voting rights, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions applicable to the preferred stock.

     The rights of holders of Schwab common stock as described above will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. The board of directors may cause shares of preferred stock to be issued to obtain additional financing, in connection with acquisitions, to officers, directors and employees of Schwab and its subsidiaries pursuant to benefit plans or otherwise, and for other proper corporate purposes. Shares of preferred stock issued by Schwab could make it more difficult for a third party to gain control of Schwab. Schwab has no current plans or agreements to issue any series of preferred stock in the future.

     For a discussion of additional provisions of Schwab's certificate of incorporation and bylaws, see "Comparison of Rights of Stockholders of Schwab and Shareholders of U.S. Trust" on page 67.

                 COMPARISON OF RIGHTS OF STOCKHOLDERS OF SCHWAB
                         AND SHAREHOLDERS OF U.S. TRUST

     U.S. Trust is incorporated under the laws of the State of New York. The rights of U.S. Trust shareholders are currently governed by the New York Business Corporation Law and the certificate of incorporation and bylaws of U.S. Trust. Pursuant to the merger, holders of common shares of U.S. Trust will become stockholders of Schwab and the rights of all such former U.S. Trust shareholders will thereafter be governed by the Delaware General Corporate Law and the certificate of incorporation and bylaws of Schwab. Differences between the laws of Delaware, the state of incorporation of Schwab, and those of New York, the state of incorporation of U.S. Trust, and between Schwab's certificate of incorporation and bylaws, on the one hand, and U.S. Trust's certificate of incorporation and bylaws, on the other hand, will result in several changes in the rights of shareholders of U.S. Trust. A summary of the more significant changes are set forth below.

     The following is not intended to be a complete statement of the rights of stockholders under Schwab's certificate of incorporation, bylaws and other governing instruments and applicable law, as compared with the rights of U.S. Trust shareholders under U.S. Trust's certificate of incorporation, bylaws and other governing instruments and applicable law, or a complete description of the specific provisions described below. The following is qualified in its entirety by reference to the governing corporate instruments of Schwab and U.S. Trust and to the laws of Delaware and New York, respectively, to which you are referred. For information as to how these corporate instruments may be obtained, see "Where You Can Find More Information" on page 83.

     The chart which follows briefly summarizes the differences between the rights of stockholders of Schwab and shareholders of U.S. Trust which are described in somewhat more detail below, with references to the pages where those descriptions begin.

                                                                                                   RIGHTS OF U.S. TRUST
                         PROVISION                            RIGHTS OF SCHWAB STOCKHOLDERS            SHAREHOLDERS
                         ---------                            -----------------------------        --------------------
Capitalization (p. 70)......................................  2,000,000,000 shares of common  70,000,000 common shares
                                                              stock authorized, 840,881,273   authorized, 19,284,585 issued
                                                              issued and outstanding as of    and outstanding as of April
                                                              April 24, 2000                  24, 2000

                                                              9,940,000 shares of preferred   5,000,000 preferred shares
                                                              stock authorized, none issued   authorized, none issued as of
                                                              as of April 24, 2000            April 24, 2000

Authorization of Certain Actions (p. 71)....................  Approval of holders of a        Approval of holders of two-
                                                              majority of shares required to  thirds of shares required to
                                                              approve mergers and sales of    approve mergers and sales of
                                                              substantially all assets; no    substantially all assets
                                                              approval of stockholders
                                                              required for mergers involving
                                                              issuance of a number of shares
                                                              equal to under 20% of
                                                              outstanding shares

                                                                                                   RIGHTS OF U.S. TRUST
                         PROVISION                            RIGHTS OF SCHWAB STOCKHOLDERS            SHAREHOLDERS
                         ---------                            -----------------------------        --------------------
Business Combination Statutes (p. 72).......................  Business combinations with      Business combinations with
                                                              owners of 15% or more of        owners of 20% or more of
                                                              voting power prohibited for 3   voting power prohibited for 5
                                                              years following date of such    years following date of such
                                                              acquisition of voting power,    acquisition of voting power,
                                                              unless specified conditions     unless specified conditions
                                                              met                             met

Supermajority Vote Requirement (p. 72)......................  Business combinations with      Business combinations with
                                                              owners of 15% or more of        owners of 10% or more of
                                                              voting power, or affiliates of  voting power, or affiliates or
                                                              15% owners, must be approved    assignees of 10% owners, must
                                                              by holders of at least 80% of   be approved by holders of at
                                                              voting power, unless approved   least 80% of voting power and
                                                              by majority of disinterested    a majority of disinterested
                                                              directors or meets fair price   shareholders, unless approved
                                                              and procedure requirements      by majority of continuing
                                                                                              directors or meets fair price
                                                                                              and procedure requirements

Number of Directors (p. 74).................................  12 (14 after merger)            17

Classified Board of Directors (p. 74).......................  3 classes                       3 classes

Cumulative Voting for Directors (p. 74).....................  None                            None

Removal of Directors (p. 74)................................  Stockholders may remove for     Shareholders or board may
                                                              cause on vote of the holders    remove for cause by a majority
                                                              of at least 80% of voting       vote
                                                              power

Filling Vacancies on the Board of Directors (p. 75).........  Vacancies filled by the         Vacancies filled by either a
                                                              majority vote of the remaining  majority vote of shareholders
                                                              directors                       or a majority vote of the
                                                                                              remaining directors

Preemptive Rights (p. 75)...................................  None                            None other than as the board
                                                                                              may determine

Limits on Stockholder Action by Written Consent (p. 75).....  Stockholder action by written   Shareholder action by
                                                              consent not allowed             unanimous written consent
                                                                                              allowed

                                                                                                   RIGHTS OF U.S. TRUST
                         PROVISION                            RIGHTS OF SCHWAB STOCKHOLDERS            SHAREHOLDERS
                         ---------                            -----------------------------        --------------------
Dividends (p. 76)...........................................  May pay dividends out of        May pay dividends out of
                                                              surplus or net profits, but     surplus only, and may not do
                                                              capital remaining may not be    so if it would result in
                                                              less than capital represented   insolvency after the dividend
                                                              by outstanding stock having a   is paid
                                                              preference upon the
                                                              distribution of the assets

Amendment of Certificate of Incorporation (p. 76)...........  Holders of a majority of        Holders of a majority of
                                                              shares may amend, except for    shares may amend
                                                              provisions which require at
                                                              least an 80% stockholder vote

Amendment of Bylaws (p. 76).................................  Holders of a majority of        Holders of a majority of
                                                              shares or a majority of the     shares or a majority of the
                                                              board may amend, except for     board may amend
                                                              provisions which require at
                                                              least an 80% stockholder vote

Notice of Stockholder Action (p. 77)........................  To bring matter before an       To bring matter before an
                                                              annual meeting, stockholder     annual meeting, shareholder
                                                              must give notice 60 to 90 days  must give notice 90 to 120
                                                              prior to anniversary date of    days prior to anniversary date
                                                              previous year's meeting         or previous year's meeting

Special Meetings of Stockholders (p. 77)....................  Stockholders may not call       Shareholders may not call
                                                              special meeting                 special meeting, except that
                                                                                              holders of at least 10% of
                                                                                              voting power may call if there
                                                                                              is a failure to elect a
                                                                                              sufficient number of directors
                                                                                              to conduct meeting one month
                                                                                              or longer after the date fixed
                                                                                              by the bylaws for an annual
                                                                                              meeting

Stockholder Lists and Inspection Rights (p. 78).............  Any stockholder may inspect     Any shareholder may inspect
                                                              stock ledger, list of           minutes and record of
                                                              stockholders and various other  shareholders on at least five
                                                              books and records; list of      days' written demand
                                                              stockholders to be open at
                                                              least 10 days prior to a
                                                              meeting of stockholders

                                                                                                   RIGHTS OF U.S. TRUST
                         PROVISION                            RIGHTS OF SCHWAB STOCKHOLDERS            SHAREHOLDERS
                         ---------                            -----------------------------        --------------------
Indemnification (p. 78).....................................  Officers and directors          Officers and directors
                                                              indemnified to extent allowed   indemnified similar in scope
                                                              by Delaware law, which is       to that allowed by New York
                                                              similar to that allowed by New  law, but may not be
                                                              York law; authorized to         indemnified if finally
                                                              maintain insurance on behalf    adjudged that acts in bad
                                                              of officers and directors       faith or deliberately
                                                                                              dishonest and material or that
                                                                                              gained personal advantage to
                                                                                              which not legally entitled,
                                                                                              may not be indemnified after a
                                                                                              settlement unless U.S. Trust
                                                                                              consents and not obligated to
                                                                                              be indemnified if covered by
                                                                                              an insurance policy

Limitation of Liability (p. 79).............................  Directors not personally        Directors not personally
                                                              liable to Schwab or             liable to U.S. Trust or
                                                              stockholders for monetary       shareholders for monetary
                                                              damages for breach of           damages for breach of
                                                              fiduciary duty, except for (i)  fiduciary duty, except where
                                                              breach of duty of loyalty;      (i) finally adjudged acts or
                                                              (ii) acts or omissions not in   omissions were in bad faith or
                                                              good faith or which involve     involved intentional
                                                              intentional misconduct or       misconduct or knowing
                                                              knowing violation of the law;   violation of law; (ii)
                                                              (iii) liability for unlawful    director personally gained an
                                                              dividends and stock             advantaged to which not
                                                              repurchases and redemptions;    legally entitled; or (iii)
                                                              or (iv) transactions in which   acts violated the New York
                                                              an improper personal benefit    Business Corporation Law
                                                              is derived

Shareholder Rights Agreement (p. 79)........................  None                            Shareholder Rights Agreement
                                                                                              in effect, but amended so that
                                                                                              not triggered by this merger

CAPITALIZATION

     The authorized capital stock of Schwab consists of 2,000,000,000 shares of Schwab common stock, $0.01 par value per share, of which, as of April 24, 2000, 840,881,273 shares were issued and outstanding, and 9,940,000 shares of preferred stock, $0.01 par value per share, of which, as of April 24, 2000, no shares were issued and outstanding.

     The authorized capital stock of U.S. Trust consists of 70,000,000 common shares, par value $1.00 per share, of U.S. Trust of which, as of April 24, 2000, 19,284,585 shares were issued and outstanding, and 5,000,000 preferred shares, par value $1.00 per share, of which, as of April 24, 2000, none were issued and outstanding. The authorized preferred shares include 300,000 shares of Series A Participating Cumulative Preferred Shares, none of which were issued and outstanding as of April 24, 2000.

     Both boards of directors are authorized to provide for the issuance from time to time of preferred shares in one or more series, and, as to each series, to fix the designation and relative voting, dividend, liquidation and other rights, preferences and limitations of the shares of each such series. The issuance of preferred stock, while prompting flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting rights of holders of common shares and make it more difficult for a third party to gain control of Schwab or U.S. Trust or remove members of the board of directors.

     Except as described below under the caption "-- Shareholder Rights Agreement" on page 79, holders of common shares of U.S. Trust and Schwab are not entitled to preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to common shares. Upon liquidation, dissolution or winding up, holders of common shares are entitled to receive all assets available for distribution to shareholders, subject to the rights of any holders of preferred shares that may then be outstanding.

CLASSES OF COMMON STOCK; VOTING RIGHTS

     Both companies have one class of common stock issued and outstanding. Holders of each company's common stock are each entitled to one vote for each share held and are not entitled to cumulative voting.

AUTHORIZATION OF CERTAIN ACTIONS

     Under Delaware law, the approval of the Schwab board and holders of a majority of the outstanding Schwab common stock entitled to vote thereon is required for mergers or consolidations, and for sales, leases or exchanges of substantially all of Schwab's property and assets. Delaware law would permit Schwab to merge with another corporation without obtaining the approval of Schwab stockholders if:

     - Schwab is the surviving corporation of the merger;

     - the merger agreement does not amend the certificate of incorporation;

     - each share of Schwab common stock outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of Schwab common stock after the merger; and

     - either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued under the merger plan, or authorized but unissued shares or treasury shares of Schwab common stock to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of Schwab common stock outstanding immediately prior to the effective date of the merger.

     Under New York law, the consummation of a merger, consolidation, dissolution or disposition of substantially all of the assets of a New York corporation, such as U.S. Trust, requires the approval of such corporation's board of directors and two-thirds of all outstanding shares of the corporation entitled to vote thereon. The affirmative vote of holders of a majority of all outstanding shares of each class or series of shares outstanding is required if:

     - the corporation was formed after February 22, 1998; or

     - the corporation's certificate of incorporation expressly so provides.

     U.S. Trust's certificate of incorporation is silent on this issue.

BUSINESS COMBINATION STATUTES

     Under Delaware law, a corporation is prohibited from engaging in any business combination with any interested stockholder, defined as the beneficial owner of 15% or more of the voting power of the corporation, for a period of three years following the date that such stockholder became an interested stockholder, unless:

     - prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

     - upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation; or

     - on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

     Under Delaware law, a corporation has the option to opt-out of the above business combination statute. Neither Schwab's certificate of incorporation nor its bylaws excludes Schwab from the restrictions imposed by this provision.

     Under New York law, a corporation may not engage in any business combination with any interested shareholder, defined as the beneficial owner of 20% or more of the voting power of a corporation, for a period of five years following the date that such shareholder became an interested shareholder, unless:

     - prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder;

     - it is approved no earlier than five years after the interested shareholder's stock acquisition date by a majority of the shares not owned by, or by an affiliate of, the interested shareholder; or

     - statutory fair price requirements are met.

     Under New York law, a corporation has the option to opt-out of the above business combination statute. Neither U.S. Trust's certificate of incorporation nor its bylaws exclude it from the restrictions imposed by the business combination statute.

SUPERMAJORITY VOTE REQUIREMENT

     Schwab's and U.S. Trust's certificates of incorporation both require the approval of a supermajority of their respective stockholders for some business combinations with interested stockholders. Schwab's certificate of incorporation defines an interested stockholder as a person, partnership or group which directly or indirectly beneficially owns more than 15% of the voting power of the outstanding shares of Schwab, or an affiliate or associate of a 15% owner. U.S. Trust's certificate of incorporation defines an interested shareholder as the beneficial owner of 10% or more of the outstanding voting stock of U.S. Trust, or an affiliate of a 10% owner or the assignee of a 10% owner if the assignment was within a two-year period through a transaction or series of transactions not involving a public offering.

     Notwithstanding any lesser percentage permitted by law, under the certificates of incorporation of both companies 80% of the combined voting power of the stockholders, and in the case of U.S. Trust also a majority of disinterested shareholders, must approve any of the following business combinations:

          - A merger of the company or any of its subsidiaries with an interested stockholder or an affiliate or associate of an interested stockholder;

          - Any sale to an interested stockholder of assets of the company or one of its subsidiaries, if those assets have a fair market value of $5,000,000 or more, in the case of Schwab, or if those assets are more than 5% of the seller's total assets, in the case of U.S. Trust;

          - Any sale to the company or any of its subsidiaries of assets of the interested stockholder, if those assets have a fair market value of $5,000,000 or more, in the case of Schwab, or if those assets are more than 5% of the seller's total assets, in the case of U.S. Trust;

          - The issuance or transfer by the company or any of its subsidiaries of any securities of the company or any of its subsidiaries to an interested stockholder, unless, in the case of Schwab, the fair market value of the property received has a fair market value of less than $5,000,000 or, in the case of U.S. Trust, the securities issued have a fair market value of less than $13,000,000;

          - Any reclassification of securities of the company, merger or consolidation of the company with any of its subsidiaries, or any similar transaction which has the effect of increasing the proportionate amount of the outstanding shares of any class of equity securities of the company or any of its subsidiaries which is directly or indirectly owned by any interested shareholder or its affiliate or associate; or

          - The adoption of any plan or proposal for the liquidation or dissolution of the company--in the case of U.S. Trust, the plan or proposal must be proposed by or on behalf of any interested shareholder or its affiliate or associate.

     Additionally, for U.S. Trust the supermajority and disinterested shareholder requirements apply to any merger of U.S. Trust into a subsidiary, or a consolidation between U.S. Trust and a subsidiary, unless the surviving or consolidated corporation or company, as the case may be, has a provision in its certificate of incorporation substantially similar to the supermajority vote provision.

     The supermajority requirement does not apply to business combinations approved by a majority of disinterested directors, in the case of Schwab, or continuing directors, in the case of U.S. Trust. Disinterested directors and continuing directors are defined similarly. A disinterested or continuing director is any member of the company's board who is:

          - not an interested stockholder;

          - not an affiliate or a representative, in Schwab's definition, or an associate, in U.S. Trust's definition, of an interested shareholder; and

          - either was a member of the company's board before the interested stockholder became an interested stockholder or was nominated to succeed a disinterested or continuing director by a majority of the disinterested or continuing directors.

     The Schwab definition also requires that a disinterested director must not be a party to an agreement or arrangement with an interested stockholder to act in concert with that interested stockholder to direct the management or policies of Schwab.

     For both Schwab and U.S. Trust, the supermajority requirement does not apply to business combinations meeting fair price and procedural requirements set forth in the certificate of incorporation.

NUMBER OF DIRECTORS

     Under Delaware law, a board of directors shall consist of one or more directors, with the number fixed by or in the manner provided in the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors may be made only by amendment to the certificate of incorporation. Schwab's certificate of incorporation provides that the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the entire board. At present, the Schwab board has 12 members. This will increase to 14 upon completion of the merger. See "The Merger -- Operations Following the Merger" on page 48.

     Under New York law, a board of directors shall consist of one or more individuals, with the number specified in or fixed in accordance with the bylaws or by action of the shareholders or of the board of directors under the specific provisions of a bylaw adopted by the shareholders. U.S. Trust's bylaws provide that the U.S. Trust board shall consist of not less than nine members, the number to be fixed from time to time by resolution adopted by majority of the entire board or at any annual or special meeting of the shareholders entitled to vote for the election of directors. At present, the U.S. Trust board has 17 members.

CLASSIFIED BOARD OF DIRECTORS

     Under Delaware law, the directors of a corporation may, by the certificate of incorporation, by an initial bylaw or by a bylaw adopted by a vote of the stockholders, be divided into one, two or three classes. Under New York law, the certificate of incorporation or the provisions of a bylaw adopted by the shareholders may provide that the directors be divided into either two, three or four classes, with all classes being as nearly equal in number as possible. Schwab's certificate of incorporation and U.S. Trust's bylaws provide that the directors will be classified into three classes, all classes being as nearly equal in number as possible. Schwab's certificate of incorporation excepts any directors elected by holders of preferred stock from this classified board provision.

CUMULATIVE VOTING FOR DIRECTORS

     Cumulative voting must be expressly provided for in the certificate of incorporation of a Delaware or New York corporation. Neither company's certificate of incorporation provides for cumulative voting.

REMOVAL OF DIRECTORS

     Under Delaware law, any director may be removed, with or without cause, by holders of a majority of shares then entitled to vote at an election of directors. However, in the case of a corporation with a classified board, stockholders may effect such removal only for cause unless the certificate of incorporation otherwise provides. Schwab's certificate of incorporation and bylaws provide that, subject to the rights of holders of preferred stock, any director may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote in the election of directors, voting together as a single class.

     Under New York law, the directors may be removed for cause by vote of the shareholders or, if the certificate of incorporation or the provisions of a bylaw adopted by the shareholders so provide, by action of the board of directors. Directors may be removed without cause by vote of the shareholders if the certificate of incorporation or the bylaws so provide. Under New York law, an action to procure a judgment removing a director for cause may be brought by the attorney-general or by holders of ten percent of the outstanding shares. U.S. Trust's certificate of incorporation provides that any director may be removed for cause by either a majority of the shareholders or by a majority of the entire board.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

     Under Delaware law, the procedure for filling vacancies may be determined by a provision in the bylaws. Schwab's bylaws provide that any vacancies on the Schwab board, including those resulting from any increase in the number of directors, shall be filled by the majority vote of the remaining directors then in office, even though less than a quorum.

     Under New York law, vacancies occurring in the board of directors for any reason other than the removal of directors without cause may be filled by a vote of the board of directors. Vacancies occurring by reason of the removal of directors without cause may be filled only by vote of the shareholders, unless the certificate of incorporation or the provisions of a bylaw adopted by the shareholders provide otherwise. U.S. Trust's bylaws provide that newly created directorships and vacancies on the board may be filled either by a majority of the shareholders or a majority of the directors then in office, although less than a quorum.

PREEMPTIVE RIGHTS

     Schwab stockholders have no preemptive rights, while U.S. Trust shareholders have no preemptive rights other than as the U.S. Trust board of directors may determine. The U.S. Trust board of directors has not, as of the date of this proxy statement/prospectus, authorized any preemptive rights.

LIMITS ON STOCKHOLDER ACTION BY WRITTEN CONSENT

     Under Delaware law, unless prohibited by the certificate of incorporation, corporate actions may be authorized without a meeting by written consent of holders of voting shares sufficient to approve the action at a meeting where all holders of voting shares were present and voted. Schwab's certificate of incorporation prohibits stockholders from acting by written consent in lieu of a meeting.

     Under New York law, whenever shareholders are required or permitted to take any action by vote, such action may be taken without a shareholder meeting:

     - by written consent of all persons entitled to vote on the action; or

     - if the certificate of incorporation so provides, by the written consent of holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted. U.S. Trust's certificate of incorporation is silent on the issue.

DIVIDENDS

     Under Delaware law, a corporation may, unless otherwise restricted by its certificate of incorporation, declare and pay dividends out of surplus, or, if no surplus exists, out of net profits for the current or preceding fiscal year. However, the amount of the capital following the declaration and payment of the dividend may not be less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of the assets of the corporation. Schwab's certificate of incorporation contains no such restriction.

     Under New York law, dividends may be declared and paid and other distributions may be made out of surplus only, so that the net assets of the corporation remaining after such declaration, payment or distribution must at least equal the amount of its stated capital. Further, under New York law, a corporation may not declare and pay dividends or make other distributions if the corporation is insolvent or would otherwise be made insolvent, or when the declaration, payment or distribution would be contrary to any restrictions contained in the certificate of incorporation. U.S. Trust's certificate of incorporation contains no such restriction.

AMENDMENT OF CERTIFICATE OF INCORPORATION

     Under Delaware and New York law, a corporation may amend its certificate of incorporation if, among other things, such amendment is approved by a majority of the outstanding stock entitled to vote; however, whenever the certificate of incorporation shall require for action an affirmative vote greater than that normally provided for by Delaware law, such provision of the certificate of incorporation may not be amended or repealed without such greater vote. Schwab's certificate of incorporation provides that the articles concerning amendment of bylaws, number, classification and removal of directors, cumulative voting, business combinations, limitation on stockholder action and amendment of the certificate of incorporation may only be altered or amended by the affirmative vote of the holders of at least 80% of the voting power of all shares of Schwab. U.S. Trust's certificate of incorporation is silent on the issue of amending the certificate.

AMENDMENT OF BYLAWS

     Under Delaware law, the power to adopt, amend or repeal bylaws is vested in the stockholders unless the certificate of incorporation confers the power to adopt, amend or repeal bylaws upon the directors as well. Schwab's certificate of incorporation provides that, with limited exceptions, the Schwab board is expressly authorized to adopt, amend and repeal the bylaws by the affirmative vote of the majority of those directors present at any meeting. Schwab's certificate of incorporation provides that the sections concerning notice of stockholder business and nominations, limits on stockholder action by written consent, number, election and classification of directors, removal of directors, vacancies on the board and amendment of bylaws may not be amended, altered or repealed, nor may any provision inconsistent with such sections be adopted, except by the affirmative vote of holders of no less than 80% of all the shares entitled to vote in the election of directors, voting together as a class.

     Under New York law, the bylaws of a corporation may be amended or repealed by a majority of the votes of the shares entitled to vote in the election of any directors or by the board of directors, when so provided in the certificate of incorporation or a bylaw adopted by the shareholders. U.S. Trust's certificate of incorporation is silent on the matter. U.S. Trust's bylaws provide that any bylaw may be amended or repealed and new bylaws may be adopted at an annual or special meeting by a majority of the votes cast by holders of shares entitled to vote in the election of directors, or by a majority of the U.S. Trust board of directors at any meeting of the board of directors.

NOTICE OF STOCKHOLDER ACTION

     Under Schwab's bylaws, for a matter to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of Schwab not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting. Under U.S. Trust's bylaws, notice of shareholder proposals must be made no less than 90 days nor more than 120 days prior to the anniversary of the immediately preceding annual meeting.

     The requirement for such notice under both Schwab and U.S. Trusts bylaws are substantially the same and must include:

     - a brief description of the matter desired to be brought, the reasons for bringing such a matter before the meeting, and any material interest the stockholder or the beneficial owner on whose behalf the proposal is made has in the matter;

     - the name and address of the stockholder proposing such action, and the name and address of any beneficial owner on whose behalf the proposal is made;

     - the class and number of shares of common stock which are beneficially owned by the stockholder or the beneficial owner; and

     - if the stockholder proposes to nominate a director for election or re-election, the stockholder must also include all information required to be disclosed in solicitations for proxies for election of directors in an election contest pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 thereunder.

SPECIAL MEETINGS OF STOCKHOLDERS

     Under Delaware and New York law, special meetings of the stockholders may be called by the board of directors or such other persons as may be authorized by the certificate of incorporation or bylaws.

     In addition, under New York law if, for a period of one month after the date fixed by the bylaws for the annual meeting of shareholders, there is a failure to elect a sufficient number of directors to conduct the business of the corporation, the board of directors must call a special meeting of shareholders for the election of directors. If the board of directors fails to do so, holders of ten percent of the votes of the shares entitled to vote in an election of directors may demand the call of a special meeting for the election of directors. Under Schwab's bylaws, special meetings of stockholders may be called only by the board of directors, the chairman of the board or a committee of the board which has been duly designated by the board and whose authority includes the power to call such meetings. U.S. Trust's bylaws provide that the U.S. Trust board, the chairman of the board, the president or a vice chairman may call a special meeting of shareholders for such purposes as may be designated in the notice thereof.

STOCKHOLDER LISTS AND INSPECTION RIGHTS

     Under Delaware law, any stockholder may inspect the corporation's stock ledger, a list of its stockholders and its other books and records for any proper purpose reasonably related to such person's interest as a stockholder. A list of stockholders is to be open to the examination of any stockholder, for any purpose germane to a meeting of stockholders, during ordinary business hours, for a period of at least 10 days prior to such meeting. The list is also to be produced and kept at the place of the meeting during the entire meeting, and may be inspected by any stockholder who is present.

     Under New York law, a shareholder of record has a right to inspect the shareholder minutes and record of shareholders, during usual business hours, on at least five days' written demand. The examination of the shareholder minutes and record of shareholders must be for a purpose reasonably related to the shareholder's interest as a shareholder. A list of shareholders as of the record date shall be produced at any meeting of shareholders upon the request of any shareholder.

INDEMNIFICATION

     Under both Delaware and New York law, a corporation has the power to indemnify directors, officers, employees and agents for actions, subject to similar limitations. Both Delaware and New York law permit a corporation to purchase and maintain liability insurance for its directors and officers. New York law does not allow insurance where the officer or director personally gained a financial profit or advantage to which he was not legally entitled, or a judgment adverse to the director or officer establishes that his acts of active and deliberate dishonesty were material to the cause of action.

     Schwab's bylaws provide that directors and officers of Schwab and those serving at the request of Schwab as a director, officer, employee or agent of another corporation or entity will be indemnified by Schwab to the fullest extent authorized by Delaware law. The indemnification right includes the right to be paid by Schwab the expenses incurred in defending any proceeding in advance of its final disposition. Schwab's bylaws provide that the indemnification rights conferred by Schwab's bylaws are not exclusive of any other right to which persons seeking indemnification may be entitled under any law, certificate of incorporation, agreement, vote of stockholders or disinterested directors or otherwise. Schwab is authorized by Schwab's bylaws to purchase and maintain insurance on behalf of its directors and officers.

     U.S. Trust's bylaws provide officers and directors a broad indemnification right, similar in scope to that permitted under New York law. However:

     - no indemnification may be made to or on behalf of any person if a judgment or other final adjudication adverse to such person establishes that his acts were committed in bad faith or were a result of deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled;

     - no indemnification shall be required in connection with the settlement of any pending or threatened action or proceeding, or any other disposition thereof except a final adjudication, unless U.S. Trust has consented to such a settlement or other disposition; and

     - U.S. Trust shall not be obligated to indemnify any person if and to the extent such person is entitled to be indemnified under a policy of insurance as such policy would apply in the absence of U.S. Trust's indemnification provision.

The indemnification right includes the right to be paid by U.S. Trust the expenses incurred in defending any proceeding in advance of its final disposition.

LIMITATION OF LIABILITY

     Delaware law allows a corporation to include in its certificate of incorporation a provision limiting personal liability for a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision does not eliminate or limit the liability of a director:

     - for any breach of the director's duty of loyalty to the corporation or its stockholders;

     - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     - under Section 174 of the Delaware General Corporate Law concerning unlawful dividends and stock repurchases and redemptions; or

     - for any transaction from which the director derived an improper personal benefit.

     Under New York law, a corporation can include in its certificate of incorporation a provision limiting personal liability for a director to the corporation or its shareholders for monetary damages for breach of duty as a director, provided that such provision does not eliminate or limit the liability of a director if a judgment or other final adjudication adverse to such director establishes that:

     - such director's acts or omissions were in bad faith, or involved intentional misconduct or a knowing violation of law;

     - the director personally gained in fact a financial profit or other advantage to which the director was not legally entitled; or

     - the director's acts violated provisions of the New York Business Corporation law.

     Under both Delaware and New York law, a provision limiting directors' personal liability does not eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

SHAREHOLDER RIGHTS AGREEMENT

     Schwab does not have a stockholder rights plan.

     U.S. Trust is party to a shareholder rights agreement with First Chicago Trust Company of New York, as rights agent, pursuant to which, on August 29, 1995, U.S. Trust's board of directors declared a dividend granting shareholders one right for each outstanding common share of U.S. Trust. On January 12, 2000, U.S. Trust amended the rights agreement to ensure that in connection with the execution of the merger agreement and the stock option agreement and the completion of the merger and related transactions:

     - the rights agreement does not apply to Schwab or any of its "affiliates" or "associates," as those terms are defined in the rights agreement;

     - no "distribution date," "triggering event" or "affiliate merger," as those terms are defined in the rights agreement, has occurred or will occur; and

     - no rights will separate from common shares of U.S. Trust or otherwise become exercisable.

     The rights agreement has the effect of deterring potential acquirors, other than Schwab, from acquiring control of U.S. Trust. If U.S. Trust, however, were to terminate the merger agreement in order to accept an unsolicited takeover proposal from a third party as permitted under the merger agreement, U.S. Trust could further amend its rights agreement to exempt from its effects the new transaction. See "The Merger Agreement and Related Agreements -- The Merger Agreement -- Termination" on page 53.

     For a more complete description of the rights agreement, as amended, see U.S. Trust's Form 8-A filed with the Securities and Exchange Commission on April 13, 1999, as amended by Form 8-A/A filed on January 18, 2000, incorporated by reference in this proxy statement/ prospectus. See "Incorporation of Certain Documents by Reference" on page 82 and "Where You Can Find More Information" on page 83.

                             SHAREHOLDER PROPOSALS

     U.S. Trust will hold a 2000 annual meeting of U.S. Trust shareholders only if the merger is not completed before the time of such meeting. The deadline for submission of shareholder proposals for inclusion in U.S. Trust's proxy materials for the 2000 U.S. Trust annual meeting was November 15, 1999.

     If the merger is not completed, U.S. Trust shareholders may present proper proposals for consideration at the next annual meeting of U.S. Trust shareholders by submitting their proposal in writing to the Secretary of U.S. Trust in a timely manner.

     The U.S. Trust bylaws establish an advance notice procedure with regard to various matters, including shareholder proposals not included in U.S. Trust's proxy statement, to be brought before an annual meeting of shareholders. See "Comparison of Rights -- Notice of Stockholder Action" on page 77.

     The only business that will be conducted at a meeting of U.S. Trust shareholders is business that is brought before the meeting:

     - pursuant to U.S. Trust's notice of meeting;

     - by or at the direction of the U.S. Trust board of directors; or

     - by any shareholder of U.S. Trust who is a shareholder of record at the time of giving of the notice of shareholder action, who is entitled to vote at such meeting and who complies with the advance notice procedures.

                                 LEGAL MATTERS

     The validity of the shares of Schwab common stock offered by this proxy statement/ prospectus will be passed upon for Schwab by Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, San Francisco, California. Some directors of that firm beneficially own an aggregate of less than one percent of Schwab common stock. Various legal matters with respect to Federal income tax consequences in connection with the merger will be passed upon for U.S. Trust by Cravath, Swaine & Moore, New York, New York.

                                    EXPERTS

     The audited consolidated financial statements and the related financial statement schedules of The Charles Schwab Corporation and subsidiaries as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 incorporated in this proxy statement/prospectus by reference from The Charles Schwab Corporation's Annual Report on Form 10-K for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated by reference in this proxy statement/prospectus, and have been so incorporated in reliance upon the reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing. Their report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph related to an accounting change to conform with Statement of Position 98-1.

     The audited consolidated financial statements of U.S. Trust Corporation and its subsidiaries incorporated by reference in this proxy statement/prospectus for the periods indicated have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent public accountants, given on the authority of PricewaterhouseCoopers LLP as experts in auditing and accounting.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by The Charles Schwab Corporation with the Securities and Exchange Corporation are incorporated by reference in this proxy statement/prospectus:

     1. The Charles Schwab Corporation's Annual Report on Form 10-K for the year ended December 31, 1999, filed on March 27, 2000.

     2. The Charles Schwab Corporation's Definitive Proxy Statement, filed March 27, 2000.

     3. The Charles Schwab Corporation's Current Report on Form 8-K, filed on January 14, 2000.

     4. The Charles Schwab Corporation's Current Report on Form 8-K, filed on February 22, 2000.

     The following documents filed by U.S. Trust Corporation with the Securities and Exchange Corporation are incorporated by reference in this proxy statement/prospectus:

     1. U.S. Trust Corporation's Annual Report on Form 10-K for the year ended December 31, 1999, filed on March 15, 2000.

     2. U.S. Trust Corporation's Current Report on Form 8-K, filed on January 14, 2000.

     3. U.S. Trust Corporation's Current Report on Form 8-K, filed on February 22, 2000.

     4. The description of common shares of U.S. Trust set forth in the Registration Statement on Form 10 filed on September 5, 1995 pursuant to
        Section 12 the Exchange Act.

     5. The description of the rights associated with common shares of U.S. Trust set forth on Form 8-A filed on April 13, 1999, as amended by Form 8-A/A filed on January 18, 2000, pursuant to Section 12 of the Exchange Act.

     All reports and definitive proxy or information statements filed by Schwab and U.S. Trust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this proxy statement/prospectus and prior to the date of the special meeting will be deemed to be incorporated by reference into this proxy statement/prospectus from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this proxy statement/prospectus will be deemed to be modified or superseded for purposes of this proxy statement/prospectus to the extent that a statement contained in this proxy statement/prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

     Schwab and U.S. Trust file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

     Schwab has filed a registration statement with the Securities and Exchange Commission to register the Schwab common stock to be issued to U.S. Trust shareholders in the merger. This proxy statement/prospectus forms a part of that registration statement and constitutes a prospectus of Schwab in addition to being a proxy statement of U.S. Trust for the special meeting.

     As allowed by the Securities and Exchange Commission's rules, this proxy statement/ prospectus does not contain all of the information relating to Schwab and U.S. Trust you can find in the registration statement or the exhibits to the registration statement. Some of the important business and financial information relating to Schwab and U.S. Trust that you may want to consider in deciding how to vote is not included in this proxy statement/prospectus, but rather is "incorporated by reference" to documents that have been previously filed by Schwab and U.S. Trust with the Securities and Exchange Commission. The information incorporated by reference is deemed to be a part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/ prospectus. See "Incorporation of Certain Documents by Reference" on page 82.

     Schwab has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to Schwab, and U.S. Trust has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to U.S. Trust. Neither Schwab nor U.S. Trust warrants the accuracy or completeness of information relating to the other.

     If you are a shareholder, you can obtain any of the documents incorporated by reference through Schwab, U.S. Trust or the Securities and Exchange Commission. Documents incorporated by reference are available from Schwab and U.S. Trust without charge, excluding exhibits unless such exhibits are specifically incorporated by reference. You may obtain documents incorporated by reference in this proxy statement/prospectus by requesting them orally or in writing or by telephone to the following addresses or telephone numbers:

     The Charles Schwab Corporation             U.S. Trust Corporation
     Investor Relations                         Public Relations
     101 Montgomery Street                      114 West 47th Street
     San Francisco, California 94104            New York, New York 10036
     (415) 636-2787                             (212) 852-1000

     If you would like to request documents, please do so by May 23, 2000 in order to receive them before the special meeting.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS TO VOTE ON THE MERGER. NEITHER SCHWAB NOR U.S. TRUST HAS AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS

CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS. THIS PROXY STATEMENT/PROSPECTUS IS DATED MAY 1, 2000. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY OTHER DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT/PROSPECTUS TO SHAREHOLDERS NOR THE ISSUANCE OF SCHWAB COMMON STOCK IN THE MERGER WILL CREATE ANY IMPLICATION TO THE CONTRARY.

                                    ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                        THE CHARLES SCHWAB CORPORATION,

                           PATRIOT MERGER CORPORATION

                                      AND

                             U.S. TRUST CORPORATION

                          DATED AS OF JANUARY 12, 2000

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
ARTICLE I     THE MERGER................................................   A-1
  1.1         The Merger................................................   A-1
  1.2         Effective Time............................................   A-1
  1.3         Effects of the Merger.....................................   A-1
  1.4         Conversion of UST Common Stock............................   A-2
  1.5         MERGER SUB Common Stock...................................   A-2
  1.6         SCHWAB Common Stock.......................................   A-2
  1.7         Options and Contingent Issuances..........................   A-3
  1.8         Certificate of Incorporation..............................   A-4
  1.9         Bylaws....................................................   A-4
  1.10        Directors and Officers of Surviving Corporation and
              Subsidiaries..............................................   A-4
  1.11        Representation on SCHWAB Board of Directors and Management
              Committee.................................................   A-4
ARTICLE II    EXCHANGE OF SHARES........................................   A-5
  2.1         SCHWAB to Make Shares Available...........................   A-5
  2.2         Exchange of Shares........................................   A-5
ARTICLE III   REPRESENTATIONS AND WARRANTIES OF UST.....................   A-7
  3.1         Corporate Organization....................................   A-7
  3.2         Capitalization............................................   A-8
  3.3         Authority; No Violation...................................   A-9
  3.4         Consents and Approvals....................................   A-9
  3.5         Reports...................................................  A-10
  3.6         Financial Statements......................................  A-10
  3.7         Broker's Fees.............................................  A-11
  3.8         Absence of Certain Changes or Events......................  A-11
  3.9         Legal Proceedings.........................................  A-12
  3.10        Taxes and Tax Returns.....................................  A-12
  3.11        Employees.................................................  A-13
  3.12        SEC Reports...............................................  A-15
  3.13        Compliance with Applicable Law............................  A-15
  3.14        Certain Contracts.........................................  A-16
  3.15        Agreements with Regulatory Agencies.......................  A-16
  3.16        Investment Securities.....................................  A-17
  3.17        Derivative Instruments....................................  A-17
  3.18        Loan Losses...............................................  A-17

                                                                          PAGE
                                                                          ----
  3.19        Undisclosed Liabilities...................................  A-17
  3.20        Environmental Liability...................................  A-18
  3.21        State Takeover Laws; UST Rights Plan......................  A-18
  3.22        Insurance.................................................  A-18
  3.23        Pooling of Interests......................................  A-18
  3.24        Title to Properties.......................................  A-18
  3.25        Intellectual Property.....................................  A-19
  3.26        Year 2000.................................................  A-19
  3.27        No Excess Parachute Payments..............................  A-19
  3.28        Opinion...................................................  A-20
  3.29        UST Information...........................................  A-20
ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF SCHWAB AND MERGER SUB...  A-20
  4.1         Corporate Organization....................................  A-21
  4.2         Capitalization............................................  A-21
  4.3         Authority; No Violation...................................  A-22
  4.4         Consents and Approvals....................................  A-22
  4.5         Broker's Fees.............................................  A-22
  4.6         Absence of Certain Changes or Events......................  A-23
  4.7         Legal Proceedings.........................................  A-23
  4.8         Taxes and Tax Returns.....................................  A-23
  4.9         SEC Reports...............................................  A-23
  4.10        Compliance with Applicable Law............................  A-24
  4.11        Agreements with Regulatory Agencies.......................  A-24
  4.12        Undisclosed Liabilities...................................  A-25
  4.13        Pooling of Interests......................................  A-25
  4.14        Year 2000.................................................  A-25
  4.15        Opinion...................................................  A-25
  4.16        SCHWAB Information........................................  A-25
ARTICLE V     COVENANTS RELATING TO CONDUCT OF BUSINESS.................  A-26
  5.1         Conduct of UST Business Prior to the Effective Time.......  A-26
  5.2         Forbearances of UST.......................................  A-26
  5.3         Forbearances of SCHWAB....................................  A-28
ARTICLE VI    ADDITIONAL AGREEMENTS.....................................  A-28
  6.1         Regulatory Matters........................................  A-28
  6.2         Access to Information.....................................  A-30
  6.3         Shareholder Approval......................................  A-30

                                                                          PAGE
                                                                          ----
  6.4         No Solicitation...........................................  A-31
  6.5         Continuity of Business Enterprise.........................  A-32
  6.6         Tax Free Treatment........................................  A-32
  6.7         Pooling Treatment.........................................  A-32
  6.8         Affiliates; Publication of Combined Financial Results.....  A-32
  6.9         Stock Exchange Listing....................................  A-33
  6.10        Employee Benefits.........................................  A-33
  6.11        Indemnification; Directors' and Officers' Insurance.......  A-34
  6.12        Additional Agreements.....................................  A-35
  6.13        Advice of Changes.........................................  A-35
  6.14        Employee Retention Plan...................................  A-35
  6.15        State Takeover Statutes...................................  A-35
  6.16        Section 15 of the 1940 Act................................  A-35
ARTICLE VII   CONDITIONS PRECEDENT......................................  A-36
  7.1         Conditions to Each Party's Obligation To Effect the
              Merger....................................................  A-36
     (a)      Shareholder Approval......................................  A-36
     (b)      Stock Exchange Listing....................................  A-36
     (c)      Regulatory Approvals......................................  A-36
     (d)      S-4.......................................................  A-36
     (e)      No Injunctions or Restraints; Illegality..................  A-37
     (f)      Pooling of Interests......................................  A-37
  7.2         Conditions to Obligations of SCHWAB.......................  A-37
     (a)      Representations and Warranties............................  A-37
     (b)      Performance of Obligations of UST.........................  A-37
     (c)      Regulatory Conditions.....................................  A-37
     (d)      Financial Holding Company Status..........................  A-38
  7.3         Conditions to Obligations of UST..........................  A-38
     (a)      Representations and Warranties............................  A-38
     (b)      Performance of Obligations of SCHWAB......................  A-38
     (c)      Tax Opinion...............................................  A-38
ARTICLE VIII  TERMINATION AND AMENDMENT.................................  A-39
  8.1         Termination...............................................  A-39
  8.2         Effect of Termination.....................................  A-40
  8.3         Amendment.................................................  A-40
  8.4         Extension; Waiver.........................................  A-41
  8.5         Superior Proposal Termination.............................  A-41

                                                                          PAGE
                                                                          ----
ARTICLE IX    GENERAL PROVISIONS........................................  A-41
  9.1         Closing...................................................  A-41
  9.2         Nonsurvival of Representations, Warranties and
              Agreements................................................  A-41
  9.3         Expenses..................................................  A-42
  9.4         Notices...................................................  A-42
  9.5         Interpretation............................................  A-43
  9.6         Counterparts..............................................  A-43
  9.7         Entire Agreement..........................................  A-43
  9.8         Governing Law.............................................  A-43
  9.9         Severability..............................................  A-43
  9.10        Publicity.................................................  A-43
  9.11        Assignment; Third Party Beneficiaries.....................  A-43
EXHIBITS
  6.8(a)(1)   Form of Affiliate Letter Addressed to U.S. Trust
  6.8(a)(2)   Form of Affiliate Letter Addressed to Schwab

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of January 12, 2000, by and among The Charles Schwab Corporation, a Delaware corporation ("SCHWAB"), Patriot Merger Corporation, a New York corporation and a wholly-owned subsidiary of SCHWAB ("MERGER SUB"), and U.S. Trust Corporation, a New York corporation ("UST").

     WHEREAS, the Boards of Directors of SCHWAB and UST have determined that it is in the best interests of their respective companies and shareholders to consummate the strategic business combination transaction provided for herein in which MERGER SUB will merge (the "Merger") with and into UST so that UST is the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger;

     WHEREAS, as a condition to, and simultaneously with the execution and delivery of this Agreement, SCHWAB and UST are entering into a stock option agreement (the "UST Option Agreement") pursuant to which UST is granting SCHWAB an option to purchase shares of UST Common Stock (as defined in Section 1.4) on the terms and subject to the conditions set forth therein;

     WHEREAS, as a condition to, and simultaneously with the execution and delivery of this Agreement, certain key employees of UST are entering into employment agreements to be effective at the closing of the Merger (the "Employment Agreements"); and

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

     NOW THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 The Merger. Subject to the terms and conditions of this Agreement, in accordance with New York Business Corporation Law (the "NYBCL"), at the Effective Time (as defined in Section 1.2), MERGER SUB shall merge with and into UST. UST shall be the Surviving Corporation in the Merger, and shall continue its corporate existence under the laws of the State of New York. Upon consummation of the Merger, the separate corporate existence of MERGER SUB shall terminate.

     1.2 Effective Time. The Merger shall become effective as set forth in the certificate of merger relating to the Merger (the "New York Certificate of Merger") which shall be filed with the Department of State of the State of New York (the "New York Department") on or before the Closing Date (as defined in
Section 9.1) in accordance with Section 904 of the NYBCL. The date and time when the Merger becomes effective shall be the Closing Date or such other date and time as is mutually agreed by UST and SCHWAB and set forth in the New York Certificate of Merger (the "Effective Time").

     1.3 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in Section 906 of the NYBCL.

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     1.4 Conversion of UST Common Stock.  At the Effective Time, in each case, subject to Section 2.2(e), by virtue of the Merger and without any action on the part of SCHWAB, UST or the holder of any of the following securities:

          (a) Each share of the common stock, par value $1.00 per share, of UST (the "UST Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of UST Common Stock held by SCHWAB, MERGER SUB or UST (except for Trust Account Shares, as such term is defined in Section 1.4(d))) shall be converted into the right to receive 3.427 shares (the "Exchange Ratio") of common stock, par value $.01 per share, of SCHWAB (the "SCHWAB Common Stock").

          (b) All of the shares of UST Common Stock converted into SCHWAB Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each a "Common Certificate") previously representing any such shares of UST Common Stock shall thereafter represent the right to receive (i) a certificate representing the number of whole shares of SCHWAB Common Stock, (ii) cash in lieu of fractional shares into which the shares of UST Common Stock represented by such Common Certificate have been converted pursuant to this Section 1.4 and Section 2.2(e) and
     (iii) any dividends or distributions which the holder thereof has the right to receive pursuant to Section 2.2(b). Common Certificates previously representing shares of UST Common Stock shall be exchanged for certificates representing whole shares of SCHWAB Common Stock, cash in lieu of fractional shares issued in consideration therefor and any such dividends or distributions upon the surrender of such Common Certificates in accordance with Section 2.2, without any interest thereon.

          (c) If, prior to the Effective Time, the outstanding shares of SCHWAB Common Stock or UST Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, issuance of securities pursuant to the UST Rights Agreement (as defined below), stock split, reverse stock split, or other similar change in capitalization, then an appropriate and proportionate adjustment shall be made to the Exchange Ratio.

          (d) At the Effective Time, all shares of UST Common Stock held by SCHWAB, MERGER SUB or UST (other than shares of UST Common Stock held, directly or indirectly, in trust accounts, managed accounts and the like or otherwise held in a fiduciary or custodial capacity that are beneficially owned by third parties (any such shares, and shares of SCHWAB Common Stock which are similarly held, whether held directly or indirectly by SCHWAB, MERGER SUB or UST, as the case may be, being referred to herein as "Trust Account Shares")), shall be cancelled and shall cease to exist and no stock of SCHWAB or other consideration shall be delivered in exchange therefor.

     1.5 MERGER SUB Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of SCHWAB or UST, each share of the common stock, $.01 par value, of MERGER SUB shall be converted into one share of UST Common Stock (which shares of UST Common Stock shall not be deemed outstanding immediately prior to the Effective Time for the purposes of this Agreement).

     1.6 SCHWAB Common Stock. At and after the Effective Time, each share of SCHWAB Common Stock issued and outstanding immediately prior to the Effective Time shall remain

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an issued and outstanding share of SCHWAB Common Stock and shall not be affected by the Merger.

     1.7 Options and Contingent Issuances.

     (a) At the Effective Time, each award, option, or other right to purchase or acquire shares of UST Common Stock pursuant to stock options granted by UST under its stock option plans, each of which is identified in Section 3.2 of the UST Disclosure Schedule (each, a "Stock Option Plan"), and all other rights, obligations, commitments or agreements of any character, whether fixed or contingent, calling for the purchase or issuance of any shares of UST Common Stock or any other equity securities of UST or any securities representing the right to purchase or otherwise receive any shares of UST Common Stock (collectively with such Stock Option Plans, the "UST Rights"), which are outstanding at the Effective Time, whether or not vested or exercisable, unless otherwise vested or exercised at or prior to the Effective Time in accordance with the terms then in effect of the applicable UST Stock Plans (as defined in Section 6.10), shall automatically be converted into and become options or other equivalent rights with respect to SCHWAB Common Stock, and SCHWAB shall assume each UST Right, in accordance with the same terms and conditions of the Stock Option Plan or other agreement by which each respective UST Right is evidenced, except from and after the Effective Time, (i) SCHWAB and its Board of Directors and Compensation Committee shall be substituted for the Committee of UST's Board of Directors (including, if applicable, the entire Board of Directors of UST) administering the respective Stock Option Plans, (ii) each UST Right assumed by SCHWAB may be exercised solely for shares of SCHWAB Common Stock, (iii) the number of shares of SCHWAB Common Stock subject to such UST Right shall be equal to the number of shares of UST Common Stock subject to such UST Right immediately prior to the Effective Time multiplied by the Exchange Ratio, provided that any fractional shares of SCHWAB Common Stock resulting from such multiplication shall be rounded down to the nearest whole share and (iv) the per share exercise price under each such UST Right shall be adjusted by dividing the per share exercise price under each such UST Right by the Exchange Ratio and rounding to the nearest whole cent. As to any UST Rights that are vested or that would vest by reason of the transactions contemplated hereby, UST shall take the requisite action necessary, including amending any applicable plan documents, to eliminate any cash payments in connection with such options or rights and to provide for the conversion of such options or rights at the Effective Time only into the number of shares of SCHWAB Common Stock determined by dividing the net spread value of each such option or right immediately prior to the Effective Time by the value of one share of UST Common Stock as quoted on the New York Stock Exchange immediately prior to the Effective Time and multiplying the resulting quotient by the Exchange Ratio, and, as to any right to receive UST stock under any other contract, UST shall take all action necessary to convert each such right into a right to receive the number of shares of SCHWAB Common Stock determined by dividing the net spread value of each such right immediately prior to the Effective Time by the value of one share of UST Common Stock as quoted on the New York Stock Exchange immediately prior to the Effective Time and multiplying the resulting quotient by the Exchange Ratio. Notwithstanding the foregoing, each UST Right which is an "incentive stock option" shall be adjusted as required by Section 424 of the Code so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Code. SCHWAB agrees to take all reasonable steps that are necessary to effectuate the foregoing provisions of this Section.

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     (b) Prior to the Effective Time, SCHWAB shall take all corporate action necessary to reserve for issuance sufficient shares of SCHWAB Common Stock for delivery upon exercise of UST Rights assumed by SCHWAB in accordance with this Section.

     (c) As soon as practicable after the Effective Time, SCHWAB shall deliver to each holder of UST Rights appropriate notices setting forth such holder's rights pursuant to the Stock Option Plans and the agreements pursuant to which such options were issued, and the Stock Option Plans and the agreements evidencing the grants of such UST Rights shall continue in effect on the same terms and conditions (subject to the conversion required by this Section 1.7 after giving effect to the Merger and the assumption by SCHWAB as set forth above). To the extent necessary to effectuate the provisions of this Section 1.7, UST and SCHWAB shall deliver new or amended agreements reflecting the terms of this Agreement and of each UST Right assumed by SCHWAB and amend the Stock Option Plans to reflect the terms hereof.

     1.8 Certificate of Incorporation. Subject to the terms and conditions of this Agreement, at the Effective Time, the Certificate of Incorporation of UST shall be amended as stated in Exhibit A hereto, and, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

     1.9 Bylaws. Subject to the terms and conditions of this Agreement, at the Effective Time, the Bylaws of MERGER SUB shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

     1.10 Directors and Officers of Surviving Corporation and Subsidiaries.

     (a) At the Effective Time, the officers of UST and its subsidiaries immediately prior to the Effective Time shall be the officers of the Surviving Corporation and its subsidiaries following the Merger.

     (b) Immediately prior to the Effective Time, the directors of UST shall submit their resignations from the Board of Directors of UST. At the Effective Time, SCHWAB shall take all necessary actions so that, at the Effective Time, the persons listed on Section 1.10(b) of the UST Disclosure Schedule shall be appointed to the Board of Directors of the Surviving Corporation.

     (c) Immediately prior to the Effective Time, the directors of the subsidiaries of UST shall submit their resignations from the Board of Directors of such subsidiaries. At the Effective Time, SCHWAB shall take all action necessary so that, immediately following the Effective Time, the Persons listed on Section 1.10(c) of the UST Disclosure Schedule shall be appointed to the Board of Directors of the subsidiaries of the Surviving Corporation.

     (d) Prior to the Effective Time, UST shall take all corporate actions necessary such that all directors of the Surviving Corporation and its subsidiaries may be removed without cause following the Effective Time at the discretion of the shareholder of each such corporation.

     1.11 Representation on SCHWAB Board of Directors and Management Committee.

     (a) At the Effective Time, SCHWAB shall take all necessary actions so that, immediately following the Effective Time, the persons listed on Section 1.11(a) of the UST Disclosure Schedule shall be appointed to the Board of Directors of SCHWAB.

     (b) At the Effective Time, SCHWAB shall take all action necessary so that, immediately following the Effective Time, the Persons listed on Section 1.11(b) of the UST Disclosure Schedule shall be appointed to the SCHWAB management committee.

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                                   ARTICLE II

                               EXCHANGE OF SHARES

     2.1 SCHWAB to Make Shares Available. At or prior to the Effective Time, SCHWAB shall deposit, or shall cause to be deposited, with a bank or trust company selected by SCHWAB and reasonably acceptable to UST (the "Exchange Agent"), for the benefit of the holders of Common Certificates, for exchange in accordance with this Article II, certificates representing the shares of SCHWAB Common Stock and cash in lieu of any fractional shares (such cash and certificates for shares of SCHWAB Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 1.4 and paid pursuant to
Section 2.2(a) in exchange for outstanding shares of UST Common Stock.

     2.2 Exchange of Shares.

     (a) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of one or more Common Certificates a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Common Certificates shall pass, only upon delivery of the Common Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Common Certificates in exchange for certificates representing the shares of SCHWAB Common Stock, any dividends or distributions which a holder of Common Certificates has a right to receive pursuant to Section 2.2(b) and any cash in lieu of fractional shares into which the shares of UST Common Stock represented by such Common Certificate or Common Certificates shall have been converted pursuant to this Agreement. Upon proper surrender of a Common Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Common Certificate shall be entitled to receive in exchange therefor (i) a certificate representing that number of whole shares of SCHWAB Common Stock to which such holder of UST Common Stock shall have become entitled pursuant to the provisions of Article I and (ii) a check representing the aggregate amount of
(x) any cash dividends or distributions which such holder has a right to receive pursuant to Section 2.2(b) and (y) any cash (rounded to the nearest whole cent) in lieu of fractional shares of SCHWAB Common Stock which such holder has the right to receive in respect of the Common Certificate surrendered pursuant to the provisions of this Article II, and the Common Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash in lieu of fractional shares or on any unpaid dividends or distributions payable to holders of Common Certificates.

     (b) No dividends or other distributions declared after the Effective Time with respect to SCHWAB Common Stock shall be paid to the holder of any unsurrendered Common Certificate until the holder thereof shall surrender such Common Certificate in accordance with this Article II. After the surrender of a Common Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of SCHWAB Common Stock represented by such Common Certificate. In addition, after the surrender of a Common Certificate in accordance with this
Article II, the record holder thereof shall be entitled to receive any dividends or distributions, without interest thereon, with a record date prior to the Effective Time which may have been declared or made by UST with respect to shares of UST Common Stock represented by such Common Certificate and which remain unpaid at the Effective Time.

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     (c) If any certificate representing shares of SCHWAB Common Stock is to be issued in a name other than that in which the Common Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Common Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of SCHWAB Common Stock in any name other than that of the registered holder of the Common Certificate surrendered, or required for any other reason, or shall establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (d) After the Effective Time, there shall be no transfers on the stock transfer books of UST of the shares of UST Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Common Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for certificates representing shares of SCHWAB Common Stock as provided in this Article II.

     (e) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of SCHWAB Common Stock shall be issued upon the surrender for exchange of Common Certificates, no dividend or distribution with respect to SCHWAB Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of UST. In lieu of the issuance of any such fractional share, SCHWAB shall pay to each former shareholder of UST who otherwise would be entitled to receive such fractional share an amount in cash, rounded to the nearest whole cent, determined by multiplying (i) the closing-sale price of SCHWAB Common Stock on the NYSE as reported by The Wall Street Journal on the last trading day prior to the Effective Time (the "Applicable Market Value Per Share of SCHWAB Common Stock") by (ii) the fraction of a share (rounded to the nearest thousandth of a share) of SCHWAB Common Stock which such holder would otherwise be entitled to receive pursuant to Section 1.4.

     (f) Any portion of the Exchange Fund that remains unclaimed by the shareholders of UST for 12 months after the Effective Time shall be paid to SCHWAB. Any shareholders of UST who have not theretofore complied with this
Article II shall thereafter look only to SCHWAB for payment of the shares of SCHWAB Common Stock or cash in lieu of any fractional shares and any unpaid dividends and distributions on the SCHWAB Common Stock deliverable in respect of each share of UST Common Stock such shareholder holds as determined pursuant to this Agreement without any interest thereon. Notwithstanding the foregoing, none of UST, SCHWAB, the Exchange Agent or any other person shall be liable to any former holder of shares of UST Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (g) In the event any Common Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Common Certificate to be lost, stolen or destroyed and, if reasonably required by SCHWAB, the posting by such person of a bond in such amount as SCHWAB may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Common Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Common Certificate the shares of SCHWAB Common Stock, any cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement and any cash dividends or disbursements which such holder has a right to receive pursuant to
Section 2.2(b).

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                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF UST

     Except as set forth in the disclosure schedule, dated the date hereof, delivered by UST to SCHWAB, with reference to the specific section of the Agreement to which each disclosure relates (the "UST Disclosure Schedule") or as set forth in UST Reports (as defined in Section 3.12) filed since January 1, 1997, UST hereby represents and warrants to SCHWAB as follows:

     3.1 Corporate Organization.

     (a) UST is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. UST has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a UST Material Adverse Effect. As used in this Agreement, the term "UST Material Adverse Effect" means, with respect to UST, any effect that (i) is, or would be reasonably likely to be, material and adverse to the business, operations, financial condition or results of operations of UST and its subsidiaries taken as a whole or (ii) does, or would be reasonably likely to, prevent UST from consummating the Merger and the other transactions contemplated hereby (including the UST Option Agreement and the transactions contemplated thereby), other than (i) any effect resulting from events, facts or circumstances relating to the economy in general, including market fluctuations and changes in interest rates, or to UST's industry in general and not specifically relating to UST or any UST Subsidiary and (ii) the loss of customer business, in whole or in part, resulting from the announcement or consummation of this Agreement or the transactions contemplated hereby. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any bank, corporation, partnership, limited liability company or other organization, whether an incorporated or unincorporated organization (a "Corporate Entity"), which is consolidated with such party for financial reporting purposes or which otherwise would be deemed to be a subsidiary of such party within the meaning of the Bank Holding Company Act of 1956, as amended (the "BHCA"). UST is duly registered as a bank holding company under the BHCA. True and complete copies of the Certificate of Incorporation and Bylaws of UST, as in effect as of the date of this Agreement, have previously been delivered by UST to SCHWAB.

     (b) Section 3.1(b) of the UST Disclosure Schedule sets forth a complete and correct list of all of UST's Subsidiaries (each a "UST Subsidiary" and collectively the "UST Subsidiaries"); such list identifies those UST Subsidiaries that have as their primary Federal bank regulatory agency the Federal Reserve Board and those UST Subsidiaries that are not so regulated.
Section 3.1(b) of the UST Disclosure Schedule also sets forth a list identifying the number (other than wholly-owned Subsidiaries) and owner of all outstanding capital stock or other equity securities of each such Subsidiary, options, warrants, stock appreciation rights, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other equity securities of such Subsidiary, or contracts, commitments, understandings or arrangements by which such Subsidiary may become bound to issue additional shares of its capital stock or other equity securities, or options, warrants, scrip, rights to subscribe, calls or commitments for any shares of its capital stock or other equity securities and the identity of the parties to any such agreements or arrangements. All of the outstanding shares of capital stock or other securities

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evidencing ownership of the UST Subsidiaries are validly issued, fully paid and nonassessable and such shares or other securities are owned by UST or another of its Subsidiaries free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest (a "Lien") with respect thereto. Each UST Subsidiary (i) is a duly organized and validly existing corporation, partnership or limited liability company or other legal entity under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and is in good standing in all jurisdictions (whether Federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified (except for jurisdictions in which the failure to be so qualified would not be reasonably likely to have a UST Material Adverse Effect) and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted. Except for its interests in the UST Subsidiaries, UST does not as of the date of this Agreement own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest with a fair market value as of the date of this Agreement in excess of $10 million in any person.

     3.2 Capitalization. The authorized capital stock of UST consists of 70,000,000 shares of UST Common Stock, of which, as of January 6, 2000, 18,660,600 shares were issued and outstanding, and 5,000,000 shares of Series A Participating Cumulative Preferred Shares, par value $1.00 per share (the "UST Preferred Stock"), of which, as of January 6, 2000, none were issued and outstanding. As of January 6, 2000, there were 22,118,743 shares of UST Common Stock on a fully diluted basis determined in the manner described in Section 3.2 of the UST Disclosure Schedule. Except for 1,427,180 shares of UST Common Stock that were held in treasury as of January 6, 2000, no shares of UST Common Stock were held by UST or any of its Subsidiaries (except for Trust Account Shares) as of January 6, 2000. All of the issued and outstanding shares of UST Common Stock have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except for the UST Option Agreement and rights ("UST Preferred Rights") to purchase UST Preferred Stock issued pursuant to the Rights Agreement (the "UST Rights Agreement") dated as of September 1, 1995, between UST and First Chicago Trust Company of New York, as Rights Agent, and except as provided below, UST does not have and is not bound by any UST Rights. UST has previously provided SCHWAB with a list dated the date of this Agreement of all holders, as of January 6, 2000, of UST Rights, including the names of holders of such rights, the date of the grant or issuance of such rights, the number of shares subject to such rights, the expiration date of such rights, the vesting schedule of such rights and whether such vesting schedule shall be accelerated as a result of UST's entry into this Agreement or consummation of the transactions contemplated hereby, and the price at which each such right may be exercised. Since December 31, 1999, UST has not (i) issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than shares of UST Common Stock issued upon the exercise or conversion of such UST Rights outstanding as of December 31, 1999, as described in the immediately preceding sentence and UST Preferred Rights associated with shares of UST Common Stock or (ii) taken any actions which would cause an antidilution adjustment under any outstanding UST Rights. Except as permitted under Section 5.2, there are, and there will be, no outstanding contractual obligations of UST or any of its Subsidiaries to repurchase, redeem or otherwise acquire, or to register for sale, any shares of capital stock of UST or any of its Subsidiaries. There are no outstanding contractual obligations of UST or any of its Subsidiaries to vote or to dispose of any shares of the capital stock of UST or any of its Subsidiaries. There are no shareholder agreements, voting trusts or similar agreements relating to the UST Common Stock to which UST is a party.

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     3.3 Authority; No Violation.

     (a) UST has full corporate power and authority to execute and deliver this Agreement and subject to receipt of UST Shareholder Approval (as defined below) to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the UST Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of UST. The Board of Directors of UST has directed that this Agreement and the transactions contemplated hereby be submitted to UST's shareholders for approval at a meeting of such shareholders and, except for the adoption of this Agreement by the affirmative vote of the holders of two-thirds of the votes of the outstanding shares of UST Common Stock entitled to vote thereon (the "UST Shareholder Approval"), no other corporate proceedings on the part of UST and no other shareholder votes are necessary to approve this Agreement and the UST Option Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement and the UST Option Agreement have been duly and validly executed and delivered by UST. Assuming due authorization, execution and delivery by SCHWAB and MERGER SUB, this Agreement and the UST Option Agreement constitute valid and binding obligations of UST, enforceable against UST in accordance with their terms, subject, in the case of this Agreement, to the receipt of the UST Shareholder Approval.

     (b) Neither the execution and delivery of this Agreement and the UST Option Agreement by UST nor the consummation by UST of the transactions contemplated hereby and thereby, nor compliance by UST with any of the terms or provisions hereof and thereof, will (i) violate any provision of the Certificates of Incorporation or Bylaws of UST or any of its Subsidiaries or (ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to UST or any of its Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, or result in the creation of any Lien upon any of the respective properties or assets of UST or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract, or other instrument or obligation to which UST or any of its Subsidiaries is a party, or by which they or any of their respective properties, assets or business activities may be bound or affected, except (in the case of clause (ii) above) for such violations, conflicts, breaches, defaults or the loss of benefits which, either individually or in the aggregate, would not be reasonably likely to result in a UST Material Adverse Effect.

     3.4 Consents and Approvals. Except for (i) the requisite filings with, notices to and approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHCA and the Federal Reserve Act, as amended, (ii) the filing of any required applications or notices with the Federal Reserve Bank of New York, the Office of the Comptroller of the Currency, the Department of Justice, the Federal Trade Commission, the New York State Banking Department, the Department of Banking of the State of Connecticut, the Florida Department of Banking and Finance, the New Jersey Department of Banking and Insurance, the North Carolina Commissioner of Banks, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, the Pennsylvania Department of Banking, the Delaware State Banks Commissioner, the District of Columbia Office of Banking and Financial Institutions, the Cayman Islands Banking Commission, the National Association of Securities Dealers and other applicable Federal, state or foreign governmental

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agencies or authorities as set forth in Schedule 3.4 of the UST Disclosure
Schedule and approval of such applications and notices, (iii) the filing with the SEC of a proxy statement in definitive form relating to the meeting of UST's shareholders to be held in connection with this Agreement and the transactions contemplated hereby (the "Proxy Statement") which shall be included in the SCHWAB registration statement on Form S-4 (the "S-4") and any other filings required to be made with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iv) the filing of the New York Certificate of Merger with the New York Department pursuant to the NYBCL, (v) any consent, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of Federal, state and foreign laws relating to the regulation of broker-dealers, investment advisers (including the Investment Advisers Act of 1940, as amended (the "Advisers Act")) and insurance agencies and the rules of any domestic or foreign securities, broker-dealer, investment adviser and insurance industry self-regulatory organization ("SRO") with jurisdiction over UST or any of its Subsidiaries, (vi) the consents, approvals and notices required or contemplated under the Investment Company Act of 1940, as amended (the "1940 Act"), (vii) the UST Shareholder Approval and (viii) such additional consents and approvals, the failure of which to make or obtain would not be reasonably likely to have a UST Material Adverse Effect, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental or regulatory authority or instrumentality (each a "Governmental Entity") or of or with any third party are necessary in connection with (A) the execution and delivery by UST of this Agreement and the UST Option Agreement and (B) the consummation by UST of the Merger and the other transactions contemplated hereby. UST has no reason to believe that any Requisite Regulatory Approvals (as defined in Section 7.1(c)) will not be obtained.

     3.5 Reports. UST and each of its Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1997 with
(i) the SEC, (ii) any SRO, (iii) the Federal Reserve Board, (iv) the Federal Deposit Insurance Corporation, (v) the Office of the Comptroller of the Currency and (vi) any other Federal, state or foreign governmental or regulatory agency or authority (the agencies and authorities identified in clauses (i) through (vi), inclusive, are, collectively, the "Regulatory Agencies"), and all other reports and statements required to be filed by them since January 1, 1997, including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any Regulatory Agency and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not be reasonably likely to result in a UST Material Adverse Effect. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of UST and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the best knowledge of UST, investigation into the business or operations of UST or any of its Subsidiaries since January 1, 1997, except where any such proceedings or investigations are not, individually or in the aggregate, reasonably likely to result in a UST Material Adverse Effect. There are no unresolved violations, criticisms, or exceptions by any Regulatory Agency with respect to any report or statement relating to any examinations of UST or any of its Subsidiaries, except where any such violations, criticisms or exceptions are not, individually or in the aggregate, reasonably likely to result in a UST Material Adverse Effect.

     3.6 Financial Statements. UST has previously made available to SCHWAB copies of (a) the consolidated balance sheets of UST and its Subsidiaries as of December 31, for the fiscal years 1997 and 1998, and the related consolidated statements of income, changes in

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stockholders' equity and cash flows for the fiscal years 1996 through 1998, inclusive, as reported in UST's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "UST 1998 Form 10-K") filed with the SEC under the Exchange Act, in each case accompanied by the audit report of PricewaterhouseCoopers, LLP, independent public accountants, and (b) the unaudited consolidated balance sheet of UST and its Subsidiaries as of September 30, 1999, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the nine months ended September 30, 1999, as reported in UST's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 ("UST Form 10-Q"), filed with the SEC under the Exchange Act. The financial statements referred to in this Section 3.6 do, and any financial statements filed by UST with the SEC under the Exchange Act after the date of this Agreement (including the related notes, where applicable) will, fairly present in all material respects (including the related notes, where applicable) the consolidated financial position and results of operations and changes in stockholders' equity and cash flows of UST and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply or will comply with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been and will be prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied during the periods involved, except for the absence of certain footnotes and schedules in the case of unaudited financial statements. The books and records of UST and its Subsidiaries have been, and are being, maintained in accordance with applicable legal and accounting requirements in all material respects.

     3.7 Broker's Fees. Except for Credit Suisse First Boston Corporation ("CSFB"), neither UST nor any UST Subsidiary has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement.

     3.8 Absence of Certain Changes or Events.

     (a) Since September 30, 1999, (i) no event has occurred and no fact or circumstance shall have come to exist or come to be known which, directly or indirectly, individually or taken together with all other facts, circumstances and events, has had, or is reasonably likely to have, a UST Material Adverse Effect, (ii) UST and its Subsidiaries have, in all material respects, carried on their respective businesses in the ordinary and usual course consistent with their past practices and (iii) there has not been (w) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of UST's Common Stock, (x) any split, combination or reclassification of any of UST's Common Stock or the authorization of any issuance of other securities in respect of, in lieu of or in substitution for shares of UST's Common Stock, (y) any change in accounting methods, principles or practices by UST materially affecting its assets, liabilities or businesses, except insofar as have been required by a change in GAAP or (z) any Tax election that individually or in the aggregate would be reasonably likely to have a UST Material Adverse Effect or any settlement or compromise of any material Tax liability.

     (b) Except as permitted by this Agreement, since December 31, 1998, neither UST nor any of its Subsidiaries has (i) except for such actions as are in the ordinary course of business consistent with past practice or as required by applicable law (x) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer or director from the amount thereof in effect as of December 31, 1998, (y) granted any severance or termination pay, entered into any contract to make or grant any

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severance or termination pay, or paid any bonus other than customary year-end bonuses for fiscal 1998 or fiscal 1999 or (z) granted any stock appreciation rights or rights to acquire any shares of its capital stock to any officer, director or employee, other than grants made in the ordinary course of business pursuant to the Stock Option Plans or (ii) suffered any strike, work stoppage, slowdown, or other material labor disturbance.

     3.9 Legal Proceedings.

     (a) Neither UST nor any of its Subsidiaries is a party to any, and there are no pending or, to the best knowledge of UST, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against UST or any of its Subsidiaries which are reasonably likely, individually or in the aggregate, to result in a UST Material Adverse Effect, nor, to the best knowledge of UST, is there any basis for any proceeding, claim or any action against UST or any of its Subsidiaries that would be reasonably likely, individually or in the aggregate, to result in a UST Material Adverse Effect; provided that, any litigation challenging the validity or propriety of the transactions contemplated by this Agreement or the UST Option Agreement shall not be deemed a UST Material Adverse Effect for purposes of this Agreement.

     (b) There is no injunction, order, judgment or decree imposed upon UST, any of its Subsidiaries or the assets of UST or any of its Subsidiaries which has resulted in, or is reasonably likely to result in, a UST Material Adverse Effect.

     3.10 Taxes and Tax Returns.

     (a) UST and each of its Subsidiaries has duly filed or caused to be filed all Federal, state, foreign and, to the best knowledge of UST, local Tax returns and reports required to be filed by it on or prior to the date of this Agreement (all such returns and reports being accurate and complete in all material respects) and has duly paid or caused to be paid on their behalf all Taxes that are due and payable other than Taxes which are being contested in good faith and are adequately reserved against or provided for (in accordance with GAAP) on the applicable financial statements for such company. Through the date hereof, UST and its Subsidiaries do not have any liability for Taxes in excess of the amount reserved or provided for on their financial statements (but excluding, for this purpose only, any liability reflected thereon for deferred taxes to reflect timing differences between tax and financial accounting methods).

     (b) The consolidated Federal income tax returns of UST and its Subsidiaries for each taxable year through December 31, 1993, have been examined by the Internal Revenue Service (the "IRS"). Section 3.10(b) of the UST Disclosure
Schedule identifies all pending audits or examinations with respect to any Tax Returns of UST and its Subsidiaries.

     (c) There are no disputes pending with respect to, or claims or assessments asserted in writing for any material amount of Taxes upon UST or any of its Subsidiaries, nor has UST or any of its Subsidiaries given or been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any Tax return for any period.

     (d) Proper and accurate amounts have been withheld by UST and its Subsidiaries from their employees, independent contractors, creditors, stockholders or other third parties for all periods in compliance with the tax withholding provisions of any applicable law.

     (e) Since December 31, 1997, neither UST nor any of its Subsidiaries has been required to include in income any material adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by UST or any of its Subsidiaries, and

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

the IRS has not initiated or proposed any such material adjustment or change in accounting method (including any method for determining reserves for bad debts maintained by UST or any Subsidiary).

     (f) Neither UST nor any of its Subsidiaries (i) is a party to a Tax allocation or Tax sharing agreement (other than an agreement solely among members of a group the common parent of which is UST) or (ii) has any liability for the Taxes of any person (other than any of UST or its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

     (g) UST is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

     (h) The corporate spin-off transaction consummated by UST in 1995 (the "1995 Spin-Off") was consummated in accordance with the private letter ruling issued by the Internal Revenue Service on August 31, 1995, and all representations made to the IRS in connection with such ruling and any related ruling requests were true, complete and accurate in all material respects. Since consummation of the 1995 Spin-Off, UST has not taken any action, and is not aware of the occurrence of any other event or action, that would cause UST to lose the ability to rely on the IRS private letter ruling. Other than the ruling identified above related to the 1995 Spin-Off, UST has not sought any other rulings from the Internal Revenue Service regarding Taxes since January 1, 1995.

     (i) Other than its Common Stock, there exists no other outstanding security (including, but not limited to, the UST Capital A $50,000,000 8.414% Capital Securities) or instrument of any type (whether issued, sponsored or guaranteed by UST or any Subsidiary of UST) that could be treated as an equity interest in UST for any income tax purposes.

     (j) None of UST and its Subsidiaries is a party to any contract, agreement, plan or arrangement covering any person that is reasonably likely to give rise to the payment of any amount (except for any amount that will become payable solely as a result of the transactions contemplated by this Agreement) that would not be deductible by reason of Section 162(m) of the Code.

     (k) As used in this Agreement, the term "Tax" or "Taxes" means all Federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, value-added, stamp, documentation, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

     3.11 Employees.

     (a) Section 3.11(a) of the UST Disclosure Schedule sets forth a true and complete list as of the date hereof of each employee benefit plan, arrangement or agreement that is maintained as of the date of this Agreement, including all such plans, arrangements or agreements relating to directors, executive officers, key employees and material consultants of UST and its Subsidiaries (the "UST Benefit Plans"), by UST or any of its Subsidiaries or by any trade or business, whether or not incorporated (a "UST ERISA Affiliate"), all of which together with UST would be deemed a "single employer" within the meaning of
Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

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

     (b) UST has heretofore delivered to SCHWAB true and complete copies of each of the UST Benefit Plans and certain related documents, including (i) the actuarial report for each such UST Benefit Plan (if applicable) for each of the last two years ended December 31, 1998 and (ii) the most recent determination letter from the IRS (if applicable) for each such Plan.

     (c) (i) Each of the UST Benefit Plans has been operated and administered in accordance with applicable laws, including ERISA and the Code, except where such operation or administration is not, individually or in the aggregate, reasonably likely to result in a UST Material Adverse Effect, (ii) each of the UST Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and UST is not aware of any circumstances that are reasonably likely to result in the revocation of such favorable determination letter, (iii) no UST Benefit Plan provides benefits, including death or medical benefits (whether or not insured), with respect to current or former employees of UST, its Subsidiaries or any UST ERISA Affiliate beyond their retirement or other termination of service, other than (w) coverage mandated by applicable law, (x) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (y) deferred compensation benefits accrued as liabilities on the books of UST, its Subsidiaries or the UST ERISA Affiliates or (z) benefits the full cost of which is borne by the current or former employee (or his beneficiary) and other than benefits that would not be reasonably likely to have a UST Material Adverse Effect, (iv) no liability under Title IV of ERISA has been incurred by UST, its Subsidiaries or any UST ERISA Affiliate that has not been satisfied in full, and, to the best knowledge of UST, no condition exists that presents a risk to UST, its Subsidiaries or any UST ERISA Affiliate of incurring a material liability thereunder other than liabilities that would not be reasonably likely to have a UST Material Adverse Effect, (v) no UST Benefit Plan is a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA), (vi) all contributions or other amounts payable by UST or its Subsidiaries as of the Effective Time with respect to each UST Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code except for such contributions and other amounts that would not be reasonably likely to have a UST Material Adverse Effect, (vii) neither UST, its Subsidiaries nor any UST ERISA Affiliate has engaged in a transaction in connection with which UST, its Subsidiaries or any UST ERISA Affiliate reasonably could be expected to become subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code except for such penalties and Taxes as would not be reasonably likely to have a UST Material Adverse Effect and (viii) there are no pending, or, to the best knowledge of UST, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the UST Benefit Plans or any trusts related thereto which are reasonably likely to result in a UST Material Adverse Effect.

     (d) Except as set forth in a schedule previously delivered by UST to SCHWAB, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, forgiveness of indebtedness or otherwise) becoming due to any director or any key employee of UST or any of its affiliates from UST or any of its affiliates under any UST Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any UST Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

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

     (e) UST has amended those UST Benefit Plans which would have otherwise provided for a cash payment or cash settlement at the Effective Time in lieu of UST Common Stock, to provide for conversion into SCHWAB Common Stock at the Effective Time in the manner described in Section 1.7 of this Agreement.

     (f) The Board of Directors (or appropriate committee thereof) of UST and its Subsidiaries, as applicable, has adopted resolutions and/or has taken such other action as is necessary to ensure that no benefit under any UST Benefit Plan (other than the 1989 Stock Compensation Plan and Predecessor Plans, the 1995 Stock Option Plan, the Deferred Restricted Unit Plan, the equity portions of the Executive Incentive Plan relating to Awards for Plan Year 1999 and prior years, and the equity portion of the Benefit Equalization Plan) shall accelerate payment as a result of the Merger or the transactions contemplated hereby, including, without limitation, the adoption of resolutions that the Merger and the transactions contemplated hereby do not constitute a "change in control" or "change of control," as such terms are used in such UST Benefit Plans.

     3.12 SEC Reports. UST has previously made available to SCHWAB an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1997, by UST with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act (the "UST Reports") and (b) communication mailed by UST to its shareholders since January 1, 1997. As of the date of filing or mailing, as the case may be, no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading (except to the extent corrected in a subsequent filed registration statement, prospectus, report, schedule, proxy statement or communication). Since January 1, 1997, UST and each UST Subsidiary has timely filed all reports and other documents required to be filed by them under the Securities Act and the Exchange Act, and, as of their respective dates, all such reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

     3.13 Compliance with Applicable Law.

     (a) UST and each of its Subsidiaries and each of their employees hold all licenses, registrations, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and are in compliance with, and are not in violation of, under any applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to UST or any of its Subsidiaries, except in each case where the failure to hold such license, registration, franchise, permit or authorization or such noncompliance or violation is not, individually or in the aggregate, reasonably likely to result in a UST Material Adverse Effect, and neither UST nor any of its Subsidiaries knows of, or has received notice of, any violations of any of the above, except for such violations which are not, individually or in the aggregate, reasonably likely to result in a UST Material Adverse Effect. The use by UST of the words "United States" as part of the business or firm name does not violate 18 U.S.C. sec.709.

     (b) Except as would not be reasonably likely to have a UST Material Adverse Effect, UST and each UST Subsidiary have properly administered all accounts for which UST or any UST Subsidiary acts as a fiduciary, including accounts for which UST or any UST Subsidiary serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment adviser, in accordance with the terms of the governing documents, applicable state and Federal law and regulation and common law. None of UST or any UST Subsidiary,

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

or any director, officer or employee of UST or any UST Subsidiary, has committed any breach of trust with respect to any such fiduciary account that would be reasonably likely to have a UST Material Adverse Effect, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect in all material respects the assets of such fiduciary account.

     (c) Each insured depository institution Subsidiary of UST is "well-capitalized" (as that term is defined at 12 C.F.R. 208.43(b)(1) or the relevant regulation of the institution's primary Federal bank regulator), and "well managed" (as that term is defined at 12 C.F.R. 225.2(s)), and the institution's Community Reinvestment Act of 1997 rating is no less than "satisfactory." Neither UST nor any UST Subsidiary has been informed that its status as "well-capitalized," "well managed" or "satisfactory" for CRA purposes will change within one year.

     3.14 Certain Contracts. Neither UST nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (i) with respect to the employment of any directors or executive officers, (ii) which as of the date hereof is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) that has not been filed or incorporated by reference in the UST 1998 Form 10-K or UST Form 10-Q, (iii) which contains any non-compete or exclusivity provisions with respect to any business or geographic area in which business is conducted with respect to UST or any of its Subsidiaries or which restricts the conduct of any business by UST or any of its Subsidiaries or any geographic area in which UST or any of its Subsidiaries may conduct business or requires exclusive referrals of any business, in each case in any material respect, (iv) with or to a labor union or guild (including any collective bargaining agreement) or (v) the loss of which would be reasonably likely to have a UST Material Adverse Effect. UST has previously delivered to SCHWAB true and correct copies of all written employment and deferred compensation agreements with executive officers to which UST or any of its Subsidiaries is a party. Each contract, arrangement, commitment or understanding of the type described in this Section 3.14, whether or not set forth in Section
3.14 of the UST Disclosure Schedule (and including any material contract that has been filed or incorporated by reference in the UST 1999 Form 10-K or UST Form 10-Q), is referred to herein as a "UST Contract." Neither UST nor any of its Subsidiaries is, or as a result of this Agreement will be, in violation of any UST Contract, nor has there occurred any event which with the giving of notice or passage of time will result in any such violation and neither UST nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto (except in any of such cases for violations which, individually or in the aggregate, are not reasonably likely to result in a UST Material Adverse Effect).

     3.15 Agreements with Regulatory Agencies. Neither UST nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil penalty by, or is a recipient of any supervisory letter from, or has adopted any board resolutions at the request or suggestion of any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the UST Disclosure Schedule, a "UST Regulatory Agreement"), nor has UST or any of its Subsidiaries been advised since January 1, 1997 by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any such UST Regulatory Agreement nor does UST or any of its Subsidiaries have knowledge of any pending or

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threatened regulatory investigation. Neither UST nor any of its affiliated persons, as defined in Section 2(a)(3) of the 1940 Act, has been convicted within the past 10 years of any felony or misdemeanor described in Section 9(a)(1) of the 1940 Act, or is, by reason of any misconduct, permanently or temporarily enjoined from acting in the capacities, or engaging in the activities, described in Section 9(a)(2) of the 1940 Act.

     3.16 Investment Securities. Each of UST and its Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of UST or any of its Subsidiaries and except for such defects in title or Liens that would not be reasonably likely to have a UST Material Adverse Effect. Such securities are valued on the books of UST in accordance with GAAP. Since September 30, 1999 to the date hereof, neither UST nor any Subsidiary has incurred any material and unusual or extraordinary losses in its investment portfolio, and, except for matters of general application to the banking industry (including changes in laws or regulations or GAAP) or for events relating to the business environment in general, including market fluctuations and changes in interest rates, UST is not aware of any events which are reasonably certain to occur in the future and which would be reasonably likely to result in any material adverse change in the quality or performance of UST's and its Subsidiaries' investment portfolio on a consolidated basis.

     3.17 Derivative Instruments. Any and all swaps, caps, floors, futures, forward contracts, option agreements and other derivative financial instruments, contracts or arrangements, whether entered into for the account of UST or one of its Subsidiaries or for the account of a customer of UST or one of its Subsidiaries, were entered into in the ordinary course of business and, to UST's best knowledge, in accordance with prudent business practice and applicable laws, rules, regulations and policies of all applicable Regulatory Agencies and with counterparties believed to be financially responsible at the time. UST and each of its Subsidiaries have duly performed in all respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and, to UST's best knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder, except as, individually or in the aggregate, otherwise would not be reasonably likely to have a UST Material Adverse Effect.

     3.18 Loan Losses. Since September 30, 1999, UST and its Subsidiaries have not incurred any loan losses which are material to UST and its Subsidiaries on a consolidated basis; to the best knowledge of UST and in light of its historical loan loss experience and its management's analysis of the quality and performance of its loan portfolio, as of September 30, 1999, its reserve for loan losses was, in the opinion of UST, adequate to absorb inherent loan losses determined on the basis of management's continuing review and evaluation of the loan portfolio and its judgment as to the impact of economic conditions on the portfolio.

     3.19 Undisclosed Liabilities. Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of UST included in the UST Form 10-Q (or disclosed in the notes thereto), and for liabilities incurred in the ordinary course of business consistent with past practice, since September 30, 1999, neither UST nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) except for liabilities which, individually or in the aggregate, have not resulted in and are not reasonably likely to result in a UST Material Adverse Effect.

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     3.20 Environmental Liability.  There are no legal, administrative, arbitral or other proceedings, claims or actions or any private environmental investigations or remediation activities or governmental investigations of any nature that would be reasonably likely to result in the imposition, on UST or any of its Subsidiaries, of any liability or obligation arising under common law or under any local, state or Federal environmental statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), pending or threatened against UST or any of its Subsidiaries, which liability or obligation is reasonably likely to result in a UST Material Adverse Effect. To the best knowledge of UST, there is no reasonable basis for any such proceeding, claim, action or investigation that would impose any liability or obligation that is reasonably likely to result in a UST Material Adverse Effect. UST is not subject to any agreement, order, judgment or decree by or with any court, governmental authority, regulatory agency or third party imposing any liability or obligation with respect to the foregoing that is reasonably likely to have, either individually or in the aggregate, a UST Material Adverse Effect.

     3.21 State Takeover Laws; UST Rights Plan.

     (a) The Board of Directors of UST has approved the transactions contemplated by this Agreement and the UST Option Agreement as required under
Section 912 of the NYBCL in a manner such that Section 912 of the NYBCL will not apply to this Agreement or the UST Option Agreement or any of the transactions contemplated hereby or thereby. To UST's best knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to UST with respect to this Agreement and the UST Option Agreement, the Merger or any other transaction contemplated hereby or thereby.

     (b) UST has taken all action necessary or appropriate so that the entering into of this Agreement and the UST Option Agreement, and the consummation of the transactions contemplated hereby and thereby, do not and will not result in the ability of any person to exercise any rights under the UST Rights Agreement or enable or require the rights provided under the UST Rights Agreement to separate from the shares of UST Common Stock to which they were attached or to be triggered or to become exercisable. No "Distribution Date," as such term is defined in the UST Rights Agreement, has occurred by reason of the entry into this Agreement, nor will the consummation of the transactions contemplated hereby cause a Distribution Date to occur. UST will take all necessary action with respect to all the outstanding UST Preferred Rights so that, as of the Effective Time, (i) neither UST nor SCHWAB will have any obligations under the UST Preferred Rights or the UST Rights Agreement and (ii) the holders of the UST Preferred Rights will have no rights under the UST Preferred Rights or the Patriot Rights Agreement.

     3.22 Insurance. UST has in full force and effect the insurance coverage with respect to its business set forth in Section 3.22 of the Disclosure Schedule.

     3.23 Pooling of Interests. Neither UST nor, to UST's best knowledge, any of its affiliates has taken or agreed to take any action that would prevent SCHWAB from accounting for the transactions to be effected pursuant to this Agreement as a "pooling of interests" in accordance with GAAP and applicable SEC regulations. As of the date of this Agreement, UST has no reason to believe that the Merger will not qualify as a "pooling of interests" for accounting purposes.

     3.24 Title to Properties.

     (a) Each of UST and its Subsidiaries has good and marketable title to, or valid leasehold interests in, all its properties and assets except for such as are no longer used or

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useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate would not be reasonably likely to have a UST Material Adverse Effect. All such assets and properties, other than assets and properties in which UST or any of its Subsidiaries has a leasehold interest, are free and clear of all Liens (other than Liens for current Taxes not yet due and payable), except for Liens that individually or in the aggregate would not be reasonably likely to have a UST Material Adverse Effect.

     (b) Each of UST and its Subsidiaries has complied in all material respects with the terms of all leases to which it is a party, and all such leases are in full force and effect, except for such noncompliance or failure to be in full force and effect that individually or in the aggregate is not reasonably likely to have a UST Material Adverse Effect. Each of UST and its Subsidiaries enjoys peaceful and undisturbed possession under all such leases, except for failures to do so that individually or in the aggregate are not reasonably likely to have a UST Material Adverse Effect.

     3.25 Intellectual Property.

     (a) UST and its Subsidiaries own or validly license all trademarks, service marks and trade names (collectively, the "UST Intellectual Property") currently used in or necessary to carry on their businesses substantially as currently conducted, except for such UST Intellectual Property the failure of which to own or validly license individually or in the aggregate would not be reasonably likely to have a UST Material Adverse Effect. Section 3.25(a) of the UST Disclosure Schedule lists, as of the date hereof, all registered UST Intellectual Property. Neither UST nor any of its Subsidiaries has received any express or implied notice of infringement of or conflict with, and to UST's best knowledge, there are no infringements of or conflicts with, the rights of others with respect to the use of any UST Intellectual Property that individually or in the aggregate, in either such case, would be reasonably likely to have a UST Material Adverse Effect.

     (b) The consummation of the Merger and the other transactions contemplated by this Agreement will not result in the loss by UST of any rights to use computer and telecommunications software, including source and object code and documentation and any other media (including manuals, journals and reference books) necessary to carry on its business substantially as currently conducted and the loss of which, individually or in the aggregate, would be reasonably likely to have a UST Material Adverse Effect.

     3.26 Year 2000. The systems and facilities operated by or on behalf of UST and/or its Subsidiaries in the conduct of their respective businesses are capable of providing uninterrupted and error-free recordation, storage, processing, output and presentation of data, including calendar dates falling before, on or after January 1, 2000, except as would not be reasonably likely to have a UST Material Adverse Effect and/or its Subsidiaries, respectively. None of UST or any of its Subsidiaries has received, or reasonably expects to receive, a "Year 2000 Deficiency Notification Letter" (as such term is employed in the Federal Reserve's Supervision and Regulation Letter No. SR 98-3 (SUP), dated March 4, 1998). Any subsidiary of UST that is registered as a broker-dealer under the Exchange Act has filed form BD-Y2K and any amendments required by Rule 17a-5 under the Exchange Act, and any subsidiary of UST that is registered as an investment adviser under the Advisers Act has filed Form ADV-Y2K and any amendments required by Rule 204-5 under the Advisers Act.

     3.27 No Excess Parachute Payments. Except as previously set forth in a letter dated the date hereof and delivered to SCHWAB by UST, (i) no amount that will be received by

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(whether in cash or property or the vesting of property), or benefit provided to, any officer, director or employee of UST or any of its Affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect will be an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code) solely as a result of the transactions contemplated by this Agreement and (ii) no such Person is entitled to receive any additional payment from UST, SCHWAB, the Surviving Corporation or any of their Subsidiaries (a "Parachute Gross Up Payment") in the event that the excise tax of Section 4999(a) of the Code is imposed on such Person. Since December 31, 1998, the Board of Directors of UST has not granted to any officer, director or employee of UST or any of its Subsidiaries any right to receive any Parachute Gross Up Payment.

     3.28 Opinion. Prior to the execution of this Agreement, UST has received an opinion from CSFB to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Exchange Ratio is fair to the shareholders of UST from a financial point of view. Such opinion has not been amended or rescinded as of the date hereof.

     3.29 UST Information. None of the information to be supplied by UST for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by SCHWAB in connection with the issuance of SCHWAB Common Stock in the Merger (the "Form S-4") will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, (ii) the Proxy Statement will, at the date it is first mailed to UST's shareholders and at the time of the meeting of UST shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or (iii) any other document filed with any other regulatory agency in connection herewith will, at the time such document is filed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by UST with respect to statements made or incorporated by reference therein based on information supplied by SCHWAB or MERGER SUB for inclusion or incorporation by reference in the Proxy Statement.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                            OF SCHWAB AND MERGER SUB

     Except as set forth in the disclosure schedule, dated the date hereof, delivered by SCHWAB to UST with reference to the specific section of the Agreement to which each disclosure relates (the "SCHWAB Disclosure Schedule") or as set forth in the SCHWAB

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Reports (as defined in Section 4.9) filed since January 1, 1997, SCHWAB and, with respect to Sections 4.1(b) and 4.3, MERGER SUB, hereby represent and warrant to UST as follows:

     4.1 Corporate Organization.

     (a) SCHWAB is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. SCHWAB has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a SCHWAB Material Adverse Effect. As used in this Agreement, the term "SCHWAB Material Adverse Effect" means, with respect to SCHWAB, any effect that (i) is, or would be reasonably likely to be, material and adverse to the business, operations, financial condition or results of operations of SCHWAB and its Subsidiaries taken as a whole or (ii) does, or would be reasonably likely to, prevent SCHWAB from consummating the Merger and the other transactions contemplated hereby (including the UST Option Agreement and the transactions contemplated thereby), other than (i) any effect resulting from events, facts or circumstances relating to the economy in general, including market fluctuations and changes in interest rates, or to SCHWAB's industry in general and not specifically relating to, as applicable, SCHWAB or any SCHWAB Subsidiary and (ii) the loss of customer business, in whole or in part, resulting from the announcement of the Agreement or consummation of the transactions contemplated hereby. True and complete copies of the Certificate of Incorporation and Bylaws of SCHWAB and MERGER SUB, as in effect as of the date of this Agreement, have previously been delivered by SCHWAB to UST.

     (b) Each SCHWAB Subsidiary (i) is a duly organized and validly existing corporation, partnership or limited liability company or other legal entity under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and is in good standing in all jurisdictions (whether Federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified (except for jurisdictions in which the failure to be so qualified would not be reasonably likely to have a SCHWAB Material Adverse Effect) and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

     4.2 Capitalization. The authorized capital stock of SCHWAB consists of 2,000,000,000 shares of SCHWAB Common Stock, $.01 par value per share, of which, as of January 6, 2000, 822,308,635 shares were issued and outstanding and 9,940,000 shares of Preferred Stock, $.01 par value per share (the "SCHWAB Preferred Stock"), of which, as of January 6, 2000, none were issued and outstanding. On January 6, 2000, no shares of SCHWAB Common Stock or SCHWAB Preferred Stock were reserved for issuance, except for up to 75,000,000 shares of SCHWAB Common Stock reserved for issuance in connection with SCHWAB's Executive Officer Stock Option Plan, 1987 Stock Option Plan, Profit Sharing and Employee Stock Ownership Plan and 1992 Stock Incentive Plan (the "SCHWAB Stock Plans"). All of the issued and outstanding shares of SCHWAB Common Stock have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. At the Effective Time, the shares of SCHWAB Common Stock to be issued in the Merger will be duly authorized, fully paid, non-assessable, validly issued and free of preemptive rights, with no personal liability attaching to ownership thereof. There are no outstanding contractual obligations of SCHWAB or any of its Subsidiaries to repurchase, redeem or otherwise acquire

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any shares of capital stock of SCHWAB or any of its Subsidiaries. There are no outstanding contractual obligations of SCHWAB or any of its Subsidiaries to vote or to dispose of any shares of the capital stock of SCHWAB or any of its Subsidiaries.

     4.3 Authority; No Violation.

     (a) Each of SCHWAB and MERGER SUB has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Boards of Directors of SCHWAB and MERGER SUB. No other corporate proceedings (including any approvals of SCHWAB stockholders) on the part of SCHWAB or MERGER SUB are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by SCHWAB and MERGER SUB and (assuming due authorization, execution and delivery by UST) constitutes a valid and binding obligation of SCHWAB and MERGER SUB, enforceable against SCHWAB and MERGER SUB in accordance with its terms.

     (b) Neither the execution and delivery of this Agreement by SCHWAB nor MERGER SUB, nor the consummation by SCHWAB or MERGER SUB of the transactions contemplated hereby, nor compliance by SCHWAB or MERGER SUB with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of SCHWAB or MERGER SUB or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to SCHWAB or any of its Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, or result in the creation of any Lien upon any of the respective properties or assets of SCHWAB or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract, or other instrument or obligation to which SCHWAB or any of its Subsidiaries is a party, or by which they or any of their respective properties, assets or business activities may be bound or affected, except (in the case of clause (ii) above) for such violations, conflicts, breaches, defaults or the loss of benefits which, either individually or in the aggregate, would not be reasonably likely to result in a SCHWAB Material Adverse Effect.

     4.4 Consents and Approvals. Except for (i) the Requisite Regulatory Approvals, (ii) the filing with the SEC of the S-4 and any filings required to be made with the SEC under the Exchange Act, (iii) the filing of the New York Certificate of Merger with the New York Department pursuant to the NYBCL and
(iv) such additional consents and approvals, the failure of which to make or obtain would not be reasonably likely to have a SCHWAB Material Adverse Effect, no consents or approvals of or filings or registrations with any Governmental Entity or, of or with any third party, are necessary in connection with (A) the execution and delivery by SCHWAB of this Agreement and (B) the consummation by SCHWAB of the Merger and the other transactions contemplated hereby. SCHWAB has no reason to believe that any Requisite Regulatory Approvals (as defined in Section 7.1(c)) will not be obtained.

     4.5 Broker's Fees. Except for Goldman, Sachs & Co. ("Goldman, Sachs"), neither SCHWAB nor any of its Subsidiaries has employed any broker or finder or incurred any

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

liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement.

     4.6 Absence of Certain Changes or Events. Since September 30, 1999, (i) no event has occurred and no fact or circumstance shall have come to exist or come to be known which, directly or indirectly, individually or taken together with all other facts, circumstances and events, has had, or is reasonably likely to have, a SCHWAB Material Adverse Effect and (ii) there has not been (y) any change in accounting methods, principles or practices by SCHWAB materially affecting its assets, liabilities or business, except insofar as have been required by a change in GAAP or (z) any Tax election that individually or in the aggregate would be reasonably likely to have a SCHWAB Material Adverse Effect or any settlement or compromise of any material Tax liability.

     4.7 Legal Proceedings.

     (a) Neither SCHWAB nor any of its Subsidiaries is a party to any, and there are no pending or, to the best knowledge of SCHWAB, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against SCHWAB or any of its Subsidiaries which are reasonably likely, individually or in the aggregate, to result in a SCHWAB Material Adverse Effect, nor, to the best knowledge of SCHWAB, is there any basis for any proceeding, claim or any action against SCHWAB or any of its Subsidiaries that would be reasonably likely, individually or in the aggregate, to result in a SCHWAB Material Adverse Effect; provided that, any litigation challenging the validity or propriety of the transactions contemplated by this Agreement or the UST Option Agreement shall not be deemed a SCHWAB Material Adverse Effect for purposes of this Agreement.

     (b) There is no injunction, order, judgment or decree imposed upon SCHWAB, any of its Subsidiaries or the assets of SCHWAB or any of its Subsidiaries which has resulted in, or is reasonably likely to result in, a SCHWAB Material Adverse Effect.

     4.8 Taxes and Tax Returns.

     (a) SCHWAB and each of its Subsidiaries has duly filed or caused to be filed all Federal, state, foreign and, to the best knowledge of SCHWAB, local Tax returns and reports required to be filed by it on or prior to the date of this Agreement (all such returns and reports being accurate and complete in all material respects) and has duly paid or caused to be paid on their behalf all Taxes that are due and payable, other than Taxes which are being contested in good faith and are adequately reserved against or provided for (in accordance with GAAP) on the applicable financial statements for such company. Through the date hereof, SCHWAB and its Subsidiaries do not have any liability for Taxes in excess of the amount reserved or provided for on their financial statements (but excluding, for this purpose only, any liability reflected thereon for deferred taxes to reflect timing differences between tax and financial accounting methods).

     (b) There are no Tax liens upon any property or assets of SCHWAB or its Subsidiaries except liens for current taxes not yet due and payable.

     (c) SCHWAB is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

     4.9 SEC Reports. SCHWAB has previously made available to UST accurate and complete copies of the SCHWAB Annual Reports on Form 10-K for the fiscal years ended December 31, 1997 and December 31, 1998 (the "SCHWAB Form 10-K's") filed with the

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SEC under the Exchange Act and the SCHWAB Quarterly Report on Form 10-Q for the
quarter ended September 30, 1999 ("SCHWAB Form 10-Q"), filed with the SEC under the Exchange Act (collectively, the "SCHWAB Reports"). Since January 1, 1997, SCHWAB and each SCHWAB Subsidiary has timely filed all reports and other documents required to be filed by them under the Securities Act and the Exchange Act, and, as of their respective dates, all such reports complied in all material respects with the published rules and regulations of the SEC with respect thereto. The consolidated balance sheets of SCHWAB and its Subsidiaries as of December 31, 1997 and December 31, 1998, inclusive, as reported in the Form 10-K's, accompanied by the audit report of Deloitte & Touche LLP, independent public accountants with respect to SCHWAB, and the unaudited consolidated balance sheet of SCHWAB and its Subsidiaries as of September 30, 1999, and the related unaudited consolidated statements of income, changes in stockholders' equity and cash flows for the nine months ended September 30, 1999, as reported in the SCHWAB Form 10-Q do, and any financial statements filed by SCHWAB with the SEC under the Exchange Act after the date of this Agreement (including the related notes, where applicable) will, fairly present in all material respects (including the related notes, where applicable) the consolidated financial position and results of operations and changes in stockholders' equity and cash flows of SCHWAB and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply or will comply with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been and will be prepared in accordance with GAAP consistently applied during the periods involved, except in the case of unaudited financial statements for the absence of certain footnotes and schedules. The books and records of SCHWAB and its Subsidiaries have been, and are being, maintained in accordance with applicable legal and accounting requirements in all material respects. As of the date of filing or mailing, as the case may be, no SCHWAB Report contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading (except to the extent corrected in a subsequent filed registration statement, prospectus, report, schedule, proxy statement or communication).

     4.10 Compliance with Applicable Law. SCHWAB and each of its Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses, and have complied with and are not in default, under any applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to SCHWAB or any of its Subsidiaries, except in each case where the failure to hold such license, franchise, permit or authorization or such noncompliance or default is not, individually or in the aggregate, reasonably likely to result in a SCHWAB Material Adverse Effect, and neither SCHWAB nor any of its Subsidiaries knows of, or has received notice of, any violations of any of the above, except for such violations which are not, individually or in the aggregate, reasonably likely to result in a SCHWAB Material Adverse Effect.

     4.11 Agreements with Regulatory Agencies. Neither SCHWAB nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil penalty by, or is a recipient of any supervisory letter from, or has adopted any board resolutions at the request or suggestion of any Regulatory Agency or other Governmental Entity that materially restricts the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay

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dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the SCHWAB Disclosure Schedule, a "SCHWAB Regulatory Agreement"), nor has SCHWAB or any of its Subsidiaries been advised since January 1, 1997 by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any such SCHWAB Regulatory Agreement nor does SCHWAB or any of its Subsidiaries have knowledge of any pending or threatened regulatory investigation.

     4.12 Undisclosed Liabilities. Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of SCHWAB included in the SCHWAB Form 10-Q (or disclosed in the notes thereto), and for liabilities incurred in the ordinary course of business consistent with past practice, since September 30, 1999, neither SCHWAB nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) except for liabilities which, individually or in the aggregate, have not resulted in and are not reasonably likely to result in a SCHWAB Material Adverse Effect.

     4.13 Pooling of Interests. Neither SCHWAB nor, to SCHWAB's best knowledge, any of its affiliates has taken or agreed to take any action that would prevent SCHWAB from accounting for the transactions to be effected pursuant to this Agreement as a "pooling of interests" in accordance with GAAP and applicable SEC regulations. As of the date of this Agreement, SCHWAB has no reason to believe that the Merger will not qualify as a "pooling of interests" for accounting purposes.

     4.14 Year 2000. The systems and facilities operated by or on behalf of SCHWAB and/ or its Subsidiaries in the conduct of their respective businesses are capable of providing uninterrupted and error-free recordation, storage, processing, output and presentation of data, including calendar dates falling before, on or after January 1, 2000, except as would not be reasonably likely to have a SCHWAB Material Adverse Effect. Any subsidiary of SCHWAB that is registered as a broker-dealer under the Exchange Act has filed form BD-Y2K and any amendments required by Rule 17a-5 under the Exchange Act, and any subsidiary of SCHWAB that is registered as an investment adviser under the Advisers Act has filed Form ADV-Y2K and any amendments required by Rule 204-5 under the Advisers Act.

     4.15 Opinion. Prior to the execution of this Agreement, SCHWAB has received an opinion from Goldman, Sachs to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Exchange Ratio is fair to SCHWAB from a financial point of view. Such opinion has not been amended or rescinded as of the date hereof.

     4.16 SCHWAB Information. None of the information to be supplied by SCHWAB for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, (ii) the Proxy Statement will, at the date it is first mailed to UST's shareholders and at the time of the UST Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or (iii) any other document filed with any other regulatory agency in connection herewith will, at the time such other document is filed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by SCHWAB or MERGER SUB with

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respect to statements made or incorporated by reference therein based on information supplied by UST for inclusion or incorporation by reference in the Proxy Statement or S-4.

                                   ARTICLE V

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     5.1 Conduct of UST Business Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, UST shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the usual, regular and ordinary course consistent with past practice, (b) use commercially reasonable efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its key officers and key employees and (c) take no action which would adversely affect or delay in any material respect the ability of either SCHWAB or UST to obtain any necessary approvals of any Regulatory Agency or other governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or the UST Option Agreement.

     5.2 Forbearances of UST. During the period from the date of this Agreement to the Effective Time, except as set forth in Section 5.2 of the UST Disclosure Schedule or as expressly permitted by this Agreement or the UST Option Agreement, UST shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of SCHWAB:

          (a) other than in the ordinary course of business consistent with past practice, (i) incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance existing indebtedness, and indebtedness of UST or any of its Subsidiaries to UST or any of its Subsidiaries, and indebtedness under existing lines of credit), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance (except to the extent committed to prior to the date hereof) in an aggregate amount in excess of $10 million or (ii) incur any capital expenditures (other than capital expenditures incurred pursuant to contracts or commitments in force on the date of this Agreement) in an aggregate amount in excess of $50 million;

          (b) (i) adjust, split, combine or reclassify any capital stock, (ii) make, declare or pay any dividend or distribution (except, (A) for regular quarterly cash dividends or distributions at a rate not in excess of $0.22 per share of UST Common Stock and (B) for dividends paid in the ordinary course of business by any Subsidiary (whether or not wholly-owned) of UST) or make any other distribution on any shares of its capital stock or redeem, purchase or otherwise acquire any securities or obligations convertible into or exchangeable for any shares of its capital stock, (iii) grant any stock appreciation rights or grant to any individual, corporation or other entity any right to acquire any shares of its capital stock, other than the issuance of UST Preferred Rights associated with the issuance of additional UST Common Stock permitted pursuant to clause (iv) below, (iv) issue any additional shares of capital stock, other than with respect to exercise of stock options granted prior to January 1, 2000 pursuant to the Stock Option Plans and the issuance of UST Preferred Stock upon the exercise of UST Preferred Rights or (v) enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock;

          (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets, including capital stock in any Subsidiaries of UST, to any individual,

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     corporation or other entity other than a direct or indirect wholly-owned
     Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice, pursuant to contracts or agreements in force at the date of this Agreement or otherwise with respect to properties, assets and indebtedness with an aggregate fair market value not in excess of $10 million;

          (d) (i) acquire any business entity, whether by stock purchase, merger, consolidation or otherwise, or (ii) make any other investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation, limited partnership or other entity other than a wholly-owned Subsidiary of UST, other than, in the case of clause (ii), for investments in the ordinary course of business consistent with past practice or for consideration with an aggregate fair market value not in excess of $10 million;

          (e) except as required under applicable law, the terms of any existing agreement to which UST is a party, the terms of the Employment Agreements or under Section 6.14, and except for increases in the ordinary course of business consistent with past practice and except as contemplated by
     Section 1.7, increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or, except as contemplated in Section 6.14, become a party to, amend or commit itself to any stock option plan or other stock-based compensation plan, pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee or accelerate the vesting of any stock options or other stock-based compensation;

          (f) settle any material claim, action or proceeding involving money damages or waive or release any material rights or claims, except in the ordinary course of business consistent with past practice;

          (g) change its methods of accounting in effect at December 31, 1999 in a manner materially affecting its assets, liabilities or businesses, except as required by changes in GAAP as concurred in by PricewaterhouseCoopers, LLP, its independent auditors, or change in any material manner any of its methods of reporting income and deductions for Federal income tax purposes from those employed in the preparation of the Federal income tax returns of UST for the taxable years ending December 31, 1998 and 1997, or make, change, amend or revoke any material election for tax purposes, other than in the ordinary course of business consistent with past practice, except as required by changes in law or regulation;

          (h) adopt or implement any amendment to its Certificate of Incorporation or any changes to its Bylaws;

          (i) other than after prior consultation with SCHWAB (but not its prior approval), materially restructure or materially change its investment securities portfolio, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported or materially alter the credit or risk concentrations associated with its underwriting and other investment banking businesses;

          (j) take any action that is intended or would be reasonably likely to result in any of the conditions to the Merger set forth in Article VII not being satisfied, except, in every case, as may be required by applicable law; or

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          (k) agree to, or make any commitment to, take any of the actions prohibited by this Section 5.2.

     5.3 Forbearances of SCHWAB. During the period from the date of this Agreement to the Effective Time, except as set forth in Section 5.3 of the SCHWAB Disclosure Schedule or as expressly permitted by this Agreement, SCHWAB shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of UST:

          (a) make, declare or pay any dividend (except, (A) for regular quarterly cash dividends at a rate that does not represent an increase over the current quarterly dividend that is inconsistent with prior increases in SCHWAB's dividend rate, (B) for dividends paid in the ordinary course of business by any Subsidiary (whether or not wholly-owned) of SCHWAB and (C) stock dividends) or make any other distributions on any shares of its capital stock or directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or securities or obligations convertible into or exchangeable for any shares of its capital stock;

          (b) change its method of accounting in effect on December 31, 1999 in a manner materially affecting its assets, liabilities or businesses, except as required by changes in GAAP as concurred in by Deloitte & Touche, LLP, its independent auditors;

          (c) take any action that is intended or would be reasonably likely to result in any of the conditions to the Merger set forth in Article VII not being satisfied, except, in every case, as may be required by applicable law;

          (d) acquire any business entity, whether by stock purchase, merger, consolidation or otherwise, if SCHWAB in good faith believes such acquisition would unreasonably delay the consummation of the transactions contemplated by this Agreement; or

          (e) agree to, or make any commitment to, take any of the actions prohibited by this Section 5.3.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     6.1 Regulatory Matters.

     (a) UST shall promptly prepare and file with the SEC the Proxy Statement and SCHWAB shall promptly prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. Each of SCHWAB and UST shall use commercially reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and UST shall thereafter mail or deliver the Proxy Statement to its shareholders. SCHWAB shall, not later than 45 days after the date of this Agreement, promptly prepare and file all requisite notices and applications with respect to the Merger with the Federal Reserve Board, including its application to become a bank holding company under the BHCA.

     (b) Each of SCHWAB and UST shall, and shall cause its Subsidiaries to, (i) take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger, including, without limitation, obtaining any third party consent which may be required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement, and, subject to the conditions set forth in Article VII hereof, to consummate the Merger and the other transactions contemplated by this Agreement

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and (ii) obtain (and cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity which is required to be obtained by UST or SCHWAB, respectively, or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement. The parties hereto shall cooperate with each other and promptly prepare and file all necessary documentation, and to effect all applications, notices, petitions and filings (including, to the extent necessary, any notification required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act")), to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the Merger and the other transactions contemplated by this Agreement. UST shall obtain all necessary consents and approvals under the 1940 Act and the Advisers Act prior to the Effective Time. SCHWAB and UST shall have the right to review in advance and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to UST or SCHWAB, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. Each of SCHWAB and UST shall resolve any objections that may be asserted by any Governmental Entity with respect to this Agreement, the Merger or the other transactions contemplated by this Agreement. For purposes of this Section 6.1(b), in taking each of the foregoing actions each party shall be required only to use commercially reasonable efforts; provided that with respect to obtaining the approval of the Federal Reserve Board and the approvals of all other relevant Federal and state bank and thrift regulators to the Merger and the transactions contemplated by this Agreement, each party shall be required to use best efforts. However, and notwithstanding anything to the contrary in this Agreement, SCHWAB shall not be required to take any action or refrain from taking any action to the extent that doing so or refraining from doing so would be reasonably likely, individually or in the aggregate, to have a SCHWAB Material Adverse Effect.

     (c) SCHWAB and UST shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of SCHWAB, UST or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

     (d) SCHWAB and UST shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval (as defined in Section 7.1(c)) will not be obtained or that the receipt of any such approval will be materially delayed.

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

     6.2 Access to Information.

     (a) Subject to the Confidentiality Agreement dated as of March 17, 1999, between SCHWAB and UST (as it may be amended from time to time, the "Confidentiality Agreement"), UST and the UST Subsidiaries shall afford SCHWAB, and SCHWAB's officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all its properties, books, contracts, commitments, personnel and records and, during such period, UST shall furnish promptly to SCHWAB (a) a copy of each report, schedule, registration statement and other document filed by UST or its Subsidiaries during such period pursuant to the requirements of United States Federal or state banking or securities laws and (b) all other information concerning UST's or its Subsidiaries' business, properties and personnel as SCHWAB may reasonably request. Except as required by law, SCHWAB will hold, and will cause its officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information received from UST, directly or indirectly, in accordance with the Confidentiality Agreement.

     (b) Subject to the Confidentiality Agreement, SCHWAB agrees to provide to UST, from time to time prior to the Effective Time or termination of this Agreement, such information as UST shall reasonably request with respect to SCHWAB and its business, financial condition and operations. Except as provided by law, UST will hold, and will cause its officers, employees, accountants, counsel, financial advisors and other representatives to hold, any nonpublic information received from SCHWAB, directly or indirectly, in accordance with the Confidentiality Agreement.

     (c) Neither SCHWAB nor UST nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of SCHWAB or UST, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

     (d) No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

     6.3 Shareholder Approval.

     (a) UST, in consultation with SCHWAB, will take all actions necessary to call and hold an annual or a special meeting of UST shareholders as soon as practicable after the S-4 has been declared effective by the SEC and under all applicable state securities laws for the purpose of approving the Merger and adopting the plan of merger (within the meaning of Section 902 of the NYBCL) contained in this Agreement (and any other documents or actions necessary to the consummation of the Merger). The Board of Directors of UST shall at all times recommend to UST's shareholders that such shareholders vote in favor of the Merger and neither the Board of Directors of UST, nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to SCHWAB or MERGER SUB, the approval or recommendation by such Board of Directors or any such committee of this Agreement or the Merger, except in the case of a termination of this Agreement by UST that is in compliance with
Section 8.5 hereof. Without limiting the generality of the foregoing, the obligations of UST under this Section shall not be altered by

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the commencement, public proposal, public disclosure or communication to UST or its shareholders of any Takeover Proposal (as defined below). The Board of Directors of UST shall at all times recommend to UST's shareholders that they reject any Takeover Proposal, except in the case of a termination of this Agreement by UST that is in compliance with Section 8.5 hereof.

     (b) Nothing contained in this Agreement shall prohibit UST from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to UST's shareholders if, in the good faith judgment of the Board of Directors of UST, after consultation with outside counsel, failure so to disclose would be a violation of its obligations under applicable law. Any such disclosure by the Board of Directors of UST in accordance with this Section 6.3(b) shall not be deemed to be a withdrawal or modification of the approval or recommendation of the Merger and this Agreement by the Board of Directors of UST for the purposes of this Agreement, except as provided in Section 8.1(f). Subject to the immediately preceding two sentences, neither UST not its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its recommendation in favor of the Merger or approve or recommend, or propose publicly to approve or recommend, a Takeover Proposal other than by reason of termination of this Agreement in compliance with Section 8.5 hereof.

     6.4 No Solicitation.

     (a) UST shall not, nor shall it permit any UST Subsidiary to, nor shall it permit or authorize any officer, director, agent, affiliate or employee of, or any investment banker, attorney or other advisor of UST or any of its Subsidiaries to, directly or indirectly, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information in response or relating to, or have any discussions with any person relating to, any Takeover Proposal (as defined below), or waive any provision of or amend the terms of the UST Rights Agreement in respect of a Takeover Proposal. UST shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any persons other than SCHWAB with respect to any of the foregoing and shall enforce any confidentiality or similar agreement relating to a Takeover Proposal. UST shall, and shall cause its Subsidiaries to, promptly (within 24 hours) advise SCHWAB following the receipt by any of them of any Takeover Proposal and the substance thereof (including the identity of the person making such Takeover Proposal), and shall keep SCHWAB reasonably informed of the status and details with respect to such Takeover Proposal promptly upon the occurrence thereof.

     (b) Notwithstanding Section 6.4(a), prior to receipt of the UST Shareholder Approval, UST may, in response to a Takeover Proposal that did not result from a breach of Section 6.4(a), and that in the good faith judgment of the UST Board of Directors after consultation with outside counsel, constitutes, or is reasonably likely to be, a Superior Proposal (as defined below) (x) furnish information with respect to UST to the person making such proposal and its representatives pursuant to a confidentiality agreement not less restrictive of the other party than the Confidentiality Agreement and (y) participate in discussions or negotiations with such person and its representatives regarding such proposal.

     (c) For purposes of this Agreement, "Takeover Proposal" means any bona fide inquiry, proposal, offer or indication of interest from any Person (whether or not conditional) relating to any direct or indirect (i) acquisition, purchase or lease of a business or assets that constitute 20% or more of the consolidated net revenues, net income or assets of UST and its Subsidiaries or (ii) acquisition or purchase of 20% or more of any class of common stock or voting securities of UST or any of its Subsidiaries or (iii) tender offer or exchange offer that

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if consummated would result in any Person beneficially owning 20% or more of any class of common stock or voting securities of UST or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

     (d) For purposes of this Agreement, "Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution, sale of assets or otherwise, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of UST's capital stock then outstanding or all or substantially all of UST's assets (i) on terms which the UST Board of Directors determines in its good faith judgment to be more favorable from a financial point of view to the holders of UST Common Stock than the Merger after consultation with an investment banking firm having national recognition and
(ii) that the UST Board of Directors determines in its good faith judgment to be reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal.

     6.5 Continuity of Business Enterprise. SCHWAB, the Surviving Corporation or any other member of the qualified group (as defined in Treasury Regulation sec.1.368-1(d)) shall, for the foreseeable future, continue at least one significant historic business line of UST or use at least a significant portion of UST's historic business assets in a business, in each case within the meaning of Treasury Regulation sec.1.368-1(d).

     6.6 Tax Free Treatment. SCHWAB and UST intend the Merger to qualify as a reorganization under Section 368(a) of the Code, and this Agreement to constitute a "plan of reorganization" for purposes of Sections 354 and 361 of the Code. Each of UST and SCHWAB shall use commercially reasonable efforts to cause the Merger to so qualify and to obtain the opinion referred to in Section 7.3(c). For purposes of the tax opinion described in Section 7.3(c), UST and SCHWAB each shall provide customary representation letters, each dated on or about the date that is two business days prior to the date the Proxy Statement is mailed to the shareholders of UST and reissued as of the Closing Date. Each of SCHWAB, MERGER SUB and UST and each of their respective affiliates shall not take any action and shall not fail to take any action or suffer to exist any condition which action or failure to act or condition would prevent, or would be reasonably likely to prevent, the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     6.7 Pooling Treatment. SCHWAB and UST intend the Merger to qualify as a "pooling of interests" for accounting purposes. Each of SCHWAB and UST and their respective affiliates shall use commercially reasonable efforts to cause the Merger to so qualify and to obtain the letters referred to in Section 7.1(f). Each of SCHWAB, MERGER SUB and UST and each of their respective affiliates shall not take any action and shall not fail to take any action or suffer to exist any condition which action or failure to act or condition would prevent, or would be reasonably likely to prevent, the Merger from qualifying as a "pooling of interests" for accounting purposes.

     6.8 Affiliates; Publication of Combined Financial Results. Each of SCHWAB and UST shall use commercially reasonable efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and for purposes of qualifying the Merger for "pooling of interests" accounting treatment) of such party to deliver to the other party hereto, as soon as practicable after the date of this Agreement, and not less than 30 days in advance of the Effective Time, a written agreement, in the form of Exhibit 6.8(a)(1) or (2), as applicable, hereto. As soon as reasonably practicable after the Effective Time, SCHWAB shall publish financial results covering at least 30 days of combined operations of SCHWAB and UST.

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     6.9 Stock Exchange Listing.  SCHWAB shall use commercially reasonable efforts to cause the shares of SCHWAB Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

     6.10 Employee Benefits.

     (a) Prior to the Effective Time, UST and SCHWAB shall take all corporate action necessary for the assumption of all UST Rights outstanding immediately prior to the Effective Time, as adjusted pursuant to Section 1.7(a) of this Agreement and this Section. In addition, UST and SCHWAB shall take all necessary action so that, at the Effective Time, each account balance under the UST 1989 Stock Compensation Plan, the UST Employee Stock Ownership Plan, the UST Stock Plan for Non-Officer Directors or the UST Employee Stock Purchase Plan (the "UST Stock Plans") that is invested or deemed invested in UST Common Stock or UST Common Stock equivalents, as applicable, shall, unless otherwise vested, exercised, paid or distributed at or prior to the Effective Time in accordance with the terms of the applicable UST Stock Plans and Section 1.7 of this Agreement, be adjusted and converted into an account balance which will be denominated in SCHWAB Common Stock and which will entitle the holder thereof to receive, and will represent an obligation of SCHWAB to deliver to such holder, upon the same terms and conditions as those applicable to such accounts immediately prior to the Effective Time, a number of shares of SCHWAB Common Stock equal to the product of (x) the number of shares of UST Common Stock attributable to such account immediately prior to the Effective Time and (y) the Exchange Ratio, with any fraction rounded down to the nearest whole share. The obligations of SCHWAB hereunder shall include the reservation, issuance and listing on the NYSE of SCHWAB Common Stock in a number of shares at least equal to the number of shares of SCHWAB Common Stock subject to such options under the UST Stock Option Plans, and account balances under the UST Compensation Plan and the UST Stock Plans, in each case as adjusted as contemplated by this Agreement. No later than the Effective Time, SCHWAB shall prepare and file with the SEC a registration statement on Form S-8 (or any successor or other appropriate form) registering a number of shares of SCHWAB Common Stock determined in accordance with the preceding sentence and shall use its commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus and prospectuses contained therein) for so long as any such options remain outstanding or any such account balance remains unpaid.

     (b) UST and SCHWAB agree that participants' interests under the plans and trusts of UST and its Subsidiaries listed on Section 6.10(b) of the UST Disclosure Schedule that are deemed invested in investment vehicles other than UST Common Stock shall not be paid to participants thereunder as a result of the transactions contemplated hereby, and UST has taken, or shall take prior to the Effective Time, all actions necessary to amend such plans to so provide; provided, however, that participants' interests thereunder will become vested, to the extent not already vested, as a result of the consummation of the Merger.

     (c) For purposes of their participation in the SCHWAB Benefit Plans, SCHWAB shall credit each UST employee with full credit for all service credited under the UST Benefit Plans (including service with UST prior to the Effective Time and, where applicable, service with prior or predecessor employers to the extent credit is given for such service under the UST Benefit Plans) for purposes of eligibility to participate and receive benefits for purposes of vesting and for purposes of benefit accruals (except where it would result in a duplication of benefits). With respect to SCHWAB welfare benefit plans, SCHWAB shall use commercially reasonable efforts to cause any such plan to waive any pre-existing condition

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exclusions and actively-at-work requirements thereunder with respect to the UST employees and their eligible dependents (to the extent waived under the applicable UST welfare benefit plan) and ensure that any covered expenses incurred on or before the Effective Time shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the Effective Time to the extent that such expenses are taken into account for the benefit of similarly situated employees of SCHWAB.

     (d) For the period ending on December 31, 2001, SCHWAB shall maintain, or cause to be maintained, each of the UST Benefit Plans, provided that SCHWAB may substitute another plan or arrangement for any UST Benefit Plan provided that such substituted plan or arrangement offers each participant in that UST Benefit Plan equal or better benefit opportunities taken as a whole.

     (e) SCHWAB shall cause UST to honor all written contractual obligations of UST and its affiliates to their respective current and former employees, directors and independent contractors, including, but not limited to, all obligations under employment, severance and consulting plans and arrangements and under all other UST Benefit Plans.

     (f) As promptly as practicable after the Effective Time, SCHWAB shall grant stock options to acquire SCHWAB Common Stock to the employees of UST and in the amounts set forth in Section 6.10(f) of the UST Disclosure Schedule. The grant of stock options under this Section 6.10(f) shall be in addition to any stock options which shall be granted under the Retention Program (as defined in Section 6.14).

     (g) Except as otherwise provided in this Agreement, nothing in this Section
6.10 shall be interpreted as preventing the Surviving Corporation from amending, modifying or terminating any SCHWAB Benefit Plans, UST Benefit Plans, or other employee benefit plans, contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law.

     6.11 Indemnification; Directors' and Officers' Insurance.

     (a) The Certificate of Incorporation and Bylaws of the Surviving Corporation shall, with respect to indemnification of officers, directors, employees and agents, not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder of the persons who at any time prior to the Effective Time were identified as prospective indemnitees under the Certificate of Incorporation or Bylaws of UST in respect of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated hereby), unless such modification is required by law.

     (b) SCHWAB shall cause the Surviving Corporation to indemnify, defend and hold harmless, the present and former officers, directors, employees and agents of UST or any of UST's Subsidiaries in their capacities as such (each an "Indemnified Party") in accordance with the Certificate of Incorporation and Bylaws, or other charter documents, of UST and the respective UST Subsidiaries and any agreements or plans maintained by UST and the respective UST Subsidiary, to the fullest extent permitted by law after the Effective Time against all losses, expenses, claims, damages and liabilities arising out of actions or omissions occurring on or prior to the Effective Time.

     (c) SCHWAB shall use commercially reasonable efforts to cause the persons serving as officers and directors of UST immediately prior to the Effective Time to be covered for a period of six years from the Effective Time by the directors' and officers' liability insurance policy maintained by UST (provided that SCHWAB may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less

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

advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall SCHWAB be required to expend more than 200% of the current amount expended by UST (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto and further provided, that if SCHWAB is unable to maintain or obtain the insurance called for by this Section 6.8(c), SCHWAB shall use commercially reasonable efforts to obtain as much comparable insurance as available for the Insurance Amount.

     (d) In the event SCHWAB or any of its successors or assigns or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of SCHWAB or the Surviving Corporation, as applicable, assume the obligations set forth in this section.

     (e) The provisions of this Section 6.11 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

     6.12 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including the Merger and any other merger between a Subsidiary of UST and a Subsidiary of SCHWAB) or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, SCHWAB.

     6.13 Advice of Changes. SCHWAB and UST shall promptly advise the other party of any change or event having a SCHWAB Material Adverse Effect or a UST Material Adverse Effect, as applicable, or which it believes would or would be reasonably likely to cause or constitute a breach of any of its representations, warranties, covenants or agreements contained herein.

     6.14 Employee Retention Plan. Prior to the Effective Time, SCHWAB and UST agree to establish a key employee retention program in accordance with the general terms outlined in Section 6.14 of the UST Disclosure Schedule to provide retention incentives for the categories of employees identified in Section 6.14 of the UST Disclosure Schedule (collectively, the "Retention Program").

     6.15 State Takeover Statutes. Each party will take all steps necessary to exempt (or continue the exemption of) the Merger and the transactions contemplated by this Agreement and the UST Option Agreement from any applicable state takeover law, as now or hereafter in effect.

     6.16 Section 15 of the 1940 Act.

     (a) UST will use its commercially reasonable efforts to facilitate, prior to the Effective Time, in accordance with the provisions of Section 15 of the 1940 Act applicable thereto, (i) the due consideration and the due approval by the board of directors or trustees of each of the Excelsior Mutual Funds (collectively, the "Funds") of a new Investment Company Adviser Agreement for such Fund identical in all material respects to that in effect immediately prior to the Closing, except that such new Investment Adviser Agreement shall be effective immediately after the Closing and shall have an initial term of two years and

(ii) to the extent that such board of directors or trustees approvals are obtained, the consideration and due approval by such Funds security holders of such new Investment Company Adviser Agreements.

     (b) UST shall use its commercially reasonable efforts to assure, prior to the Effective Time, the satisfaction of the conditions set forth in Section 15(f) of the 1940 Act with respect to each Fund.

     (c) SCHWAB agrees, insofar as within the control of it or its affiliates, to use its commercially reasonable efforts to assure compliance with the conditions of Section 15(f) of the 1940 Act with respect to the Funds. Without limiting the foregoing, SCHWAB agrees that (i) for a period of not less than three years after the Effective Time, SCHWAB shall assure that no more than 25% of the members of the Board of Directors of any Fund shall be "interested persons" (as defined in the 1940 Act) of SCHWAB (or such other entity which acts as adviser or subadviser to the Funds) or of the predecessor investment adviser of the Funds and (ii) neither SCHWAB nor any affiliate (including any parent company of SCHWAB) of SCHWAB (or any entity which will act as adviser to the Funds), for a period of not less than two years after the Effective Time, shall have any express or implied understanding, arrangement or intention to impose an "unfair burden" (as such term is used in Section 15(f) of the 1940 Act) on any of the Funds as a result of the transactions contemplated hereby.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

     7.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) Shareholder Approval. The UST Shareholder Approval shall have been obtained.

          (b) Stock Exchange Listing. The shares of SCHWAB Common Stock, which shall be issued to the shareholders of UST upon consummation of the Merger, shall have been authorized for listing on the NYSE, subject to official notice of issuance.

          (c) Regulatory Approvals. The approvals of the Federal Reserve Board and all other relevant Federal and state bank and thrift regulators for SCHWAB to acquire UST and bank or trust company UST Subsidiaries shall have been obtained and shall remain in full force and effect. The applicable waiting period and any extensions thereof under the HSR Act shall have expired or been terminated. All other regulatory approvals required to consummate the Merger and the other transactions contemplated hereby, and all other statutory waiting periods, the failure of any of which to be obtained or observed would be reasonably likely to have a SCHWAB Material Adverse Effect or UST Material Adverse Effect, shall have been obtained and shall remain in full force and effect or, in the case of waiting periods, shall have expired or been terminated (the approvals referred to in the first sentence of this Section 7.1(c), all such other approvals and the expiration or termination of all such waiting periods, including under the HSR Act, being referred to herein as the "Requisite Regulatory Approvals").

          (d) S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (e) No Injunctions or Restraints; Illegality. No order, injunction, decree or judgment issued by any court or governmental body or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or any of the other material transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal consummation of the Merger.

          (f) Pooling of Interests. UST and SCHWAB shall have received letters from PricewaterhouseCoopers, LLP and Deloitte & Touche, LLP, respectively, dated as of the Closing Date, to the effect that the Merger will qualify for "pooling of interests" accounting treatment.

     7.2 Conditions to Obligations of SCHWAB. The obligation of SCHWAB to effect the Merger is also subject to the satisfaction or waiver by SCHWAB at or prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. The representations and warranties of UST set forth in Section 3.2 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, in each case except to the extent such representations and warranties are expressly made only as of an earlier date, in which case as of such earlier date; provided, however, and notwithstanding anything to the contrary herein, the condition stated in this sentence shall be deemed not to be satisfied if the number of shares of UST Common Stock on a fully diluted basis referred to in the second sentence of Section 3.2 understates the aggregate amount of UST Common Stock on a fully diluted basis as of such date by more than 75,000 shares. The representations and warranties of UST set forth in Section 3.13(c) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on such Closing Date. The other representations and warranties of UST set forth in this Agreement shall be true and correct, in each case as of the date of this Agreement and as of the Closing Date as though made on such Closing Date, except to the extent such representations and warranties are expressly made only as of an earlier date, in which case as of such earlier date; provided that, if any of such other representations and warranties shall not be true and correct (for this purpose disregarding any qualification or limitation as to materiality or UST Material Adverse Effect), then the condition stated in this second sentence of this Section 7.2(a) shall be deemed satisfied if and only if the cumulative effect of all inaccuracies of such other representations and warranties (for this purpose disregarding any qualification or limitation as to materiality or UST Material Adverse Effect) shall not be or have a UST Material Adverse Effect. SCHWAB shall have received a certificate signed on behalf of UST by its Chief Executive Officer and Chief Financial Officer to the foregoing effect.

          (b) Performance of Obligations of UST. UST shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and SCHWAB shall have received a certificate signed on behalf of UST by its Chief Executive Officer and Chief Financial Officer to such effect.

          (c) Regulatory Conditions. No Governmental Entity shall have imposed, in connection with obtaining any Requisite Regulatory Approval, any conditions, restrictions or requirements on SCHWAB, UST or the Surviving Corporation which have or would be reasonably likely to have a SCHWAB Material Adverse Effect, including, without limitation, any requirement for SCHWAB or any of its Subsidiaries to divest or hold separate, or curtail, or accept any restriction on or cease to operate any portion of the business or assets of SCHWAB, UST or the Surviving Corporation that would be reasonably likely to have a SCHWAB Material Adverse Effect.

          (d) Financial Holding Company Status. At the Effective Time, UST and each of its Subsidiaries shall meet (i) the criteria set forth at 12 U.S.C. sec.1843(l) as in effect as of the Effective Time and (ii) any other criteria of the Federal Reserve Board necessary for SCHWAB to qualify as a "Financial Holding Company" as that term is used in 12 U.S.C. sec.1841(p).

     7.3 Conditions to Obligations of UST. The obligation of UST to effect the Merger is also subject to the satisfaction or waiver by UST at or prior to the Effective Time of the following conditions:.

          (a) Representations and Warranties. The representations and warranties of SCHWAB set forth in Section 4.2 shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on such Closing Date, except to the extent such representations and warranties are expressly made only as of an earlier date, in which case as of such earlier date. The other representations and warranties of SCHWAB set forth in this Agreement shall be true and correct, in each case as of the date of this Agreement and as of the Closing Date as though made on such Closing Date, except to the extent such representations and warranties are expressly made only as of an earlier date, in which case as of such earlier date; provided that, if any such other representations and warranties shall not be true and correct (for this purpose disregarding any qualification or limitation as to materiality or SCHWAB Material Adverse Effect), then the condition stated in this second sentence of this Section 7.3(a) shall be deemed satisfied if and only if the cumulative effect of all inaccuracies of such other representations and warranties (for this purpose disregarding any qualification or limitation as to materiality or SCHWAB Material Adverse Effect) shall not be or have a SCHWAB Material Adverse Effect. UST shall have received a certificate signed on behalf of SCHWAB by SCHWAB's Chairman, President or a Vice-Chairman and by SCHWAB's Chief Financial Officer to the foregoing effect.

          (b) Performance of Obligations of SCHWAB. SCHWAB shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and UST shall have received a certificate signed on behalf of SCHWAB and MERGER SUB by SCHWAB's Chairman, President or a Vice-Chairman and by SCHWAB's Chief Financial Officer to such effect.

          (c) Tax Opinion. UST shall have received a written opinion, dated as of the Closing Date, from Cravath, Swaine & Moore, counsel to UST, to the effect that the Merger will be treated for U.S. Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that SCHWAB, MERGER SUB and UST will each be a party to that reorganization within the meaning of Section 368(b) of the Code; it being understood that in rendering such opinion, such tax counsel shall be entitled to rely upon customary representations provided by UST and SCHWAB, as described in
     Section 6.6.

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

                                  ARTICLE VIII

                           TERMINATION AND AMENDMENT

     8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of UST of the matters presented in connection with the Merger:

          (a) by the mutual written consent of SCHWAB and UST;

          (b) by either SCHWAB or UST (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the other party, which breach, either individually or in the aggregate with all other breaches, would constitute, if occurring or continuing on the Closing Date, the failure of one or more of the conditions set forth in Section 7.2(a) or
     (b) or Section 7.3(a) or (b), as the case may be, and which (i) is not cured within 45 days following written notice to the party committing such breach or (ii) by its nature or timing, cannot be cured prior to the Closing;

          (c) by either SCHWAB or UST if the Merger shall not have been consummated on or before December 31, 2000, unless the failure of the Closing (as defined in Section 9.1) to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

          (d) by either SCHWAB or UST if (i) any Requisite Regulatory Approval required to be obtained pursuant to Section 7.1(c) has been denied by the relevant Governmental Entity and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final nonappealable injunction permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or (ii) the UST Shareholder Approval is not obtained at the UST shareholder meeting duly convened therefor or at any adjournment or postponement thereof;

          (e) By UST prior to receipt of the UST Shareholder Approval, in accordance with Section 8.5; provided, however, that in order for this paragraph (e) to be effective, UST shall have complied with all provisions of Section 8.5, including the notice provisions therein; or

          (f) By SCHWAB if the UST Board of Directors (i) withdraws or modifies or proposes publicly to withdraw or modify, in a manner adverse to SCHWAB, its approval or recommendation of this Agreement or the Merger or approves or recommends, or proposes publicly to approve or recommend, a Takeover Proposal or (ii) takes any action in accordance with Section 6.3(b) that would have been deemed a withdrawal or modification of its approval or recommendation of the Merger and this Agreement were it not for the second sentence of Section 6.3(b); provided that, for the purposes of Section 8.2 of this Agreement, any express withdrawal or modification of, or proposal to expressly withdraw or modify, its approval or recommendation of this Agreement or the Merger, by the UST Board of Directors (as contrasted with action that is deemed to be such under Section 6.3(b)), or any approval, recommendation or proposal to approve or recommend a Takeover Proposal by the UST Board of Directors, shall be covered by subparagraph (i) and not subparagraph (ii) of this Section 8.2(f).

     8.2 Effect of Termination.

     (a) In the event of termination of this Agreement pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation hereunder to the other party hereto, except that (i) the last sentences of Sections 6.2(a) and (b), and Sections 8.2, 9.2 and 9.3 shall survive any termination of this Agreement and (ii) notwithstanding anything to the contrary in this Agreement, termination will not relieve a breaching party from liability for any willful and material breach of any provision of this Agreement.

     (b) UST shall pay to SCHWAB a fee of $100,000,000 (the "Termination Fee") in the event that:

          (i) this Agreement is terminated by SCHWAB pursuant to Section 8.1(b), for a willful and material breach, under Section 8.1(c) without a UST shareholder meeting having occurred at which UST Shareholder Approval is sought, under Section 8.1(d)(ii) or under Section 8.1(f)(ii), but in any such case only if (x) a Takeover Proposal Event has occurred prior to the date of termination and (y) within 12 months of such termination UST enters into a definitive agreement to consummate a Takeover Proposal or a Takeover Proposal is consummated directly with the shareholders of UST;

          (ii) this Agreement is terminated pursuant to Section 8.1(e) and
     Section 8.5; or

          (iii) this Agreement is terminated pursuant to Section 8.1(f)(i).

     (c) Any Termination Fee that becomes payable pursuant to Section 8.2(b) shall be paid promptly, via wire transfer to the designated account of SCHWAB; provided that, to the extent that UST is prohibited under applicable law or regulation from paying the Termination Fee in full, UST shall immediately so notify SCHWAB and thereafter promptly pay or cause to be paid, from time to time, to SCHWAB the portion of the Termination Fee that UST is no longer prohibited from paying; and, provided further, that UST shall use its best efforts immediately to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable so that it is no longer prohibited from paying any outstanding portion of the Termination Fee.

     (d) For purposes of Section 8.2(b)(i)(y), a "Takeover Proposal" shall have the meaning assigned to such term in Section 6.4(c), except that references to "20%" in such definition shall be deemed to be references to 35%. For purposes of this Agreement, a "Takeover Proposal Event" shall be deemed to occur if a Takeover Proposal shall have been made known to UST or any of its Subsidiaries or has been made directly to UST's shareholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a Takeover Proposal. SCHWAB and UST agree that the agreements contained in this
Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that without such agreements SCHWAB would not have entered into this Agreement; accordingly, if UST fails to pay the amount due under this
Section 8.2 and SCHWAB commences a suit which results in a judgment against UST for the Termination Fee, UST shall pay to SCHWAB its costs and expenses (including reasonable attorneys fees and expenses) in connection with such suit, together with interest on the amount of the Termination Fee at the prime rate in effect on the date such payment was required to be made as stated in The Wall Street Journal.

     8.3 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of UST; provided, however, that after any approval of the transactions contemplated by this Agreement by the shareholders of UST, there may not be, without further approval of such shareholders, any amendment of this Agreement which changes the amount or the form of the consideration to be delivered to the holders of UST Common Stock hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the transactions contemplated by this Agreement by the shareholders of UST, there may not be, without further approval of such shareholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the holders of UST Common Stock hereunder other than as contemplated by this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     8.5 Superior Proposal Termination. UST may terminate this Agreement pursuant to Section 8.1(e) only if (i) the UST Board of Directors has received a Superior Proposal, (ii) UST has notified SCHWAB in writing of the determination of the UST Board of Directors to accept the Superior Proposal, with such notice to include a summary of all material terms and conditions of the Superior Proposal, (iii) at least ten business days following receipt by SCHWAB of the notice referred to in clause (ii) above, and taking into account any revised proposal made by SCHWAB since receipt of the notice referred to in clause (ii) above, such Superior Proposal remains a Superior Proposal, (iv) UST is in compliance with Section 6.4, (v) the UST Board of Directors concurrently approves, and UST concurrently enters into, a definitive agreement providing for the implementation of such Superior Proposal and (vi) UST pays the Termination Fee.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1 Closing. Subject to the terms and conditions of this Agreement and the UST Option Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. local time on a date and at a place to be specified by the parties, which shall be no later than three business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII hereof, unless extended by mutual agreement of the parties (the "Closing Date").

     9.2 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than pursuant to the UST Option Agreement, which shall terminate in accordance with its terms) shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

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

     9.3 Expenses. Subject to Section 8.2, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, provided, however, that the costs and expenses of printing and mailing the Proxy Statement, and all filing and other fees paid to the SEC in connection with the Merger, shall be borne equally by SCHWAB and UST.

     9.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to SCHWAB, to:

          101 Montgomery Street
          Mail Stop: SF 120 KNY-29
          San Francisco, CA 94104
          Attention: Christopher V. Dodds
          Chief Financial Officer

          with a copy to:

          101 Montgomery Street
          Mail Stop: SF 120 KNY-29-119
          San Francisco, CA 94104
          Attention: Carrie Dwyer
          Executive Vice President Corporate

          and to:

          Howard, Rice, Nemerovski, Canady, Falk & Rabkin
          A Professional Corporation
          Three Embarcadero Center
          Suite 700
          San Francisco, California 94111-4065
          Attention: Lawrence B. Rabkin
          Fax: (415) 217-5910

          and

          (b) if to UST, to:

          U.S. Trust Corporation
          114 West 47th Street
          New York, NY 10036
          Attention: Jeffrey S. Maurer
          President and Chief Operating Officer

          with a copy to:

          Cravath, Swaine & Moore
          825 Eighth Avenue
          New York, NY 10019
          Attention: B. Robbins Kiessling
          Fax: (212) 474-3700

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

     9.5 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     9.6 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     9.7 Entire Agreement. This Agreement (including the Disclosure Schedules and other documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof other than the UST Option Agreement and the Confidentiality Agreement.

     9.8 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to any applicable conflicts of law.

     9.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     9.10 Publicity. Except as otherwise required by applicable law or the rules of the NYSE, neither SCHWAB nor UST shall, nor shall either permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

     9.11 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except for (i) Section
1.7 which is for the benefit of the holders of UST Rights and (ii) Section 6.11 which is for the benefit of the persons specified in Section 6.11(e), this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

     IN WITNESS WHEREOF, The Charles Schwab Corporation, Patriot Merger Corporation and U.S. Trust Corporation have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

THE CHARLES SCHWAB CORPORATION                    U.S. TRUST CORPORATION

           By: /s/ DAVID S. POTTRUCK                        By: /s/ H. MARSHALL SCHWARZ
  -------------------------------------------       -------------------------------------------
Name:  David S. Pottruck                          Name:  H. Marshall Schwarz
Title:  President and Co-Chief                    Title:  Chairman of the Board and
        Executive Officer                                 Chief Executive Officer

PATRIOT MERGER CORPORATION

           By: /s/ DAVID S. POTTRUCK
  -------------------------------------------
Name:  David S. Pottruck
Title:  President

                                    ANNEX B

                             STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT (the "Agreement"), dated as of January 12, 2000 between U.S. Trust Corporation, a New York corporation ("Issuer"), and The Charles Schwab Corporation, a Delaware corporation ("Grantee").

                             W I T N E S S E T H :

     WHEREAS, as a condition to, and simultaneously with, the execution and delivery of this Agreement, Grantee, Patriot Merger Corporation, a New York corporation ("Merger Sub"), and Issuer are entering into an Agreement and Plan of Merger pursuant to which Merger Sub will merge with and into Issuer on the terms and subject to the conditions set forth therein; and

     WHEREAS, as a condition to Grantee's entering into the Merger Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined);

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

     1. (a) Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 3,713,558 fully paid and nonassessable shares ("Option Shares") of Issuer's Common Stock, par value $1.00 per share ("Common Stock"), at a price of $125.00 per share (the "Option Price"); provided, however, that in the event Issuer issues or agrees to issue any shares of Common Stock (other than as permitted under the Merger Agreement) at a price less than the Option Price (as adjusted pursuant to Section 5), the Option Price shall be equal to such lesser price; provided further, that in no event shall the number of shares of Common Stock for which this Option is exercisable exceed 19.9% of the Issuer's issued and outstanding shares of Common Stock. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

     (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement), the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, such number equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

     2. (a) Grantee may exercise the Option, with respect to any or all of the Option Shares, at any time and from time to time, after a Triggering Event (as hereinafter defined) shall have occurred; provided, however, that the Option will terminate and be of no further force or effect upon the earliest to occur of: (i) the Effective Time (as defined in the Merger Agreement), (ii) twelve months after the first occurrence of a Triggering Event and (iii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of a Triggering Event, unless, in the case of clause (iii), Grantee has the right to receive a Termination Fee (as defined in the Merger Agreement) following such termination upon the occurrence of certain events, in which case the Option will not terminate until the later of (x) twelve months following the time such

Termination Fee first becomes payable and (y) the expiration of the time period in which Grantee has such right or could obtain the right to receive a Termination Fee. The date on which the Option terminates is referred to hereinafter as the "Exercise Termination Event." Notwithstanding the occurrence of an Exercise Termination Event, Grantee will be entitled to purchase the Option Shares if it has exercised the Option in accordance with the terms hereof prior to the Exercise Termination Event and the termination of the Option will not affect any rights hereunder which by their terms do not terminate or expire prior to or as of such termination.

     (b) A "Triggering Event" shall mean any event as a result of which Grantee is entitled to receive the Termination Fee pursuant to Section 8.2(b) of the Merger Agreement by reason of all the conditions stated in Section 8.2(b) having been satisfied.

     (c) Issuer shall notify Grantee promptly in writing of the occurrence of any Triggering Event of which it has notice, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option.

     (d) In the event Grantee is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that, if prior notification to or approval of the Federal Reserve Board or any other regulatory agency is required in connection with such purchase, Grantee shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed; provided further, that the Closing Date shall not in any event be later than twelve months after the Notice Date. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

     (e) At the closing referred to in subsection (d) of this Section 2, Grantee shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer; provided that, failure or refusal of Issuer to designate such a bank account shall not preclude Grantee from exercising the Option.

     (f) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (e) of this Section 2, Issuer shall deliver to Grantee a certificate or certificates representing the number of shares of Common Stock purchased by Grantee and, if the Option should be exercised in part only, a new Option evidencing the rights of Grantee thereof to purchase the balance of the shares purchasable hereunder, and Grantee shall deliver to Issuer a letter agreeing that Grantee will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

     (g) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

     "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act, (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

     (h) Upon the giving by Grantee to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, Grantee shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to Grantee. Issuer shall pay all expenses, and any and all United States Federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of Grantee.

     3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock, (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer (provided that compliance by Issuer with applicable law and regulation shall be deemed to not be a voluntary act), (iii) promptly use best efforts to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18(a) and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended (the "BHCA"), or the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to the Federal Reserve Board, to the Office of Thrift Supervision or to any state regulatory authority is necessary before the Option may be exercised, cooperating fully with Grantee in preparing such applications or notices and providing such information to the Federal Reserve Board or such state regulatory authority as they may require) in order to permit Grantee to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto and (iv) promptly to take all action provided herein to protect the rights of Grantee against dilution.

     4. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5. In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, distributions on or in respect of the Common Stock that would be prohibited under the terms of the Merger Agreement, or the like, the type and number of shares of Common Stock purchasable upon exercise hereof and the Option Price shall be appropriately adjusted in such manner as shall fully preserve the economic benefits provided hereunder and proper provision shall be made in any agreement governing any such transaction to provide for such proper adjustment and the full satisfaction of the Issuer's obligations hereunder.

     6. Issuer shall, at the request of Grantee delivered within two years after the exercise of the Option, promptly prepare, file and keep current a shelf registration statement under the 1933 Act covering any Option Shares and shall use its commercially reasonable efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any Option Shares in accordance with any plan of disposition requested by Grantee. Issuer will use its commercially reasonable efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of Grantee's Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; and provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of Grantee shall constitute at least 25% of the total number of shares to be sold by Grantee and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then Issuer shall file a registration statement for the balance as promptly as practical and no reduction shall thereafter occur. Grantee shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by Grantee in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in secondary offering underwriting agreements for Issuer.

     7. (a) At any time after the occurrence of a Repurchase Event (as defined below), (i) at the request of Grantee, delivered prior to an Exercise Termination Event, Issuer (or any successor thereto) shall repurchase the Option from Grantee at a price (the "Option Repurchase Price") equal to the amount by which (A) the Market Price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of Grantee at any time it is the owner of Option Shares (the "Owner"), delivered prior to an Exercise Termination Event, Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the Market Price multiplied by the number of Option Shares so designated. The term "Market Price" shall mean the average closing price for shares of Common Stock for the five trading days ending on and including the trading day immediately preceding the date Grantee gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be.

     (b) Grantee and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this
Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that Grantee or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this Section 7. Within the later to occur of (x) five business days after the surrender of a copy of this Agreement and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto and (y) the time that is immediately prior to the occurrence of a Repurchase Event, Issuer shall deliver or cause to be delivered to Grantee the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that Issuer is prohibited under applicable law or regulation from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify Grantee and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to Grantee and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation from delivering to Grantee and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), Grantee or the Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to Grantee and/or the Owner, as appropriate, that portion of the Option Repurchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering and (ii) deliver, as appropriate, either (A) to Grantee, a new Stock Option Agreement evidencing the right of Grantee to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to Grantee and the denominator of which is the Option Repurchase Price, or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

     (d) For purposes of this Section 7, a "Repurchase Event" shall be deemed to have occurred (i) upon the consummation of any merger, consolidation or similar transaction involving Issuer or any purchase, lease or other acquisition of all or a substantial portion of the assets of Issuer, other than any merger, consolidation, purchase or similar transaction involving only Issuer and one or more of its Subsidiaries (as defined in the Merger Agreement) or involving only two or more of such Subsidiaries or (ii) upon the acquisition by any person of beneficial ownership of 50% or more of the then outstanding shares of Common Stock, provided that no such event shall constitute a Repurchase Event unless a

Triggering Event shall have occurred prior to an Exercise Termination Event. Grantee will be entitled to exercise its rights under this Section 7 if it has exercised such rights in accordance with the terms hereof prior to the termination of the Option.

     8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding voting shares and voting share equivalents of the merged company or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction (the date of such consummation the "Consummation Date") and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

     (b) The following terms have the meanings indicated:

          (i) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person and (iii) the transferee of all or substantially all of Issuer's assets.

          (ii) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

          (iii) "Assigned Value" shall mean the Market Price, as defined in
     Section 7, as of the Consummation Date.

          (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the 30 trading days immediately preceding the Consummation Date; provided that, if Issuer is the issuer of the Substitute Option, the Average Price shall equal the Assigned Value.

     (c) The Substitute Option shall have the same terms as the Option; provided that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee. The issuer of the Substitute Option shall also enter into an agreement (the "Substitute Option Agreement") with Grantee of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

     (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option.

     (f) Issuer shall not enter into any transaction described in subsection (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

     9. (a) For the purposes hereof Total Gain as of any date shall be the aggregate of all amounts (before taxes) received by Grantee hereunder as (i) the Option Repurchase Price, (ii) the excess of (A) the Option Share Repurchase Price over (B) the aggregate amount of the Option Price paid for the shares for which Grantee receives the Option Share Repurchase Price and (iii) the Sale Proceeds. For the purposes hereof Sale Proceeds shall be the excess of (A) the net proceeds (before taxes, but after deducting brokerage commissions and other similar customary sales expenses) from the sale (other than a sale to Issuer (or any successor thereto) pursuant to Section 7) of Option Shares or any portion thereof over (B) the aggregate amount of exercise price paid for such Option Shares. In determining the amount of the Sale Proceeds, the value of any non-cash consideration received for the sale of the Option Shares shall be, (i) for securities listed on a national securities exchange or traded on the Nasdaq National Market, the average closing price per share of such security as reported on such exchange or the Nasdaq National Market for the five trading days prior to the date of delivery of such consideration to Grantee and (ii) for other securities or property, the value as determined by a nationally recognized independent investment banking firm mutually agreed upon by Grantee and Issuer. In the event that the Option is converted into a Substitute Option pursuant to
Section 8, the provision of the applicable Substitute Option Agreement corresponding to this Section 9(a) shall provide that the Total Gain with respect to such Substitute Option shall include in its aggregate amount the Total Gain with respect to this Option as determined pursuant to this Section 9(a).

     (b) If at any time the aggregate amount of (x) the Total Gain and (y) any Termination Fee paid to Grantee pursuant to Section 8.2(b) of the Merger Agreement shall exceed $150 million, Grantee at its sole election shall (i) deliver cash to Issuer, (ii) authorize Issuer to reduce the amount then payable to Grantee under Section 7, (iii) agree to cancel a portion of the Option, (iv) deliver Common Stock to Issuer (the shares so delivered being deemed to have a per share value equal to the closing price of the Common Stock on the day prior to the day of the event giving rise to the requirement to make such payment) or
(v) any combination thereof so that Grantee's realized Total Gain when aggregated with such Termination Fee so paid to Grantee no longer exceeds $150 million after taking into account the foregoing actions.

     (c) Notwithstanding any other provision of this Agreement, the Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Gain (as defined below) which, together with any Termination Fee theretofore paid to Grantee would exceed $150 million; provided that, nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date.

     (d) As used herein, the term "Notional Total Gain" with respect to any number of shares as to which Grantee may propose to exercise the Option shall be the Total Gain determined as of the date of such proposal assuming that the Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

     10. The period for exercise of certain rights under Sections 2, 6 and 7 shall be extended to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

     11. Issuer hereby represents and warrants to Grantee as follows:

          (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

          (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

          (c) Issuer has taken all action (including, if required, redeeming all of the rights outstanding under, or amending or terminating, the PATRIOT Rights Agreement) so that the entering into of this Agreement, the acquisition of shares of Common Stock hereunder and the other transactions contemplated hereby do not and will not result in the grant of any rights to any person under the PATRIOT Rights Agreement or enable or require the rights outstanding thereunder to be exercised, distributed or triggered.

     12. Grantee hereby represents and warrants to Issuer that:

          (a) Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

          (b) The Option is not being, and any shares of Common Stock or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the 1933 Act.

     13. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party.

     14. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation making application to list the shares of Common Stock issuable hereunder on the New York Stock Exchange upon official notice of issuance and applying to the Federal Reserve Board under the BHCA for approval to acquire the shares issuable hereunder, but Grantee shall not be obligated to apply to state banking authorities for approval to acquire the shares of Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.

     15. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

     16. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a Federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that Grantee is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Sections 1(b) or 5 hereof), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

     17. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

     18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     19. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     20. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     21. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     22. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                          THE CHARLES SCHWAB   CORPORATION

                                          By:       /s/ DAVID S. POTTRUCK
                                             -----------------------------------
                                          Name:  David S. Pottruck
                                          Title:  President and Co-Chief
                                                  Executive Officer

                                          U.S. TRUST CORPORATION

                                          By:      /s/ H. MARSHALL SCHWARZ
                                             -----------------------------------
                                          Name:  H. Marshall Schwarz
                                          Title:  Chairman of the Board and
                                                  Chief Executive Officer

                                    ANNEX C

                     Credit Suisse First Boston Corporation
                             Eleven Madison Avenue
                            New York, New York 10010

January 12, 2000

Board of Directors
U.S. Trust Corporation
114 West 47th Street
New York, NY 10036

Dear Members of the Board:

You have asked us to advise you with respect to the fairness to the shareholders of U.S. Trust Corporation (the "Company") from a financial point of view of the Exchange Ratio (as defined below), pursuant to the terms of the Agreement and Plan of Merger, dated as of January 12, 2000 (the "Merger Agreement"), among the Company, The Charles Schwab Corporation (the "Acquiror") and Patriot Merger Corporation (the "Merger Sub"). The Merger Agreement provides for the merger (the "Merger") of the Company with the Merger Sub pursuant to which each outstanding common share, $1.00 par value per share, of the Company will be converted into the right to receive 3.427 shares (the "Exchange Ratio") of common stock, $0.01 par value per share, of the Acquiror.

In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to the Company and the Acquiror, as well as the Merger Agreement. We have also reviewed certain other information, including financial forecasts, provided to us by the Company and the Acquiror, and have met with the Company's and the Acquiror's management to discuss the business and prospects of the Company and the Acquiror.

We have also considered certain financial and stock market data of the Company and the Acquiror, and we have compared those data with similar data for other publicly held companies in businesses similar to the Company and the Acquiror and we have considered the financial terms of certain other business combinations and other transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's and the Acquiror's management as to the future financial performance of the Company and the Acquiror. You also have informed us, and we have assumed, that the Merger will be treated as a tax-free reorganization for federal income tax purposes and accounted for as a pooling of interests in accordance with generally accepted accounting principles. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or the Acquiror, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We are not expressing any opinion as to the actual value of the common stock of the Acquiror when issued to the Company's shareholders pursuant to the Merger or the prices at which such common stock will trade subsequent to the Merger. We were not requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company.

We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement.

In the past, we have performed certain investment banking services for the Company and have received customary fees for such services. In addition, we have also performed certain investment banking services for the Acquiror.

In the ordinary course of our business, we and our affiliates may actively trade the debt and equity securities of both the Company and the Acquiror for our and such affiliates' own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this letter is for the information of the Board of Directors in connection with its consideration of the Merger, does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Merger, and is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, without our prior written consent.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to shareholders of the Company from a financial point of view.

Very truly yours,

CREDIT SUISSE FIRST BOSTON CORPORATION

By:       /s/ MICHAEL E. MARTIN
    ----------------------------------
    Michael E. Martin
    Managing Director

U.S. TRUST  Dear Fellow Shareholder:

                        We have attached your Proxy Card for U.S. Trust's Special Meeting of Shareholders. Your vote is important, and we urge you to exercise your rights as a shareholder.

                        You can vote in one of two ways:

                        1. Call toll free 1-888-457-2962 on a touch-tone
                           telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                                         or

                        2. Mark, sign and date your proxy card and return it
                           promptly in the enclosed envelope.

                        Should you wish to attend, the Special Meeting will be held on Wednesday, May 31, 2000 at 10:00 a.m. in the first floor auditorium at 114 West 47th Street, New York City.

                        Thank you for your cooperation and continued support.




                        /s/ H. Marshall Schwarz
                        H. Marshall Schwarz
                        Chairman and Chief Executive Officer

--------------------------------------------------------------------------------

U.S. TRUST                                                U.S. TRUST CORPORATION

        Proxy/Voting Instructions Solicited by Board of Directors for the
                   Special Meeting of Shareholders on Wednesday, May 31, 2000

The undersigned appoints each of RICHARD B. GROSS and CAROL A. STRICKLAND, with full power of substitution, to vote all Common Shares of U.S. Trust Corporation which the undersigned is entitled to vote at the Special Meeting of Shareholders or any adjournment thereof. THE SHARES REPRESENTED BY THIS PROXY/VOTING INSTRUCTION WILL BE VOTED AS INSTRUCTED BY THE UNDERSIGNED, AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS. IF NOT OTHERWISE SPECIFIED, SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

VOTING BY MAIL. If you wish to vote by mailing this proxy, please sign your name exactly as it appears on this proxy and mark, date and return it in the enclosed envelope. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give your full title as such.

VOTING BY TELEPHONE. If you wish to vote by telephone, please follow the instructions on the reverse side.

U.S. TRUST EMPLOYEES. If you are a current or former employee of U.S. Trust and have an interest in Common Shares through the 401(k) Plan and ESOP and/or Employee Stock Purchase Plan (ESPP), your ESOP and ESPP shares and proportionate interest in the Stock Fund as of April 24, 2000 are shown on this card and your vote (by mail or telephone) will provide voting instructions to the Trustee of the respective Plan. If no instructions are given, the Trustee will vote the shares pursuant to the terms of the Plan.

                          CONTINUED ON THE REVERSE SIDE
      PLEASE SIGN ON THE REVERSE AND RETURN PROMPTLY OR VOTE BY TELEPHONE.

                                VOTE BY TELEPHONE
                            QUICK -- EASY -- IMMEDIATE

U.S. Trust Corporation offers you the convenience of telephone voting. Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. To vote by telephone:

o You will be asked to enter a Control Number, which is located in the box in the middle of this form.
o     You will hear the following instructions:

Option # 1: To vote as the Board of Directors recommends, press 1.

Option # 2: If you choose to vote other than as the Board of Directors recommends, press 0.

WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1 -- THANK YOU FOR VOTING.

           If you vote by telephone, DO NOT mail back your proxy card.

                                           -----------------------------------
 CALL TOLL FREE ON A TOUCH-TONE PHONE
        1-888-457-2962 -- ANYTIME
   There is NO CHARGE for this call.
                                           -----------------------------------
                                                   CONTROL NUMBER FOR
                                                    TELEPHONE VOTING

           / FOLD AND DETACH HERE IF YOU ARE NOT VOTING BY TELEPHONE /

--------------------------------------------------------------------------------
/X/ Please mark your
    vote with an X.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE
                               MERGER AGREEMENT.

--------------------------------------------------------------------------------

The shares represented by this proxy shall be voted as follows:

To consider and vote on a proposal to adopt the Agreement and Plan of Merger dated as of January 12, 2000 by and among The Charles Schwab Corporation, Patriot Merger Corporation and U.S. Trust Corporation. As a result of the merger, U.S. Trust will become a wholly owned subsidiary of Schwab. In the merger, shareholders of U.S. Trust will receive 3.427 shares of Schwab common stock for each common share of U.S. Trust that they own at the effective time of the merger.

                              FOR    AGAINST   ABSTAIN
                              / /      / /      / /

--------------------------------------------------------------------------------

                                        Sign here as name(s) appear to the left.

                                        ----------------------------------------

                                        ----------------------------------------
                                        IMPORTANT: Please sign EXACTLY as your
                                        name(s) appears on the left. Joint
                                        owners should each sign. If you are
                                        signing as an executor, administrator,
                                        trustee, guardian, attorney or corporate officer, please give your full title.

                                        Date: ____________________________, 2000

                                                              (SEE REVERSE SIDE)